Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

§
In re:	§	Chapter 11
§
CBL & ASSOCIATES PROPERTIES,	§
Inc., et al.,	§	Case No. 20-35226 (DRJ)
§
Debtors.[1]	§	(Jointly Administered)
§

SECOND AMENDED JOINT CHAPTER 11 PLAN OF CBL & ASSOCIATES PROPERTIES, INC. and its AFFILIATED DebtorS

WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511		WEIL, GOTSHAL & MANGES LLP Ray C. Schrock, P.C. Garrett A. Fail Moshe A. Fink 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007

[1]

A complete list of the Debtors in these chapter 11 cases may be obtained on the website of the Debtors’ claims and noticing agent at https://dm.epiq11.com/CBLProperties.  The Debtors’ service address for the purposes of these chapter 11 cases is 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421.

Counsel for the Debtors and Debtors in Possession

Dated:	May 18, 2021
Houston, Texas

WEIL:\97931616\1\32626.0004

Each of the debtors in the above-captioned chapter 11 cases (each, a “Debtor” and collectively, the “Debtors”) proposes the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code.  Capitalized terms used herein shall have the meanings set forth in section 1.1 below.

ARTICLE I	DEFINITIONS AND INTERPRETATION.

1.1Definitions.

The following terms shall have the respective meanings specified below:

Accepting Class means a Class that votes to accept the Plan in accordance with section 1126 of the Bankruptcy Code.

Ad Hoc Noteholder Group Steering Committee means the committee comprised of the following entities (and related investment managers, advisers, or sub-advisors):  (i) Aegon USA Investment Management, LLC; (ii) Aurelius Capital Management, LP; (iii) BP Holdings J LP; (iv) Canyon Capital Advisors LLC; (v) Cetus Capital LLC; (vi) Fidelity Management & Research Company; (vii) Oaktree Capital Management, L.P.; and (viii) Pacific Investment Management Company LLC.

Additional Collateral Properties means (i) Valley View Mall, (ii) Southaven Towne Center, and (iii) Southaven Town Center—Self-Development, as set forth on Schedule 1 to Exhibit 1 to the Plan Term Sheet.

Additional Loan Parties means the direct and indirect subsidiaries of the LP that, immediately prior to the Effective Date, own the Additional Collateral Properties and Pearland Town Center—HCA Office, which such entities shall, upon the Effective Date, be the direct or indirect wholly-owned subsidiaries of the Exit Facility Borrower.

Administrative Expense Claim means any Claim for costs and expenses of administration of the Chapter 11 Cases pursuant to sections 327, 328, 330, 365, 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including (i) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the Debtors’ businesses, (ii) Fee Claims, (iii) Restructuring Expenses, and (iv) all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

Affiliate means (i) an Entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of a Person or Entity, other than an Entity that holds such securities—(A) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (B) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (ii) corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by a Person or Entity, or by an Entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of a Person or Entity, other than an Entity that holds such securities—(A) in a fiduciary or agency capacity without sole discretionary power to vote such securities; or (B) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (iii) Person whose business is operated under a lease or operating agreement by a Person or Entity, or Person substantially all of whose property is operated under an operating agreement with a Person or Entity; or (iv) Entity that operates the business or substantially all of the property of a Person or Entity under a lease or operating agreement.

Allowed means, with respect to any Claim against or Interest in a Debtor, (i) any Claim or Interest arising on or before the Effective Date (A) as to which no objection to allowance has been interposed within the time period set forth in the Plan, or (B) as to which any objection has been determined by a Final Order of the Bankruptcy Court to the extent such objection is determined in favor of the respective holder, (ii) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of a court of competent jurisdiction other than the Bankruptcy Court, (iii) any Claim or Interest expressly Allowed under the Plan, or (iv) any Claim that is listed in the Debtors’ Schedules as liquidated, non-contingent, and undisputed; provided, that, notwithstanding the foregoing, the Debtors will retain all claims and defenses with respect to Allowed Claims that are reinstated or otherwise unimpaired pursuant to this Plan.

Alternative Service has the meaning set forth in section 6.7 of the Plan.

Amended By-Laws means, with respect to each Reorganized Debtor, such Reorganized Debtor’s amended or amended and restated by-laws or operating agreement, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

Amended Certificate of Incorporation means, with respect to each Reorganized Debtor, such Reorganized Debtor’s amended or amended and restated certificate of incorporation or certificate of formation, a substantially final form of which shall be contained in the Plan Supplement to the extent they contain material changes to the existing documents.

Asset means all of the rights, title, and interests of a Debtor in and to property of whatever type or nature, including real, personal, mixed, intellectual, tangible, and intangible property.

Assumption Dispute means an unresolved objection regarding assumption, Cure Amount, “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code), or any other issue relating to assumption of an executory contract or unexpired lease.

Bankruptcy Code means title 11 of the United States Code, as amended from time to time, as applicable to these Chapter 11 Cases.

Bankruptcy Court means the United States Bankruptcy Court for the Southern District of Texas having jurisdiction over the Chapter 11 Cases and, to the extent of any reference made under section 157 of title 28 of the United States Code, or if the Bankruptcy Court is determined not to have authority to enter a Final Order on an issue, the unit of such District Court having jurisdiction over the Chapter 11 Cases under section 151 of title 28 of the United States Code.

Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as amended from time to time, applicable to the Chapter 11 Cases, and any local rules of the Bankruptcy Court.

Benefit Plans means (i) each “employee benefit plan,” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and (ii) any other pension, retirement, bonus, incentive, health, retiree health, life, disability, group insurance, vacation, holiday and fringe benefit plan, program, contract, or arrangement (whether written or unwritten) maintained, contributed to, or required to be contributed to, by the Debtors for the benefit of any of its current or former employees or independent contractors, other than those that entitle employees to, or that otherwise give rise to, Interests, or consideration based on the value of Interests, in the Debtors.

Business Day means any day other than a Saturday, a Sunday, or any other day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

Cash means legal tender of the United States of America.

Cause of Action means any action, claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, Lien, indemnity, contribution, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, interest, judgment, account, defense, remedy, offset, power, privilege, proceeding, license, and franchise of any kind or character whatsoever, known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, foreseen or unforeseen, direct or indirect, choate or inchoate, secured or unsecured, assertable directly or derivatively (including under alter ego theories), whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law (including under any state or federal securities laws).  For the avoidance of doubt, Cause of Action includes (i) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity, (ii) the right to object to Claims or Interests, (iii) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code, (iv) any claim or defense including fraud, mistake, duress, and usury and any other defenses set forth in section 558 of the Bankruptcy Code, and (v) any claims under any state or foreign law, including any fraudulent transfer or similar claims.

Chapter 11 Case means, with respect to a Debtor, such Debtor’s case under chapter 11 of the Bankruptcy Code commenced on the Petition Date in the Bankruptcy Court, jointly administered with all other Debtors’ cases under chapter 11 of the Bankruptcy Code.

Chief Executive Officer means Mr. Stephen Lebovitz.

Claim has the meaning set forth in section 101(5) of the Bankruptcy Code, against any Debtor.

Claims Register means the official register of Claims maintained by Epiq Corporate Restructuring, LLC, as the court-appointed claims, noticing, and solicitation agent in the Chapter 11 Cases.

Class means any group of Claims or Interests classified under the Plan pursuant to section 1122(a) of the Bankruptcy Code.

Collateral means any Asset of an Estate that is subject to a Lien securing the payment or performance of a Claim, which Lien is not invalid and has not been avoided under the Bankruptcy Code or applicable nonbankruptcy law.

Commitment Letter means the Commitment Letter, dated as of April 26, 2021, pursuant to which the Commitment Parties agree to purchase, in the aggregate, $50,000,000 of New Convertible Notes on the Effective Date.

Commitment Parties means the Consenting Creditors signatory to the Commitment Letter.

Confirmation Date means the date on which the Bankruptcy Court enters the Confirmation Order.

Confirmation Hearing means the hearing to be held by the Bankruptcy Court regarding confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which shall be in form and substance reasonably acceptable to the Debtors, the Required Consenting Noteholders, and the Required Consenting Bank Lenders.

Consenting Bank Lender means any lender and/or its respective affiliated investment advisors or managers of discretionary funds, accounts, or other entities for lenders party to the First Lien Credit Agreement that has signed the Restructuring Support Agreement; provided that the Consenting Bank Lenders shall not include the Consenting Crossholders.

Consenting Creditor means any Consenting Bank Lender, Consenting Noteholder, or Consenting Crossholder.

Consenting Crossholder means an entity listed on Exhibit C to the Restructuring Support Agreement and any entity to which any Consenting Crossholder Claim is transferred in accordance with section 8.01 of the Restructuring Support Agreement, but, in the case of each entity listed on Exhibit C to the Restructuring Support Agreement, only for so long as such entity owns a Consenting Crossholder Claim.

Consenting Crossholder Claim means any Claim arising under or related to the First Lien Credit Agreement and the First Lien Credit Facility Documents held by, or on behalf of, a Consenting Crossholder as of March 1, 2021.

Consenting Crossholder Claims Recovery Pool means a combination of consideration consisting of (i) a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 10.57143% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Reorganized Debtors from time to time after the Effective Date, (ii) $15,000,000 in Cash, and (iii) New Senior Secured Notes in the amount of $81,000,000.

Consenting Noteholder means any (i) holder or beneficial owner of a Senior Unsecured Notes Claim that is a party to the Restructuring Support Agreement, (ii) investment advisor or manager of discretionary funds, accounts, or other entities that are a party to the Restructuring Support Agreement on behalf of holders or beneficial owners of a Senior Unsecured Notes Claim and/or (iii) any holder or beneficial owner of a Senior Unsecured Notes Claim on whose behalf an investment advisor or manager (as set forth in the preceding clause (ii)) has signed the Restructuring Support Agreement, including for the avoidance of doubt any Consenting Crossholder in its capacity as a Consenting Noteholder pursuant to any of the foregoing clauses.

Convertible Notes Election has the meaning set forth in section 5.9 of the Plan.

Creditors’ Committee means the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on November 13, 2020, pursuant to the Notice of Appointment of Committee of Unsecured Creditors (Docket No. 204), as amended on March 19, 2021, pursuant to the Notice of Amended Appointment of Committee of Unsecured Creditors (Docket No. 975).

Cure Amount means the Cash or other property (as the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld, and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, such consent not to be unreasonably withheld), or the Reorganized Debtors, as applicable, and the counterparty to an executory contract or unexpired lease may agree or the Bankruptcy Court may order) as necessary to (i) cure a monetary default by the Debtors in accordance with the terms of an executory contract or unexpired lease of the Debtors and (ii) permit the Debtors to assume such executory contract or unexpired lease pursuant to section 365(a) of the Bankruptcy Code.

Cure Claim means a Claim based upon the applicable Debtor’s monetary defaults under any executory contract or unexpired lease at the time such contract or lease is assumed by the applicable Debtor pursuant to section 365 of the Bankruptcy Code.

D&O Policy means any insurance policy, including tail insurance policies, for directors’, members’, trustees’, and officers’ liability maintained by the Debtors and in effect or purchased as of the Petition Date.

Debtor(s) has the meaning set forth in the introductory paragraph of the Plan.

Disbursing Agent means any Entity in its capacity as a disbursing agent under section 6.6 of the Plan, including any Debtor or Reorganized Debtor, as applicable, that acts in such capacity to make distributions pursuant to the Plan.

Disclosure Statement means the disclosure statement for the Plan, including all exhibits, schedules, supplements, modifications, amendments, and annexes thereto, as supplemented from time to time, which is prepared and distributed in accordance with sections

1125, 1126(b), or 1145 of the Bankruptcy Code, Bankruptcy Rules 3016 and 3018, or other applicable law.

Disputed means, with respect to a Claim, (i) any Claim that is disputed under Article VII of the Plan or as to which the Debtors have interposed and not withdrawn an objection or request for estimation that has not been determined by a Final Order, (ii) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed, (iii) any Claim that is listed in the Schedules, if filed, as unliquidated, contingent or disputed, and as to which no request for payment or Proof of Claim has been filed, or (iv) any Claim that is otherwise disputed by any of the Debtors or Reorganized Debtors in accordance with applicable law or contract, which dispute has not been withdrawn, resolved or overruled by a Final Order.  To the extent the Debtors dispute only the amount of a Claim, such Claim shall be deemed Allowed in the amount the Debtors do not dispute, if any, and Disputed as to the balance of such Claim.

Distribution Record Date means, except as otherwise provided in the Plan, the Effective Date.

DTC means The Depository Trust Company, a limited-purpose trust company organized under the New York State Banking Law.

Effective Date means the date which is the first Business Day on which (i) all conditions to the effectiveness of the Plan set forth in section 9.1 of the Plan have been satisfied or waived in accordance with the terms of the Plan and (ii) no stay of the Confirmation Order is in effect.

Employment Arrangements means all employee compensation plans, Benefit Plans, employment agreements, executive employment agreements, offer letters, or award letters to which any Debtor is a party, including all agreements related to the Debtors’ two-tier key employee retention program for certain key employees.

Entity has the meaning set forth in section 101(15) of the Bankruptcy Code.

Estate(s) means individually or collectively, the estate or estates of the Debtors created under section 541 of the Bankruptcy Code.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Exculpated Parties means, collectively, and in each case in their capacities as such during the Chapter 11 Cases, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the members of the Ad Hoc Noteholder Group Steering Committee, (iv) the Consenting Noteholders, (v) the Senior Unsecured Notes Trustee, (vi) the Consenting Bank Lenders, (vii) the First Lien Credit Facility Administrative Agent, (viii) the Consenting Crossholders, (ix) the Creditors’ Committee, (x) each member of the Creditors’ Committee, solely in its capacity as such, and (xi) with respect to each of the foregoing Persons or Entities in clauses (i) through (x), all of their respective Related Parties to the maximum extent permitted by law.

Existing Common Equity Recovery Pool means a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to (i) the excess of (A) 5.5% over (B) the percentage of issued and outstanding New LP Units held by the former holders of Existing LP Common Units immediately after the Plan Distributions (ii) divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Debtors or Reorganized Debtors, as applicable, from time to time after the Effective Date.

Existing LP Common Units means the common units issued by the LP, including the LP Series S Special Common Units, the LP Series L Special Common Units, and the LP Series K Special Common Units.

Existing LP Preferred Units means the preferred units issued by the LP.

Existing REIT Common Stock means the common stock issued by the REIT, including any restricted shares of common stock issued by the REIT pursuant to a prepetition employee incentive plan, which restricted shares of common stock shall be deemed vested on the Effective Date.

Existing REIT Preferred Stock means, collectively, the following class of preferred stock issued by the REIT: (i) the 7.375% Series D Cumulative Redeemable Preferred Stock and (ii) the 6.625% Series E Cumulative Redeemable Preferred Stock.

Exit Credit Facility means the credit facility to be entered into on the Effective Date, containing terms consistent with the Exit Credit Facility Term Sheet.

Exit Credit Facility Agent means the administrative agent under the Exit Credit Facility Agreement.

Exit Credit Facility Agreement means that certain credit agreement, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), containing terms consistent with the Exit Credit Facility Term Sheet and in form and substance satisfactory to the Required Consenting Noteholders and the Required Consenting Bank Lenders.

Exit Credit Facility Borrower means an intermediate holding company formed prior to or on the Effective Date that will (i) be owned by LP or Reorganized LP, as applicable, (ii) be the direct or indirect parent of each of the Exit Credit Facility Subsidiaries, and (iii) not be the direct or indirect parent of any entity that is not an Exit Credit Facility Subsidiary.

Exit Credit Facility Borrower Corporate Governance Documents means new corporate governance documents of the reorganized Exit Credit Facility Borrower and each of the Exit Credit Facility Subsidiaries (including the bylaws and certificates of incorporation or similar governance documents).

Exit Credit Facility Distribution means loans under the Exit Credit Facility in an aggregate amount equal to $883,700,000.

Exit Credit Facility Documents means collectively, the Exit Credit Facility Agreement and all other “Exit Credit Facility Documents” (as defined therein), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the Exit Credit Facility Term Sheet and in form and substance satisfactory to the Required Consenting Creditors.

Exit Credit Facility Excluded Subsidiary Schedule means the schedule of property and assets to be transferred to a direct or indirect subsidiary of the New Notes Issuer in connection with the Restructuring Transactions.

Exit Credit Facility Lenders means the lenders party to the Exit Credit Facility Agreement including any permitted assignees thereof.

Exit Credit Facility Obligors means the obligors that are party to the Exit Credit Facility Agreement.

Exit Credit Facility Subsidiaries means (i) the direct and indirect subsidiaries of LP that own the First Lien Credit Facility Collateral and (ii) the Additional Loan Parties; provided, in each case, that any property or assets set forth on the Exit Credit Facility Excluded Subsidiary Schedule that do not constitute First Lien Credit Facility Collateral or Additional Collateral Properties (or entities that directly or indirectly own any property or assets that do not constitute First Lien Credit Facility Collateral or Additional Collateral Properties) will be transferred to a direct or indirect subsidiary of the New Notes Issuer such that they are no longer owned directly or indirectly by the Exit Credit Facility Subsidiaries.

Exit Credit Facility Term Sheet means that certain term sheet attached hereto as Exhibit B that sets forth the principal terms of the Exit Credit Facility.

Fee Claim means a Claim for professional services rendered or costs incurred on or after the Petition Date through the Effective Date by Professional Persons retained by an order of the Bankruptcy Court pursuant to sections 327, 328, 329, 330, 331, 503(b), or 1103 of the Bankruptcy Code in the Chapter 11 Cases.

Fee Escrow Account means an interest-bearing account in an amount equal to the total estimated amount of Fee Claims and funded by the Debtors on or before the Effective Date.

Final Cash Collateral Order means the Final Order (I) Authorizing the Debtors to Use Cash Collateral, (II) Determining Adequate Protection, (III) Modifying the Automatic Stay, and (IV) Granting Related Relief, entered by the Bankruptcy Court on April 2, 2021 [Docket No. 1018].

Final Order means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (ii) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Bankruptcy Rule 8002; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

First Lien Credit Agreement means that certain Credit Agreement, dated as of January 30, 2019 (as the same may have been amended, restated, amended and restated, supplemented, or otherwise modified from time to time), by and among the LP, as borrower, the REIT, as guarantor for certain limited purposes, the First Lien Credit Facility Administrative Agent, the First Lien Credit Facility Syndication Agent, the First Lien Credit Facility Documentation Agents, and the First Lien Credit Facility Lenders.

First Lien Credit Facility Administrative Agent means Wells Fargo Bank, National Association, solely in its capacity as administrative agent under the First Lien Credit Agreement.

First Lien Credit Facility Claim means, except for Consenting Crossholder Claims, any Claim arising under or related to the First Lien Credit Agreement and the First Lien Credit Facility Documents.

First Lien Credit Facility Collateral means the Collateral that secures payment of the obligations under the First Lien Credit Agreement in accordance with the First Lien Credit Facility Documents.

First Lien Credit Facility Documentation Agents means, collectively, Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each, solely in its capacity as a documentation agent under the First Lien Credit Agreement.

First Lien Credit Facility Documents means, collectively, the First Lien Credit Agreement and any loan documents related thereto.

First Lien Credit Facility Lenders means the lenders party to the First Lien Credit Agreement from time to time.

First Lien Credit Facility Syndication Agent means U.S. Bank National Association, solely in its capacity as syndication agent under the First Lien Credit Agreement.

General Unsecured Claim means any Claim, other than a First Lien Credit Facility Claim, Other Secured Claim, Consenting Crossholder Claim, Administrative Expense Claim, Priority Tax Claim, Other Priority Claim, Senior Unsecured Notes Claim, Ongoing Trade Claim, Intercompany Claim, or Section 510(b) Claim, that is not entitled to priority under the Bankruptcy

Code or any Final Order of the Bankruptcy Court, including, for the avoidance of doubt, any Property-Level Guarantee Claim that is not a Property-Level Guarantee Settlement Claim.

Holdings I means CBL Holdings I, Inc.

Holdings II means CBL Holdings II, Inc.

Impaired means, with respect to a Claim, Interest, or a Class of Claims or Interests, “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Indemnification Obligations means any obligation of the Debtors pursuant to their corporate charters, bylaws, limited liability company agreements, or other organizational documents to indemnify current and former officers, directors, members, managers, agents, or employees with respect to all present and future actions, suits, and proceedings against the Debtors or such officers, directors, members, managers, agents, or employees based upon any act taken or omission made as an officer, director, member, manager, agent, or employee for or on behalf of the Debtors.

Insurance Policies means all insurance policies, including all D&O Policies, that have been issued at any time or provide coverage, benefits, or proceeds to any of the Debtors (or their predecessors) and all agreements, documents, or instruments relating thereto.

Insurer means any company or other entity that issued or entered into an Insurance Policy, any third party administrator of or for any Insurance Policy, and any respective predecessors, successors, and/or affiliates of any of the foregoing.

Intercompany Claim means any Claim against a Debtor held by another Debtor or a Non-Debtor Affiliate.

Intercompany Interest means an Interest in a Debtor held by another Debtor or a Non-Debtor Affiliate; provided, that Intercompany Interests shall not include Existing LP Common Units or Existing LP Preferred Units.

Interest means any equity security (as defined in section 101(16) of the Bankruptcy Code) of a Debtor, including all ordinary shares, common units, special common units, preferred units, common stock, preferred stock, membership interests, partnership interests, or other instrument evidencing any fixed or contingent ownership interest in any Debtor, whether or not transferable and whether fully vested or vesting in the future, including any option, warrant, or other right, contractual or otherwise, to acquire any such interest in a Debtor, that existed immediately before the Effective Date.

Lien has the meaning set forth in section 101(37) of the Bankruptcy Code.

LP means CBL & Associates Limited Partnership.

LP Series K Special Common Units means the Series K special common units issued by the LP.

LP Series L Special Common Units means the Series L special common units issued by the LP.

LP Series S Special Common Units means the Series S special common units issued by the LP.

Management Incentive Plan means the post-restructuring equity-based management incentive plan to be adopted by the New Board (or a committee thereof) on or as soon as reasonably practicable after the Effective Date, which shall provide for the grant of a percentage of the New Common Stock (or warrants or options to purchase New Common Stock or other equity-linked securities) equal to up to 10% divided by the REIT LP Ownership Percentage on a fully diluted basis to certain members of management of the Reorganized Debtors; provided that the Management Incentive Plan will include customary anti-dilution protections.

New Board means the initial board of directors of Reorganized REIT.

New Common Stock means the shares of common stock, par value $.001 per share, or equity interests of Reorganized REIT to be issued on or after the Effective Date, in accordance with the Plan.

New Convertible Notes means the first lien notes to be issued by the New Notes Issuer in the principal amount up to $150,000,000 on the terms and conditions set forth in the New Convertible Notes Documents (including the right to exchange such New Convertible Notes with the New Notes Issuer for New Common Stock); provided that the principal amount of New Convertible Notes issued pursuant to the Convertible Notes Election shall not exceed $100,000,000 in the aggregate.  For the avoidance of doubt, New Convertible Notes include the New Money Convertible Notes issued pursuant to the Commitment Letter.  Reorganized REIT will contribute (or cause to be contributed) to the New Notes Issuer, as needed from time to time, any New Common Stock required for a subsequent exchange of the New Convertible Notes (with appropriate adjustments to the ownership of the Reorganized LP to reflect such contribution).

New Convertible Notes Documents means collectively, the New Convertible Notes Indenture and all other “[Convertible Notes Documents]” (as defined therein), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New Convertible Notes Term Sheet.

New Convertible Notes Indenture means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), which shall contain terms consistent with the New Convertible Notes Term Sheet.

New Convertible Notes Credit Parties means the New Notes Issuer and the guarantors of the New Convertible Notes under the New Convertible Notes Documents.

New Convertible Notes Term Sheet means that certain term sheet attached hereto as Exhibit D that sets forth the principal terms of the New Convertible Notes

New Corporate Governance Documents means (i) the Amended By-Laws, (ii) the Amended Certificate of Incorporation, and (iii) any other applicable material governance and/or organizational documents of the Reorganized Debtors; provided that the New Corporate Governance Documents shall not include the Exit Credit Facility Borrower Corporate Governance Documents.

New LP Units means the common units, par value $.001 per share, of Reorganized LP to be issued on the Effective Date, in accordance with the Plan, and such common units shall have no greater rights than the New Common Stock.

New Money Convertible Notes means New Convertible Notes to be issued on the same terms as the New Convertible Notes, in accordance with the New Convertible Notes Indenture and the Commitment Letter, in an aggregate principal amount not to exceed $50,000,000.

New Notes Issuer means an intermediate holding company formed prior to or on the Effective Date (other than the Exit Credit Facility Borrower) that will (i) be owned by the LP or Reorganized LP, as applicable, and (ii) own all the direct and indirect subsidiaries of Reorganized LP other than the Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries.

New Senior Secured Notes means the first lien notes to be issued by the New Notes Issuer in the principal amount not to exceed $555,000,000 on the terms and conditions set forth in the New Senior Secured Notes Documents.

New Senior Secured Notes Documents means collectively, the New Senior Secured Notes Indenture and all other “[Notes Documents]” (as defined therein), including all other agreements, documents, and instruments delivered or entered into pursuant thereto or in connection therewith (including any guarantee agreements and collateral documentation) (in each case, as amended, restated, modified, or supplemented from time to time), each of which shall, to the extent applicable, contain terms consistent with the New Senior Secured Notes Term Sheet.

New Senior Secured Notes Indenture means that certain indenture, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), with the New Notes Issuer, as issuer, which shall contain terms consistent with the New Senior Secured Notes Term Sheet.

New Senior Secured Notes Credit Parties means the New Notes Issuer and the guarantors of the New Senior Secured Notes under the New Senior Secured Notes Documents.

New Senior Secured Notes Term Sheet means that certain term sheet attached hereto as Exhibit C that sets forth the principal terms of the New Senior Secured Notes.

Non-Debtor Affiliates means any direct or indirect subsidiary or affiliate of the LP that is not a Debtor in the Chapter 11 Cases.

Ongoing Trade Claim means, as determined by the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, such consent not to be unreasonably withheld), an unsecured Claim that is a fixed, liquidated, and undisputed payment obligation to a third-party provider of goods and services to the Debtors that facilitates the Debtors’ operations in the ordinary course of business and will continue to do so after the Effective Date.

Other Beneficial Owner means any current or former shareholder of debt or equity securities of the Debtors, purchased during the period from July 29, 2014 through March 26, 2019, inclusive.

Other Priority Claim means any Claim other than an Administrative Expense Claim or a Priority Tax Claim that is entitled to priority of payment as specified in section 507(a) of the Bankruptcy Code.

Other Secured Claim means any Secured Claim against a Debtor, other than a Priority Tax Claim or a First Lien Credit Facility Claim.

Person means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, governmental unit (as defined in section 101(27) of the Bankruptcy Code), or other Entity.

Petition Date means, with respect to a Debtor, the date on which such Debtor commenced its Chapter 11 Case.

Plan means this joint chapter 11 plan, including all appendices, exhibits, schedules, and supplements hereto (including any appendices, schedules, and supplements to the Plan contained in the Plan Supplement), as may be modified from time to time in accordance with the Bankruptcy Code, the Restructuring Support Agreement, and the terms hereof.

Plan Distribution means the payment or distribution of consideration to holders of Allowed Claims and Allowed Interests under the Plan.

Plan Document means any of the documents, other than the Plan, to be executed, delivered, assumed, or performed in connection with the occurrence of the Effective Date, including the documents to be included in the Plan Supplement.

Plan Supplement means a supplement or supplements to the Plan containing the forms of certain documents, schedules, and exhibits relevant to the implementation of the Plan, to be filed with the Bankruptcy Court no later than seven (7) days prior to the Voting Deadline, which shall include (i) the New Corporate Governance Documents, (ii) the Exit Credit Facility Borrower Corporate Governance Documents, (iii) the slate of directors to be appointed to the New Board (to the extent known and determined, pursuant to the appointment rights set forth in the Restructuring Support Agreement), (iv) with respect to the members of the New Board disclosed pursuant to clause (iii), information required to be disclosed in accordance with section 1129(a)(5) of the Bankruptcy Code, (v) the Exit Credit Facility Agreement, (vi) the Registration Rights Agreement,

(vii) a schedule of retained Causes of Action, (viii) the Restructuring Transaction Steps, (ix) the New Senior Secured Notes Indenture, (x) the New Convertible Notes Indenture, (xi) the Exit Credit Facility Excluded Subsidiary Schedule, and (xii) such other documents as are necessary or advisable to implement the Restructuring contemplated by the Restructuring Support Agreement and the Plan, each of which shall otherwise be in form and substance consistent in all material respects with the Restructuring Support Agreement and otherwise reasonably acceptable to the parties entitled to consent thereunder; provided that, notwithstanding the foregoing, the New Corporate Governance Documents shall be acceptable to the Required Consenting Non-Crossholders and Required Consenting Crossholders in their sole discretion; provided, however, that the Required Consenting Non-Crossholders and Required Consenting Crossholders shall consult with the Debtors regarding such New Corporate Governance Documents; provided, further, that nothing in the New Corporate Governance Documents shall adversely impact the economic recovery of holders of Existing LP Common Units and Existing REIT Common Stock as set forth herein; provided that the Exit Credit Facility Borrower Corporate Governance Documents shall be reasonably acceptable to Required Consenting Bank Lenders and the Required Consenting Noteholders; provided, that, through the Effective Date, the Debtors shall have the right to amend the documents and schedules contained in, and exhibits to, the Plan Supplement in accordance with the terms of the Plan and the Restructuring Support Agreement.

Plan Term Sheet means Exhibit B to the Restructuring Support Agreement.

Priority Tax Claim means any Claim of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Pro Rata means the proportion that an Allowed Claim or Interest in a particular Class bears to the aggregate amount of Allowed Claims or Interests in that Class.

Professional Person means any Person retained by order of the Bankruptcy Court in connection with these Chapter 11 Cases pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code, excluding any ordinary course professional retained pursuant to an order of the Bankruptcy Court.

Proof of Claim means a proof of Claim filed in the Chapter 11 Cases.

Property-Level Borrower means the Non-Debtor Affiliates listed on Exhibit E hereto.

Property-Level Guarantee Claim means any Claim against a Debtor arising from or based upon a prepetition guarantee by the LP or REIT (or a subsidiary thereof) of a Property-Level Loan.

Property-Level Guarantee Settlement Claim means, as determined by the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld), a Property-Level Guarantee Claim held by a holder that agrees with the Debtors, pursuant to Bankruptcy Rule 9019, to waive any and all defaults on a Property-Level Loan arising from, or related to the Chapter 11 Cases, in exchange for such holder’s Property-Level Guarantee Claim: (i) being Reinstated; (ii) remaining Unimpaired; or (iii) receiving such other treatment as agreed upon among the Debtors, the Required Consenting Noteholders and the holder of such Property-Level Guarantee Claim.

Property-Level Loan means any mortgage loan, construction loan, CMBS loan, or any other loan made to a Property-Level Borrower, provided, that Property-Level Loans shall not include the First Lien Credit Facility or the Senior Unsecured Notes.

Registration Rights Agreement means that certain registration rights agreement, dated as of the Effective Date (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), to be entered into by and among Reorganized REIT and each of the Consenting Noteholders (unless such Consenting Noteholder opts out) relating to the registration of the resale of the New Common Stock, including New Common Stock issued upon conversion of the New Convertible Notes, which shall contain terms substantially consistent with the Restructuring Support Agreement and otherwise reasonably acceptable to the Debtors and the Required Consenting Noteholders.

Reinstated or Reinstatement means, with respect to Claims and Interests, the treatment provided for in section 1124 of the Bankruptcy Code.

REIT means CBL & Associates Properties Inc.

REIT LP Ownership Percentage means the percentage of the New LP Units held indirectly by the REIT through Holdings I and Holdings II on the Effective Date taking into consideration the New LP Units received by holders of Existing LP Units that elect to receive New LP Units.

Related Party means with respect to a Person or Entity, that Person’s or Entity’s current and former Affiliates, and such Persons’ or Entities’ and their current and former Affiliates’ predecessors, successors, assigns, and current and former subsidiaries, officers, directors, principals, equity holders (regardless of whether such interests are held directly or indirectly), members, partners (including both general and limited partners), managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, actuaries, investment bankers, consultants, representatives, management companies, fund advisors, other professionals, managed accounts or funds, and affiliated investment funds or investment vehicles.

Released Parties means, collectively, (i) the Debtors, (ii) the Reorganized Debtors, (iii) the Consenting Noteholders, (iv) the members of the Ad Hoc Noteholder Group Steering Committee, (v) the Senior Unsecured Notes Trustee, (vi) the First Lien Credit Facility Administrative Agent, (vii) the Consenting Bank Lenders, (viii) the Consenting Crossholders, and (ix) with respect to each of the foregoing Persons and Entities in clauses (i) through (viii), all of their respective Related Parties to the maximum extent permitted by law. Notwithstanding the foregoing, any Person that opts out of the releases set forth in section 10.7(b) of the Plan shall not be deemed a Released Party hereunder.

Releasing Parties means, collectively, each in their respective capacities as such, (i) the holders of all Claims and Interests that vote to accept the Plan, (ii) the holders of all Claims and Interests whose vote to accept or reject the Plan is solicited but that do not vote either to accept or to reject the Plan, (iii) the holders of all Claims and Interests that vote, or are deemed, to reject the Plan but do not opt out of granting the releases set forth in the Plan, (iv) the holders of all Claims and Interests and all Other Beneficial Owners that were given notice of the opportunity to opt out of granting the releases set forth in the Plan but did not opt out, and (v) the Released Parties.

Reorganized Debtor(s) means, with respect to each Debtor, such Debtor as reorganized as of the Effective Date in accordance with the Plan.

Reorganized LP means the LP, as reorganized on the Effective Date in accordance with the Plan.

Reorganized REIT means the REIT, as reorganized on the Effective Date in accordance with the Plan.

Required Consenting Bank Lenders has the meaning set forth in the Restructuring Support Agreement.

Required Consenting Creditors has the meaning set forth in the Restructuring Support Agreement.

Required Consenting Crossholders has the meaning set forth in the Restructuring Support Agreement.

Required Consenting Non-Crossholders has the meaning set forth in the Restructuring Support Agreement.

Required Consenting Noteholders has the meaning set forth in the Restructuring Support Agreement.

Restructuring Expenses means the reasonable and documented fees and expenses incurred by the Consenting Noteholders and Consenting Bank Lenders in connection with the Restructuring Transactions, as provided in the Restructuring Support Agreement, including the fees and expenses of (A)(i) Akin Gump Strauss Hauer and Feld LLP, as legal counsel to the Consenting Noteholders; (ii) White & Case LLP, as legal counsel to certain Consenting Crossholders; (iii) PJT Partners LP, as the financial advisor retained on behalf of the Consenting Noteholders; (iv) Raider Hill Advisors, LLC and any other professionals or advisors (including one (1) local counsel in Delaware) retained by the Consenting Noteholders with the consent of the Debtors (such consent not to be unreasonably withheld); and (v) reasonable and documented out-of-pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) in an amount not to exceed $500,000 in the aggregate; provided that if the reasonable and documented out-of-pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) payable pursuant to this clause (A)(v) exceed $500,000 (or such greater amount as agreed by the Debtors and Required Consenting Noteholders) in the aggregate, such amounts shall be shared Pro Rata by the individual Consenting Noteholders seeking payment of out-of-pocket expenses based on each individual Consenting Noteholders’ percentage held of the aggregate outstanding principal amount of the Senior Unsecured Notes held by all individual Consenting Noteholders seeking payment of their out-of-pocket expenses pursuant to this clause (A)(v); provided, further, that, for the avoidance of doubt, the Debtors shall in no event pay in excess of the $500,000 cap; and (B)(i) Jones Day, as legal counsel to the First Lien Credit Facility

Administrative Agent and any administrative agent’s fees owing to the First Lien Credit Facility Administrative Agent under the fee letter executed in connection with the First Lien Credit Agreement; (ii) Ducera Partners LLC, as the financial advisor retained by the First Lien Credit Facility Administrative Agent; (iii) Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank, as advisor to Jones Day; (iv) Consilio LLC and Epiq, as third-party litigation vendors of First Lien Credit Facility Administrative Agent; and (v) such local counsel as First Lien Credit Facility Administrative Agent or Jones Day may engage to assist with State-specific issues related to the collateral properties, provided that, if practicable, such local counsel shall not duplicate efforts with the local counsel to the Consenting Noteholders engaged for the same purpose; and (C) reasonable and documented out-of-pocket expenses of individual Consenting Bank Lenders (including fees and expenses of external counsel) that became Consenting Bank Lenders prior to, on, or within thirty (30) days after, March 21, 2021.  In each case, such Restructuring Expenses shall be payable in accordance with the terms of the applicable engagement or fee letters executed with such parties and any applicable law or orders of the Bankruptcy Court.

Restructuring Support Agreement means that certain First Amended and Restated Restructuring Support Agreement, dated as of March 21, 2021, by and among the Debtors and the Consenting Noteholders, and Consenting Bank Lenders, attached hereto as Exhibit A, as the same may be amended, restated, or otherwise modified.

Restructuring Support Agreement Approval Order means the order entered by the Bankruptcy Court on April 29, 2021 [Docket No. 1090] authorizing the Debtors to perform under the Restructuring Support Agreement.

Restructuring Transactions has the meaning set forth in section 5.2(e) of the Plan.

Restructuring Transaction Steps means the series of corporate transactions and actions to be implemented on or around the Effective Date pursuant to the Plan and filed as part of the Plan Supplement.

Schedule of Rejected Contracts means the schedule of executory contracts and unexpired leases to be rejected by the Debtors pursuant to the Plan, if any, as the same may be amended, modified, or supplemented from time to time.

Schedules means any schedules of assets and liabilities, statements of financial affairs, lists of holders of Claims and Interests and all amendments or supplements thereto filed by the Debtors with the Bankruptcy Court to the extent such filing is not waived pursuant to an order of the Bankruptcy Court.

SEC means the United States Securities and Exchange Commission.

Section 510(b) Claims means any Claim against any Debtor (i) arising from the rescission of a purchase or sale of a Security of any Debtor or an Affiliate of any Debtor (including the (A) Existing LP Common Units, (B) Existing LP Preferred Units, (C) Existing REIT Common Stock, (D) Existing REIT Preferred Stock, and (E) Senior Unsecured Notes); (ii) for damages arising from the purchase or sale of such a Security; or (iii) for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such a Claim.

Secured Claim means a Claim to the extent (i) secured by a Lien on property in which a Debtor’s Estate has an interest, the amount of which is equal to or less than the value of such property (A) as set forth in the Plan, (B) as agreed to by the holder of such Claim and the Debtors, or (C) as determined by a Final Order in accordance with section 506(a) of the Bankruptcy Code or (ii) subject to any setoff right of the holder of such Claim under section 553 of the Bankruptcy Code to the extent of the amount subject to setoff.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Securities Class Action means the class action pending in the Eastern District of Tennessee, styled as In re CBL & Associates Properties, Inc. Securities Litigation, Consolidated Case No. 1:19-CV-00181-JRG-CHS.

Security means any “security” as such term is defined in section 101(49) of the Bankruptcy Code, including, for the avoidance of doubt, (i) Existing LP Common Units, (ii) Existing LP Preferred Units, (iii) Existing REIT Common Stock, (iv) Existing REIT Preferred Stock, and (v) Senior Unsecured Notes.

Senior Unsecured Notes means, collectively, (i) those certain 5.25% senior unsecured notes due 2023, (ii) those certain 4.60% senior unsecured notes due 2024, and (iii) those certain 5.95% senior unsecured notes due 2026, in each case, issued pursuant to the Senior Unsecured Notes Indenture.

Senior Unsecured Notes Charging Lien means any Lien or other priority in payment in favor of the Senior Unsecured Notes Trustee against distributions to be made to holders of Allowed Senior Unsecured Notes Claims for payment of any Senior Unsecured Notes Trustee Fees and Expenses, which Lien or other priority in payment arose prior to the Effective Date and pursuant to the Senior Unsecured Notes Indenture.

Senior Unsecured Notes Claim means any Claim arising from, or related to, the Senior Unsecured Notes, excluding, for the avoidance of doubt, Section 510(b) Claims.

Senior Unsecured Notes Documents means, collectively, the Senior Unsecured Notes Indenture, the Senior Unsecured Notes, and all related agreements and documents executed by any of the Debtors in connection with the Senior Unsecured Notes.

Senior Unsecured Notes Indenture means that certain indenture (as the same may have been amended, restated, amended and restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof), dated as of November 26, 2013, for the Senior Unsecured Notes among the LP, as issuer, the REIT, as limited guarantor, the Subsidiary Guarantors party thereto and the Senior Unsecured Notes Trustee.

Senior Unsecured Notes Trustee means Delaware Trust Company, solely in its capacity as trustee under the Senior Unsecured Notes Indenture.

Senior Unsecured Notes Trustee Fees and Expenses means the claims for reasonable fees, indemnities, compensation, expenses, disbursements, advancements, and any other amounts due to the Senior Unsecured Notes Trustee or its predecessor arising under the Senior Unsecured Notes Indenture, including, among other things, attorneys’ fees, expenses and disbursements, incurred by the Senior Unsecured Notes Trustee or its predecessor prior to the Petition Date and through and including the Effective Date, and reasonable fees and expenses incurred in connection with distributions made pursuant to the Plan or the cancellation and discharge of the Senior Unsecured Notes Indenture.

Statutory Fees means all fees and charges assessed against the Estates pursuant to sections 1911 through 1930 of chapter 123 of title 28 of the United States Code.

Subsidiary Guarantors means CBL/Imperial Valley GP, LLC, CBL/Kirkwood Mall, LLC, CBL/Madison I, LLC, CBL/Richland G.P., LLC, CBL/Sunrise GP, LLC, Cherryvale Mall, LLC, Hixson Mall, LLC, Imperial Valley Mall GP, LLC, JG Winston-Salem, LLC, Kirkwood Mall Acquisition LLC, Kirkwood Mall Mezz LLC, Layton Hills Mall CMBS, LLC, Madison/East Towne, LLC, Madison/West Towne, LLC, Madison Joint Venture, LLC, Mayfaire GP, LLC, MDN/Laredo GP, LLC, Mortgage Holdings, LLC, Multi-GP Holdings, LLC, Pearland Ground, LLC, Pearland Town Center GP, LLC, Frontier Mall Associates Limited Partnership, Turtle Creek Limited Partnership, POM-College Station, LLC, CBL RM-Waco, LLC, Arbor Place Limited Partnership, Imperial Valley Mall II, L.P., Imperial Valley Mall, L.P., Mayfaire Town Center, LP, Pearland Town Center Limited Partnership, CBL SM-Brownsville, LLC, Mall Del Norte, LLC, CBL/Westmoreland I, LLC, CBL/Westmoreland II, LLC, CBL/Westmoreland, L.P., and CW Joint Venture, LLC.

Tax Code means the Internal Revenue Code of 1986, as amended from time to time.

Trade Agreement has the meaning set forth in section 4.5(a) of the Plan.

U.S. Trustee means the United States Trustee for Region 7.

Unimpaired means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of such term in section 1124 of the Bankruptcy Code.

Unsecured Claims means, collectively, (i) Senior Unsecured Notes Claims, (ii) General Unsecured Claims, or (iii) Ongoing Trade Claims, the holders of which do not execute a Trade Agreement.

Unsecured Claims Recovery Pool means a combination of consideration consisting of (i) a percentage of the New Common Stock issued in accordance with the Restructuring Transactions, equal to 78.42857% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Debtors or Reorganized Debtors, as applicable, from time to time after the Effective Date, (ii) $80,000,000 in Cash, and (iii) New Senior Secured Notes in the amount of $474,000,000 (subject to the Convertible Notes Election).2

[2]

Subject to ongoing diligence.  The Required Consenting Noteholders reserve the right to modify the Unsecured Claims Recovery Pool after review of General Unsecured Claims and review/approval by the Required Consenting Creditors.

Voting Deadline means July 26, 2021 at 4:00 p.m. prevailing Central Time, or such other date and time as may set by the Bankruptcy Court.

Wells Fargo Adversary Proceeding means the adversary proceeding in the Chapter 11 Cases styled CBL & Associates Properties, Inc. et al. v. Wells Fargo Bank, N.A., No. 20-03454 (DRJ), described more fully in the Section V.D of the Disclosure Statement.

1.2Interpretation; Application of Definitions; Rules of Construction.

Unless otherwise specified, all section or exhibit references in the Plan are to the respective section in or exhibit to the Plan, as the same may be amended, waived, or modified from time to time in accordance with the terms hereof and the Restructuring Support Agreement.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained therein and have the same meaning as “in the Plan,” “of the Plan,” “to the Plan,” and “under the Plan,” respectively.  The words “includes” and “including” are not limiting.  The headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof.  For purposes herein:  (i) in the appropriate context, each term, whether stated in the singular or plural, shall include both the singular and plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (ii) any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (iii) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (iv) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

1.3Consent Rights of Required Consenting Creditors.

Notwithstanding anything herein to the contrary, any and all consent rights of the Required Consenting Creditors, including the respective rights of the Required Consenting Noteholders, the Required Consenting Crossholders, the Required Consenting Non-Crossholders and Required Consenting Bank Lenders, set forth in the Restructuring Support Agreement, including with respect to the form and substance of the Plan, and any other Plan Documents, and any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents, shall be incorporated herein by this reference and fully enforceable as if stated in full herein.

1.4Reference to Monetary Figures.

All references in the Plan to monetary figures shall refer to the legal tender of the United States of America unless otherwise expressly provided.

1.5Controlling Document.

In the event of an inconsistency between the Plan and any document in the Plan Supplement, the terms of the relevant document in the Plan Supplement shall control unless otherwise specified in such Plan Supplement document.  In the event of an inconsistency between the Plan and Plan Document (other than a Plan Supplement document), or between the Plan and the Disclosure Statement, the Plan shall control.  The provisions of the Plan and of the Confirmation Order shall be construed in a manner consistent with each other so as to effectuate the purposes of each; provided, that if there is determined to be any inconsistency between any provision of the Plan and any provision of the Confirmation Order that cannot be so reconciled, then, solely to the extent of such inconsistency, the provisions of the Confirmation Order shall govern, and any such provisions of the Confirmation Order shall be deemed a modification of the Plan.

ARTICLE II	ADMINISTRATIVE EXPENSE CLAIMS, FEE CLAIMS, PRIORITY TAX CLAIMS, AND RESTRUCTURING EXPENSES.

2.1Treatment of Administrative Expense Claims.

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim or Restructuring Expenses) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

2.2Treatment of Fee Claims.

(a)All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is thirty (30) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim.  The Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

(b)On or prior to the Effective Date, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims, which estimate shall be provided to the Debtors at least three (3) days prior to the Effective Date.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the

Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors or by the Creditors’ Committee, as applicable, and for no other parties until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim becomes a Final Order or (ii) on such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable.  The Reorganized Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons, such Professional Persons shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with section 2.1 of the Plan.  No Liens, claims, or interests shall encumber the Fee Escrow Account in any way.

(c)Any objections to Fee Claims shall be served and filed (i) no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement or (ii) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

2.3Treatment of Priority Tax Claims.

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the option of the Debtors (with the consent of the Required Consenting Noteholders, such consent not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (A) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (B) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (C) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium, or (ii) such other treatment reasonably acceptable to the Debtors (with the consent of the Required Consenting Noteholders, such consent not be unreasonably withheld, conditioned, or delayed) or Reorganized Debtors (as applicable) and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

2.4Payment of Restructuring Expenses.

(a)The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date), other than those previously paid in accordance with the Restructuring Support Agreement and the Restructuring Support Agreement Approval Order, shall be paid in full in Cash on or prior to the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the Restructuring Support Agreement, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval.  All

Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses.  On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

(b)Pursuant to the Senior Unsecured Notes Indenture, all accrued and unpaid reasonable and documented Senior Unsecured Notes Trustee Fees and Expenses incurred up to (and including) the Effective Date shall be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the Holders of Senior Unsecured Notes Claims, (ii) any requirement to file a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.  Notwithstanding anything to the contrary set forth herein, the Senior Unsecured Notes Trustee shall have the right to exercise the Senior Unsecured Notes Charging Lien against distributions to holders of the Senior Unsecured Notes Claims, respectively, for the payment of the Senior Unsecured Notes Trustee Fees and Expenses.

2.5Statutory Fees.

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s, or Reorganized Debtor’s, as applicable, case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

ARTICLE III	CLASSIFICATION OF CLAIMS AND INTERESTS.

3.1Classification in General.

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

3.2Formation of Debtor Groups for Convenience Only.

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan.  Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

3.3Summary of Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (i) Impaired and Unimpaired under the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.  The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (Presumed to accept)
Class 2	Other Secured Claims	Unimpaired	No (Presumed to accept)
Class 3	First Lien Credit Facility Claims	Impaired	Yes
Class 4	Consenting Crossholder Claims	Impaired	Yes
Class 5	Ongoing Trade Claims	Impaired	Yes
Class 6	Property-Level Guarantee Settlement Claims	Unimpaired	No (Presumed to accept)
Class 7	Unsecured Claims	Impaired	Yes
Class 8	Intercompany Claims	Unimpaired	No (Presumed to accept)
Class 9	Existing LP Preferred Units	Impaired	No (Deemed to reject)
Class 10	Existing LP Common Units	Impaired	Yes
Class 11	Existing REIT Preferred Stock	Impaired	Yes
Class 12	Existing REIT Common Stock	Impaired	Yes
Class 13	Intercompany Interests	Unimpaired	No (Presumed to accept)
Class 14	Section 510(b) Claims	Impaired	Yes

3.4Special Provision Governing Unimpaired Claims.

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

3.5Separate Classification of Other Secured Claims.

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature within the Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject the Plan and receiving Plan Distributions.

3.6Elimination of Vacant Classes.

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

3.7Voting Classes; Presumed Acceptance by Non-Voting Classes.

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims in such Class.

3.8Voting; Presumptions; Solicitation.

(a)Acceptance by Certain Impaired Classes.  Only holders of Claims and Interests in Classes 3, 4, 5, 7, 10, 11, 12, and 14 are entitled to vote to accept or reject the Plan.  An Impaired Class of Claims or Interests shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan.  Holders of Claims and Interests in Classes 3, 4, 5, 7, 10, 11, 12, and 14 shall receive ballots containing detailed voting instructions.

(b)Presumed Acceptance by Unimpaired Classes.  Holders of Claims and Interests in Classes 1, 2, 6, 8, and 13 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

(c)Deemed Rejection by Impaired Class.  Holders of Interests in Class 9 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

3.9Non-Consensual Confirmation.

If any Class is deemed to reject the Plan or is entitled to vote on the Plan and does not vote to accept the Plan, the Debtors (with the consent of the Required Consenting Creditors, such consent not to be unreasonably withheld) may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with the terms hereof and the Bankruptcy Code, including by (A) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or (B) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.  If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

3.10No Waiver.

Except as otherwise expressly provided in the Plan (including sections 4.3 and 4.4 of the Plan), nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

ARTICLE IV	TREATMENT OF CLAIMS AND INTERESTS.

4.1Class 1:  Other Priority Claims.

(a)Treatment: The legal, equitable, and contractual rights of the holders of Allowed Other Priority Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Priority Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129 of the Bankruptcy Code.

(b)Impairment and Voting:  Allowed Other Priority Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Priority Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Priority Claims.

4.2Class 2:  Other Secured Claims.

(a)Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim, (ii) Reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

(b)Impairment and Voting:  Allowed Other Secured Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Secured Claims.

4.3Class 3:  First Lien Credit Facility Claims.

(a)Allowance:  The First Lien Credit Facility Claims shall be deemed Allowed on the Effective Date in the aggregate amount of $983,700,000.

(b)Treatment:  Upon the Effective Date, each holder of an Allowed First Lien Credit Facility Claim shall receive, in full and final satisfaction of such Claim its Pro Rata share of (i) the Exit Credit Facility Distribution and (ii) $100,000,000 in Cash, payable, first, from Cash deposited in the segregated account maintained by the Debtors pursuant to paragraph 11(a).ii of the Final Cash Collateral Order and, second, from other Cash on hand.

(c)Impairment and Voting:  First Lien Credit Facility Claims are Impaired.  Holders of First Lien Credit Facility Claims are entitled to vote on the Plan.

4.4Class 4:  Consenting Crossholder Claims.

(a)Allowance:  The Consenting Crossholder Claims shall be deemed Allowed in the aggregate amount of $133,000,000.

(b)Treatment:  Pursuant to Bankruptcy Rule 9019, in full and complete satisfaction of Consenting Crossholder Claims, each Consenting Crossholder shall agree to receive, and receive, as less favorable treatment than the First Lien Credit Facility Claims in respect of its Consenting Crossholder Claims, its Pro Rata share (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) of the Consenting Crossholder Claims Recovery Pool; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim shall be entitled to make the Convertible Notes Election.

(c)Impairment and Voting:  Consenting Crossholder Claims are Impaired.  Holders of Consenting Crossholder Claims are entitled to vote on the Plan.

4.5Class 5:  Ongoing Trade Claims.

(a)Treatment:3 Except to the extent that a holder of an Allowed Ongoing Trade Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Ongoing Trade Claim shall receive:

(i)

if a holder of an Ongoing Trade Claim executes a trade agreement (a “Trade Agreement”) with the Debtors (the form and terms of such Trade Agreement to be determined by the Debtors in consultation with the (A) Required Consenting Noteholders and the Creditors’ Committee and, (B) solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders), four (4) equal Cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim; or

[3]	Subject to diligence regarding Ongoing Trade Claims pool.

(ii)	if a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool in accordance with section 4.7 of the Plan.

(b)Impairment and Voting:  Allowed Ongoing Trade Claims are Impaired.  Holders of Ongoing Trade Claims are entitled to vote on the Plan.

4.6Class 6:  Property-Level Guarantee Settlement Claims.

(a)Treatment:  Pursuant to Bankruptcy Rule 9019, on and after the Effective Date, or as soon as reasonably practicable thereafter, each Allowed Property-Level Guarantee Settlement Claim shall, in accordance with the applicable settlement agreement between the Debtors and such holder of a Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld), either (i) be Reinstated, (ii) remain Unimpaired, or (iii) receive such treatment as agreed upon between the Debtors and the holder of such Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld).

(b)Impairment and Voting:  Allowed Property-Level Guarantee Settlement Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Property-Level Guarantee Settlement Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Property-Level Guarantee Settlement Claims.

4.7Class 7:  Unsecured Claims.

(a)Treatment:4  Except to the extent that a holder of an Allowed Unsecured Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Unsecured Claim shall receive, in full and final satisfaction of such Claim, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool; provided that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Senior Secured Notes on account of its Notes Claim shall be able to make the Convertible Notes Election; provided, however, that, if the Debtors determine that, pursuant to section 1129(a)(7)(ii), such holder would be entitled to a greater recovery than the foregoing if the Debtor against whom such holder’s Allowed Unsecured Claim is asserted were to liquidate under chapter 7 of the Bankruptcy Code, then such holder shall receive Cash in an amount necessary to satisfy section 1129(a)(7)(ii).

(b)Impairment and Voting:  Unsecured Claims are Impaired.  Holders of General Unsecured Claims are entitled to vote on the Plan.

4.8Class 8:  Intercompany Claims.

(a)Treatment:  On or after the Effective Date, all Intercompany Claims shall be paid, adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent

[4]	Subject to diligence regarding General Unsecured Claims pool.

determined to be appropriate by the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld) or Reorganized Debtors, as applicable; provided that any Intercompany Claims that shall remain as liabilities of the Exit Credit Facility Borrower or any Exit Credit Facility Subsidiary shall be subject to approval by Required Consenting Bank Lenders (and absent consent from the Required Consenting Bank Lenders, such remaining liabilities shall be reduced to zero).

(b)Impairment and Voting:  All Allowed Intercompany Claims are deemed Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims.

4.9Class 9:  Existing LP Preferred Units.

(a)Treatment:  On the Effective Date, the Existing LP Preferred Units shall be cancelled (or otherwise eliminated) and shall receive no distribution under the Plan.

(b)Impairment and Voting:  The Existing LP Preferred Units are Impaired by the Plan, and the holders thereof are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Existing LP Preferred Units are not entitled to vote to accept or reject the Plan and the votes of such holders shall not be solicited with respect to such Allowed Existing LP Preferred Units.

4.10Class 10:  Existing LP Common Units.

(a)Treatment:  On the Effective Date, the Existing LP Common Units shall be cancelled (or otherwise eliminated).

(i)

If Class 10 is an Accepting Class, on the Effective Date, each holder of an Existing LP Common Unit shall, at such holder’s election, either (A) receive a percentage of New LP Units, issued in accordance with the Restructuring Transactions, equal to the product of (1) 5.5% and (2) the percentage equal to the number of Existing LP Common Units that such holder elects to exchange for New LP Units divided by the number of Existing LP Common Units issued and outstanding immediately prior to the Plan Distributions or (B)(1) be deemed to have converted or redeemed, as applicable, such holder’s Existing LP Common Unit(s), effective the day prior to the Distribution Record Date, in exchange for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements for the Existing LP Common Units and (2) receive a Pro Rata[5] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable.

[5]

For purposes of section 4.10(a)(i)(B)(2) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

(ii)

If Class 10 is not an Accepting Class, each holder of an Allowed Existing LP Common Unit shall not receive or retain any distribution on account of such Interest.  For the avoidance of doubt, if Class 10 is not an Accepting Class, the New LP Units and New Common Stock, as applicable, set forth in section 4.10(a)(i) of the Plan shall not be issued.

(b)Impairment and Voting:  Existing LP Common Units are Impaired by the Plan.  Holders of Existing LP Common Units are entitled to vote on the Plan.

4.11Class 11:  Existing REIT Preferred Stock.

(a)Treatment:  On the Effective Date, the Existing REIT Preferred Stock shall be cancelled (or otherwise eliminated).

(i)

If Class 11 is an Accepting Class, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Preferred Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata share of a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 5.5% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the REIT from time to time after the Effective Date, as set forth herein, and subject to reduction in accordance with section 4.14(a) of the Plan, if applicable.

(ii)

If Class 11 is not an Accepting Class, each holder of Allowed Existing REIT Preferred Stock shall not receive or retain any distribution on account of such Interest.  For the avoidance of doubt, if Class 11 is not an Accepting Class, the New Common Stock set forth in section 4.11(a)(i) of the Plan shall not be issued.

(b)Impairment and Voting:  Existing REIT Preferred Stock are Impaired.  Holders of Existing REIT Preferred Stock are entitled to vote on the Plan.

4.12Class 12:  Existing REIT Common Stock.

(a)Treatment:  On the Effective Date, the Existing REIT Common Stock shall be cancelled (or otherwise eliminated).

(i)	If Class 12 is an Accepting Class, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Common Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata[6] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable.
(ii)

If Class 12 is not an Accepting Class, each holder of Allowed Existing REIT Common Stock shall not receive or retain any distribution on account of such Interest.  For the avoidance of doubt, if Class 12 is not an Accepting Class, the New Common Stock set forth in section 4.12(a)(i) of the Plan shall not be issued.

(b)Impairment and Voting:  Existing REIT Common Stock are Impaired.  Holders of Existing REIT Common Stock are entitled to vote on the Plan.

4.13Class 13:  Intercompany Interests.

(a)Treatment:  On the Effective Date, all Intercompany Interests shall be treated as set forth in section 5.12 of the Plan.

(b)Impairment and Voting:  Allowed Intercompany Interests are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Interests.

4.14Class 14:  Section 510(b) Claims.

(a)Treatment:  Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and shall be of no further force or effect, and, to the extent such holder of a Section 510(b) Claim is not receiving a recovery on account of the security giving rise to such Claim under the Plan, each holder of an Allowed Section 510(b) Claim shall receive on account of such holder’s Allowed Section 510(b) Claim its Pro Rata share of New Common Stock, if any, issued in accordance with the Restructuring Transactions to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock pursuant to sections 4.10(a)(i), 4.11(a)(i), and 4.12(a)(i) of the Plan.  For the avoidance of doubt, to the extent that a holder of a Section 510(b) Claim receives a recovery under the Plan on account of the security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such security.

(b)Impairment and Voting:  Section 510(b) Claims are Impaired by the Plan.  Holders of Section 510(b) Claims are entitled to vote on the Plan.

[6]

For purposes of section 4.12(a)(i) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

ARTICLE V	MEANS FOR IMPLEMENTATION.

5.1Compromise and Settlement of Claims, Interests, and Controversies.

Pursuant to section 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

5.2Continued Corporate Existence; Effectuating Documents;
Restructuring Transactions.

(a)Except as otherwise provided in the Plan or the Plan Documents, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date or the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b)On and after the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equityholder action (or any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable), including (i) the adoption, execution, and/or filing of the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents; (ii) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board; (iii) the authorization, issuance, and distribution of the Exit Credit Facility, the New Senior Secured Notes, the New Convertible Notes, the New Common Stock, and the  New LP Units, and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (iv) the rejection, assumption, or assumption and assignment, as applicable, of executory contracts; (v) the implementation of the Restructuring Transactions; (vi) the adoption of the Management Incentive Plan by the New Board; and (vii) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the

Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further corporate or other action by any security holders, members, directors, or officers of the Debtors or Reorganized Debtors, as applicable.

(c)On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules take such action as permitted by applicable law and the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, as such Reorganized Debtor may determine is reasonable and appropriate, including causing (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved, wound down, converted, or liquidated; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter, and such action and documents are deemed to require no further action or approval (other than any requisite filings required under applicable state, provincial, federal, or foreign law).

(d)Following the Confirmation Date, the Debtors may take all actions consistent with the Plan and the Restructuring Support Agreement as may be necessary or appropriate in the Debtors’ discretion, with the consent, not to be unreasonably withheld, conditioned, or delayed, of the parties entitled to consent thereunder, prior to the Effective Date, and thereafter in the Reorganized Debtors’ discretion, to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions (as defined in this section 5.2 of the Plan) under and in connection with the Plan and consistent with the Restructuring Support Agreement.  The Restructuring Transactions shall be subject to the consent, not to be unreasonably withheld, conditioned, or delayed, of the applicable parties entitled to consent under the Restructuring Support Agreement prior to the Effective Date, and thereafter, consummated in the Reorganized Debtors’ discretion, and shall be structured in a manner that ensures that the Reorganized Debtors receive favorable and efficient tax treatment, given the totality of the circumstances, but in all events consistent with the Restructuring Support Agreement.

(e)On or before the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, including (i) the consummation of the transactions provided for under or contemplated by the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps, (ii) the execution and delivery of appropriate agreements or other documents (including the Plan Documents) containing terms that are consistent with or reasonably necessary to implement the terms of the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps and that satisfy the requirements of applicable law, (iii) the execution and delivery of appropriate instruments (including the Plan Documents) of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps, (iv) the formation of the Exit Credit Facility Borrower and New Notes Issuer, (v) the execution and delivery of appropriate instruments (including the Plan Documents) to effectuate the transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation required for the Exit Credit Facility Borrower to become the direct or indirect owner of the Exit Credit Facility Subsidiaries, (vi) the execution and delivery of appropriate instruments (including the Plan Documents) to effectuate the transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation required for the New Notes Issuer to become the owner of the direct and indirect subsidiaries of Reorganized LP other than the Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries and (vii) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps (collectively, together with the transaction in section 5.2(f) of the Plan, the “Restructuring Transactions”).  The authorizations and approvals contemplated in this section 5.2 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

(f)With respect to the New Common Stock to be distributed to holders of Classes 4, 7, 10, 11, 12, and 14 as part of the Restructuring Transactions, the New Common Stock shall first be issued and contributed by the REIT to Holdings II and Holdings I in proportion to their respective interests in the LP, and then contributed by Holdings II and Holdings I to the LP in exchange for interests in the LP, and then distributed (in addition to any other consideration) to such holders.

(g)With respect to the New Common Stock to be distributed to holders of the New Convertible Notes upon an exchange of such notes, the Reorganized REIT will contribute (or cause to be contributed) to the New Notes Issuer (with appropriate adjustments to the ownership of the Reorganized LP to reflect such contribution), as needed from time to time, any New Common Stock required for a subsequent exchange of the New Convertible Notes.

(h)On the Effective Date, the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents shall be adopted automatically by the applicable Reorganized Debtors (or any applicable subsidiary created pursuant to the Plan Documents), and shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan and the Restructuring Support Agreement, and shall be deemed to be valid, binding, and enforceable obligations.  To the extent required by section 1123(a)(6) of the Bankruptcy Code, the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents shall include a provision prohibiting the issuance of non-voting equity securities.  To assist in maintaining the status of the REIT as a real estate investment trust for U.S. federal income tax purposes, the New Corporate Governance Documents for the REIT will generally prohibit (similar to other real estate investment trusts) the ownership of more than a specified percentage of the outstanding shares of the REIT’s capital stock by any single stockholder (taking into account the Internal Revenue Code’s attribution rules) determined by vote, value and number of shares, as applicable, other than the ownership of any capital stock acquired pursuant to, or as contemplated by, the Plan and the Restructuring Support Agreement or otherwise approved by the Reorganized Debtors in accordance with the New Corporate Governance Documents (provided such ownership would not jeopardize the REIT’s qualification as a real estate investment trust unless approved in accordance with the New Corporate Governance Documents).  After the Effective Date, the Reorganized Debtors may amend and restate their respective New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, and other constituent documents in accordance with the terms thereof, as permitted by the laws of their respective states, provinces, or countries of organization and their respective New Corporate Governance Documents and Exit Credit Facility Borrower Corporate Governance Documents, as applicable.

5.3Plan Funding.

Plan Distributions of Cash shall be funded from (i) proceeds of the issuance of the New Money Convertible Notes and (ii) the Debtors’ Cash on hand as of the applicable date of such Plan Distribution.

5.4Cancellation of Existing Securities, Agreements, and Security
Interests.

(a)On the Effective Date, except to the extent otherwise provided in the Plan:  (i) the obligations of the Debtors (A) under each organizational document (including certificates of designation, bylaws, or certificates or articles of incorporation), certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest shall be automatically extinguished, cancelled and of no further force or effect and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, and (B) under each agreement evidencing or creating any right to receive or to be eligible to receive any Interest (including any right of an employee under any agreement to participate in any incentive or compensation plan that provides for the issuance or grant of any Interests or to receive or to be eligible to receive any Interests) shall be automatically extinguished, cancelled and of no further force and effect and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any instrument, certificate, agreement or document described in clause (i) above evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding confirmation of the Plan or the occurrence of the Effective Date, any such indenture, agreement, note, or other instrument or document that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (A) enabling the holder of such Claim or Interest to seek allowance, and receive distributions on account of such Claim or Interest under the Plan as provided herein; (B) allowing holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents; (C) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to enforce their rights, claims, and interests vis-à-vis any party other than the Debtors; (D) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to make the distributions in accordance with the Plan (if any), as applicable; (E) preserving any rights of the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the holders of Senior Unsecured Notes Claims or First Lien Credit Facility Claims and Consenting Crossholder Claims, respectively; (F) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to enforce any obligations owed to them under the Plan and perform any rights or duties, if any, related thereto; (G) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (H) permitting the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; provided, further, that notwithstanding confirmation of the Plan or the occurrence of the Effective Date, except to the extent otherwise provided in the Plan, any agreement described in clause (i)(B) above shall, if assumed and assigned to the Reorganized Debtors, otherwise remain in full force and effect and the Reorganized Debtors shall be bound to all other provisions thereunder; provided, further, that nothing in this section shall effect a cancellation of any Intercompany Interests or Intercompany Claims.  For the avoidance of doubt, the Senior Unsecured Notes Trustee shall be entitled to assert its Senior Unsecured Notes Charging Lien arising under and in accordance with the Senior Unsecured Notes Indenture, and any ancillary document, instrument, or agreement to obtain payment of the Senior Unsecured Notes Trustee Fees and Expenses.

(b)Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the Senior Unsecured Notes Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the Senior Unsecured Notes Trustee that survive termination pursuant to the Senior Unsecured Notes Indenture.

(c)Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

5.5Officers and Boards of Directors.

(a)On the Effective Date, the New Board shall consist of seven (7) members, which shall include the following:  (i) the Chief Executive Officer, (ii) five (5) members selected by the Required Consenting Noteholders, and (iii) one (1) member selected by the Debtors and reasonably acceptable to the Required Consenting Noteholders (it being understood that Charles Lebovitz is acceptable to the Required Consenting Noteholders); provided that there shall not be an Executive Chairman or similar role designated or otherwise provided for in connection with the Debtors’ emergence from chapter 11.  The composition of the boards of directors or board of managers of each Reorganized Debtor, as applicable, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b)Except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date.  After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c)Except to the extent that a member of the board of directors or a manager, as applicable, of a Debtor continues to serve as a director or manager of such Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations or duties to the Reorganized Debtors on or after the Effective Date and each such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors and managers of each of the Reorganized Debtors shall be appointed in accordance with the Plan and the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

5.6Management Incentive Plan.

On or after the Effective Date, the Reorganized Debtors shall adopt the Management Incentive Plan.  The form, allocation, and any limitations on the Management Incentive Plan shall be determined by the New Board (or a committee thereof).

5.7Exit Credit Facility.

(a)On the Effective Date, the Exit Credit Facility Agreement shall be executed and delivered by the Exit Credit Facility Obligors substantially in the form contained in the Exit Credit Facility Term Sheet, and the Exit Credit Facility Obligors shall be authorized to execute, deliver, and enter into such documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests.  The Exit Credit Facility Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Exit Credit Facility Obligors, enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

(b)Confirmation of the Plan shall be deemed (i) approval of the Exit Credit Facility, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Exit Credit Facility Obligors in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the Exit Credit Facility Documents and (ii) authorization to enter into and perform under the Exit Credit Facility Documents.

(c)On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the Exit Credit Facility, (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the Exit Credit Facility Documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(d)The Debtors and Reorganized Debtors and the Persons granted Liens and security interests under the Exit Credit Facility are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.8Authorization and Issuance of New Senior Secured Notes and the NewConvertible Notes.

(a)On the Effective Date, the New Notes Issuer shall issue the New Senior Secured Notes and the New Convertible Notes on the terms set forth in the Plan and the New Senior Secured Notes Documents or the New Convertible Notes Documents, as applicable.

(b)On the Effective Date, the New Senior Secured Notes Documents and the New Convertible Notes Documents shall be executed and delivered.  The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Senior Secured Notes Documents and the New Convertible Notes Documents (including the issuance of New Common Stock upon conversion of the New Convertible Notes) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. Each of the New Senior Secured Notes Documents and the New Convertible Notes Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable New Senior Secured Notes Credit Parties and New Convertible Notes Credit Parties, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

(c)Confirmation of the Plan shall be deemed (i) approval of each of the New Senior Secured Notes Documents and the New Convertible Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the New Senior Secured Notes Credit Parties and New Convertible Notes Credit Parties in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the New Senior Secured Notes Documents and the New Convertible Notes Documents and (ii) authorization to enter into and perform under the New Senior Secured Notes Documents and the New Convertible Notes Documents.

(d)On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Senior Secured Notes Documents and the New Convertible Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Senior Secured Notes Documents and the New Convertible Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

(e)The Reorganized Debtors and the Persons granted Liens and security interests under the New Senior Secured Notes Documents and the New Convertible Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

5.9Convertible Notes Election.

Each (i) Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Consenting Crossholder Claim and (ii) each Consenting Noteholder entitled to receive New Senior Secured Notes on account of its  Senior Unsecured Notes Claim, may, at its option, elect, on a dollar-for-dollar basis, to substitute its allocated share of the New Senior Secured Notes for New Convertible Notes; provided that the amount of New Convertible Notes that may be issued in lieu of the New Senior Secured Notes pursuant to the Convertible Notes Election (inclusive of the Convertible Notes Election available for Consenting Crossholders on account of Consenting Crossholder Claims and Consenting Noteholders on account of Senior Unsecured Notes Claims) shall be subject to a maximum principal amount of $100,000,000 in the aggregate;

provided, further, that the Consenting Crossholders shall be entitled to the first $10,000,000 of New Convertible Notes on account of their Consenting Crossholder Claims on a Pro Rata basis; provided, further, that, with respect to the remaining amount of New Convertible Notes available subject to the Convertible Notes Election, the Consenting Crossholders shall receive New Convertible Notes on a Pro Rata basis with the Consenting Noteholders that exercise the Convertible Notes Election (with such Pro Rata allocation being determined by the electing holder’s allocation of New Senior Secured Notes (on account of both Consenting Crossholder Claims and Senior Unsecured Notes Claims) as the numerator and the total amount of New Senior Secured Notes available to be received by electing holders (on account of both Consenting Crossholder Claims and Senior Unsecured Notes Claims) as the denominator).

5.10Authorization and Issuance of New LP Units.

On and after the Effective Date, if applicable, the Reorganized LP is authorized to issue, or cause to be issued, and shall issue the New LP Units in accordance with the terms of the Plan without the need for any further corporate, limited liability company, or shareholder action.  All of the New LP Units distributable under the Plan shall be duly authorized, validly issued, and fully paid and non-assessable.  All of the New LP Units distributable under the Plan will be entitled to economically equivalent distribution and liquidation rights and will be the only units outstanding with respect to the Reorganized LP upon emergence.

5.11New Common Stock; Listing.

(a)On and after the Effective Date, the Reorganized REIT is authorized to issue, or cause to be issued, and shall issue the New Common Stock in accordance with the terms of the Plan without the need for any further corporate, limited liability company, or shareholder action (or action of any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable).  All of the New Common Stock distributable under the Plan, including New Common Stock that may be issued upon conversion of the New Convertible Notes in accordance with the terms of the New Convertible Notes Indenture, shall be duly authorized, validly issued, and fully paid and non-assessable.

(b)On the Effective Date, the Registration Rights Agreement shall be executed and delivered.  The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the Registration Rights Agreement without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests (or action of any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable).

(c)Upon the Effective Date, the Reorganized Debtors anticipate that they will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp), subject to receiving the approval from the Required Consenting Noteholders.  If approved by the Required Consenting Noteholders the Reorganized Debtors shall use commercially reasonable efforts to have the New Common Stock listed on the New York Stock Exchange, NASDAQ, or another nationally recognized exchange, as soon as reasonably practicable, subject to meeting applicable listing requirements following the Effective Date; provided, that, regardless of the foregoing obligations, the Reorganized Debtors will use commercially reasonable efforts to qualify the New Common Stock for trading in the OTC Markets (formerly known as the Pink Sheets) or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897-9T(d) before the end of the calendar year that includes the Effective Date.

5.12Intercompany Interests.

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect unless otherwise required in accordance with the Restructuring Transactions.

5.13No Substantive Consolidation.

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor, and the Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

5.14Closing of Chapter 11 Cases.

After an Estate has been fully administered, the Debtors or Reorganized Debtors, as applicable, shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

5.15Notice of Effective Date.

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Reorganized Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

ARTICLE VI	DISTRIBUTIONS.

6.1Distributions Generally.

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests in accordance with the terms of the Plan.

6.2No Postpetition Interest on Claims.

Except as otherwise specifically provided for in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any

Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

6.3Date of Distributions.

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon as practicable thereafter; provided, that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate.

6.4Distribution Procedures.

(a)As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)Notwithstanding anything in the Plan to the contrary, Plan Distributions will be distributed through the facilities of DTC to the extent practicable, whether in exchange for old securities held through DTC or otherwise, or,  if such treatment is not eligible for distribution through DTC, will be distributed on the books and records of the respective agent for such instrument, and Reorganized LP, Reorganized REIT, and New Notes Issuer, as applicable, shall take all such reasonable actions as may be required to cause the distribution of the New Senior Secured Notes, New Convertible Notes, New Common Stock, and New LP Units under the Plan.  All New Senior Secured Notes, New Convertible Notes, New Common Stock, and New LP Units to be distributed under the Plan shall be issued on the Effective Date regardless of when the distribution of such instrument actually occurs. Notwithstanding anything in the Plan to the contrary, DTC and any transfer agent, trustee, notes registrar or similar agent shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding the validity of any transaction contemplated by the Plan, including, whether the initial sale and delivery of the New Senior Secured Notes, New Convertible Notes, New Common Stock (including New Common Stock issuable upon exercise of the New Convertible Notes), and New LP Units, is exempt from registration under the Securities Act and/or eligible for DTC book-entry delivery, settlement and depositary services, and neither no Person (including for the avoidance of doubt, DTC nor any transfer agent, trustee, notes registrar or similar agent) may require a legal opinion with respect thereto.

6.5Distributions after Effective Date.

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

6.6Disbursing Agent.

All distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided in the Plan.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 6.19 of the Plan.

6.7Delivery of Distributions.

(a)Subject to section 6.4(a) of the Plan, the Disbursing Agent will issue or cause to be issued, the applicable consideration under the Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by the Plan at: (i) the address of such holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

(b)Except as otherwise provided in the Plan, all distributions to holders of First Lien Credit Facility Claims shall be governed by the First Lien Credit Agreement and shall be deemed completed when made to the First Lien Credit Facility Administrative Agent, which shall be deemed to be the holder of all First Lien Credit Facility Claims for purposes of distributions to be made hereunder.  The First Lien Credit Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of Allowed First Lien Credit Facility Claims, as applicable.  As soon as practicable in accordance with the requirements set forth in this provision, the First Lien Credit Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed First Lien Credit Facility Claims.

(c)Except as otherwise provided in the Plan, all distributions to holders of Senior Unsecured Notes Claims shall be governed by the Senior Unsecured Notes Indenture and, except as otherwise reasonably requested by the Senior Unsecured Notes Trustee, shall be deemed completed when made to the Senior Unsecured Notes Trustee, which shall be deemed to be the holder of all Senior Unsecured Notes Claims for purposes of distributions to be made hereunder.  The Senior Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Senior Unsecured Notes Claims, as applicable.  As soon as practicable in accordance with the requirements set forth in this provision, the Senior Unsecured Notes Trustee shall arrange to deliver such distributions to or on behalf of such holders of Allowed Senior Unsecured Notes Claims.  Notwithstanding anything to the contrary in the Plan, the distribution of the New Senior Secured Notes, the New Convertible Notes, the New LP Units, and the New Common Stock shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply.  In connection with such distribution, the Senior Unsecured Notes Trustee shall deliver instructions to DTC instructing DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Unsecured Notes Claims on the Effective Date.  If the Senior Unsecured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Senior Unsecured Notes Trustee’s cooperation, shall make such distributions to the extent practicable to do so. The Senior Unsecured Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Allowed Senior Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.  Notwithstanding the preceding, the Debtors may elect (with the consent of the Required Consenting Noteholders) to use any other book entry delivery, settlement and depositary service in lieu of DTC as it deems efficient and appropriate (an “Alternative Service”) solely to the extent the New Senior Secured Notes, New Convertible Notes, New Common Stock, or New LP Units are not eligible for deposit through DTC, provided, that delivery of the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units through Alternative Service shall not be mandatory.

6.8Unclaimed Property.

One (1) year from the later of: (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date of a Claim distribution on an Allowed Claim, all distributions payable on account of such Claim that are undeliverable or otherwise unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred. The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

6.9Satisfaction of Claims.

Unless otherwise provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

6.10Manner of Payment under Plan.

Except as specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

6.11Claims Paid or Payable by Third Parties.

(a)Claims Paid by Third Parties.  A Claim may be reduced in full, and such Claim may be Disallowed, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, the Reorganized Debtors, or the Disbursing Agent.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, the Reorganized Debtors, or the Disbursing Agent on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the Debtor, the Reorganized Debtors, or the Disbursing Agent to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  In the event such Holder fails to timely repay or return such distribution, the Debtors or the Reorganized Debtors may pursue any rights and remedies against such Holder under applicable law.

(b)Claims Payable by Insurance Carriers.  No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.  To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ satisfaction, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

(c)Applicability of Insurance Policies.  Except as otherwise provided in the Plan, payments to Holders of Claims shall be in accordance with the provisions of any applicable Insurance Policy and subject to the terms thereof.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

6.12Fractional Shares and Notes.

(a)No fractional shares of New Common Stock or New LP Units shall be distributed.  When any distribution would otherwise result in the issuance of a number of shares of New Common Stock or New LP Units that is not a whole number, the New Common Stock, or New LP Units, as applicable, subject to such distribution shall be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (ii) fractions less than 1/2 shall be rounded to the next lower whole number.  The total number of shares of New Common Stock or New LP Units to be distributed on account of Allowed Claims shall be adjusted as necessary to account for the rounding provided for herein.  No consideration shall be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent, as applicable, shall have an obligation to make a distribution pursuant to the Plan that is less than one (1) share of New Common Stock, less than one (1) New LP Unit, or less than $100.00 in Cash.  Fractional shares of New Common Stock or New LP Units that are not distributed in accordance with this section shall be returned to, and ownership thereof shall vest in, Reorganized REIT.

(b)The New Senior Secured Notes and New Convertible Notes each shall be issued in denomination of $1.00 and integral multiples of $1.00 and any other amounts shall be rounded down.

6.13No Distribution in Excess of Amount of Allowed Claim.

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Claim (plus any postpetition interest on such Claim solely to the extent permitted by section 6.2 of the Plan).

6.14Allocation of Distributions Between Principal and Interest.

Except as otherwise provided in the Plan and subject to section 6.2 of the Plan or as otherwise required by law (as determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

6.15Exemptions from Securities Laws; Listing.

(a)The offering, issuance of, and the distribution under the Plan of the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, and New LP Units shall be exempt, without further act or actions by any Entity, from registration under the Securities Act, and all rules and regulations promulgated thereunder, and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code.  Pursuant to section 1145 of the Bankruptcy Code, the New Senior Secured Notes, the New Convertible Notes (and the New Common Stock issued upon conversion thereof), the New Common Stock, and the New LP Units may be resold without registration under the Securities Act or other federal securities laws by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with, or the limitations of, any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities, (iii) the restrictions, if any, on the transferability of such securities under the terms of the New Senior Secured Notes Indenture, the New Convertible Notes Indenture, or the New Corporate Governance Documents, as applicable, and (iv) applicable regulatory approval. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

(b)Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC, or any Alternative Service) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the initial sale and delivery by the issuer to the holders of New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units is exempt from registration and/or eligible for DTC (or any Alternative Service) book-entry delivery, settlement, and depository services.  The Confirmation Order shall provide that DTC (or any Alternative Service) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units is exempt from registration and/or eligible for DTC (or any Alternative Service) book-entry delivery, settlement, and depository services.

6.16Setoffs and Recoupments.

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off or recoup against any Allowed Claim, other than a Senior Unsecured Notes Claim, First Lien Credit Facility Claim, or Consenting Crossholder Claim, and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

6.17Rights and Powers of Disbursing Agent.

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all applicable distributions or payments provided for under the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

6.18Expenses of Disbursing Agent.

Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ fees and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

6.19Withholding and Reporting Requirements.

(a)Withholding Rights.  In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan; provided, that in the case of any payments with respect to the Senior Unsecured Notes Claims, the Reorganized Debtors shall use commercially reasonable efforts to provide the payment recipient with reasonable advance notice of any withholding that it, or its agents, intend to make on any such payment, and shall use its commercially reasonable efforts to cooperate, or direct it agents to cooperate, with such payment recipient to minimize any applicable withholding.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other person that receives a distribution pursuant to the Plan shall have responsibility under applicable law for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other person designated by the Reorganized Debtors (which person shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign person) applicable Form W-8.  If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other person designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

ARTICLE VII	PROCEDURES FOR RESOLVING CLAIMS.

7.1Allowance of Claims.

Except as expressly provided in the Plan (including as provided in sections 4.3 and 4.4 of the Plan) or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), Allowing such Claim.  On and after the Effective Date, each of the Debtors or the Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses with respect to any Claim immediately before the Effective Date.

7.2Objections to Claims.

(a)Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, shall have the authority (i) to file, withdraw, or litigate to judgment objections to Claims; (ii) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

(b)Any objections to a Claim shall be filed on or before the date that is the later of (i) one hundred eighty (180) days after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors, as such deadline may be extended from time to time; provided, that the expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims asserted in the ordinary course of business other than through a Proof of Claim.

7.3Estimation of Claims.

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) calendar days after the date on which such Claim or Interest is estimated.

7.4Disputed Claims Reserve

(a)On or before the Effective Date, the Debtors or Reorganized Debtors (with the reasonable consent of the Required Consenting Noteholders), as applicable, shall establish one or more reserves with respect to amounts that would otherwise be distributable to holders of Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date (for the avoidance of doubt, deducting such amounts, if any, from the recoveries set forth in sections 4.7(a) and 4.14(a) of the Plan, respectively), which reserves shall be administered by the Debtors, the Reorganized Debtors, or the Distribution Agent, as applicable.  After the Effective Date, the Reorganized Debtors or the Distribution Agent shall hold such assets in such reserve(s) in trust for the benefit of those holders, if any, of Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date that are determined to be Allowed after the Distribution Record.  The Reorganized Debtors or the Distribution Agent shall distribute such amounts (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims reserve, including in connection with such distribution), as provided in the Plan, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Articles IV and VI of the Plan solely to the extent of the amounts available in the applicable reserve(s).

(b)At such time as all Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date have been resolved, any remaining assets in the Disputed Claims reserve (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims reserve, including in connection with such distribution) shall be distributed to holders of Allowed Unsecured Claims and Allowed Section 510(b) Claims in accordance with the terms of Article IV of the Plan.

(c)Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, or the receipt of a determination by the Internal Revenue Service, the Debtors, the Reorganized Debtors or the Distribution Agent, as applicable, shall treat the Disputed Claims reserve(s) established under this section 7.4 of the Plan as one or more “disputed ownership funds” governed by Treasury Regulation section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Debtors, the Reorganized Debtors, the Distribution Agent, and the holders of Disputed Claims) shall be required to report for tax purposes consistently with the foregoing.  The Reorganized Debtors or the Distribution Agent, as applicable, may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Disputed Claims reserve(s) for all taxable periods through the date on which final distributions are made.

(d)Each Disputed Claims reserve shall be responsible for payment, out of the assets of such reserve, of any taxes imposed on the Disputed Claims reserve or its assets.  In the event, and to the extent, any Cash in the Disputed Claims reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of such reserve (including any income that may arise upon the distribution of the assets in such reserve) or other expenses, assets of the Disputed Claims reserve (e.g., the New Common Stock) may be sold to pay such taxes or other expenses.

7.5Adjustment to Claims Register Without Objection.

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors, as applicable, upon agreement between the parties in interest without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

7.6Disallowance of Claims.

Any Claims (other than any Claims that are expressly deemed Allowed Claims pursuant to the Plan) held by Entities from which property is recoverable pursuant to a Cause of Action under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable pursuant to a Cause of Action under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

7.7Claim Resolution Procedures Cumulative.

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

7.8No Distributions Pending Allowance.

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

7.9Distributions after Allowance.

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required by the Bankruptcy Code.

ARTICLE VIII	EXECUTORY CONTRACTS AND UNEXPIRED LEASES.

8.1General Treatment.

(a)As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b)Subject to (i) satisfaction of the conditions set forth in section 8.1(a) of the Plan, (ii) resolution of any disputes in accordance with section 8.2 of the Plan with respect to the contracts or leases subject to such disputes, and (iii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

(c)To the maximum extent permitted by law, to the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such executory contract or unexpired lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto.

(d)The Debtors reserve the right, subject to the consent of the Required Consenting Noteholders and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, in each case, such consent not to be unreasonably withheld, on or before 5:00 p.m. (prevailing Central Time) on the date that is seven (7) days before the Confirmation Hearing, or such other time as may be agreed in writing between the Debtors and the applicable counterparty, to amend the Schedule of Rejected Contracts to add or remove any executory contract or unexpired lease; provided that if the Confirmation Hearing is adjourned or continued, such amendment right shall be extended to 5:00 p.m. (prevailing Central Time) on the date that is seven (7) days before the rescheduled or continued Confirmation Hearing, and this proviso shall apply in the case of any and all subsequent adjournments and continuances of the Confirmation Hearing; provided, further that the Debtors may amend the Schedule of Rejected Contracts to add or delete any executory contracts or unexpired leases after such date to the extent agreed with the relevant counterparties and entry of an order of the Bankruptcy Court.

8.2Determination of Assumption and Cure Disputes; Deemed Consent.

(a)The Debtors shall file, as part of the Plan Supplement, the Schedule of Rejected Contracts.  At least ten (10) days before the deadline to object to confirmation of the Plan, the Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed, assumed and assigned, or rejected reflecting the Debtors’ intention to potentially assume, assume and assign, or reject the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any).  Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors within seven (7) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court.  Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such executory contract or unexpired lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable.  Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in this section 8.2(a), shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(b)If there is an Assumption Dispute pertaining to assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided, that the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, such consent not to be unreasonably withheld) or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(c)To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of the Assumption Dispute; provided, that the Debtors or the Reorganized Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the

Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(d)Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied by the Debtors or Reorganized Debtors, as the case may be, upon assumption of the underlying contracts and unexpired leases.  Assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption.  Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed or assigned shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such contract or unexpired lease.

8.3Rejection Damages Claims.

Unless otherwise provided by an order of the Bankruptcy Court, proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such executory contract or unexpired lease, and (iii) the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Reorganized Debtors, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary.  Claims arising from the rejection of the Debtors’ executory contracts or unexpired leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 7.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

8.4Survival of the Debtors’ Indemnification Obligations.

(a)All Indemnification Obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors on terms reasonably acceptable to the Debtors and Required Consenting Noteholders; provided, that the Indemnification Obligations assumed pursuant to the Plan shall be on terms and conditions reasonably acceptable to the Debtors and the Required Consenting Noteholders.  Any claim based on the Debtors’ Indemnification Obligations that are assumed under the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b)In accordance with the foregoing, the Reorganized Debtors shall cooperate with current and former officers, directors, members, managers, agents, or employees in relation to the Indemnification Obligations assumed under the Plan, including responding to reasonable requests for information and providing access to attorneys, financial advisors, accountants and other professionals with knowledge of matters relevant to any such claim covered by an Indemnification Obligation assumed under the Plan, including any claim or Cause of Action arising under any state or federal securities laws.

8.5Employment Arrangements.

(a)All Employment Arrangements shall be treated as executory contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code (which assumption shall include any modifications to such employments agreements, including, without limitation, modifications to the terms of any retention or incentive agreements for senior executives of the Debtors, as requested by the Required Consenting Noteholders). Any assumption of the Employment Arrangements hereunder shall not trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No participant shall have rights under the Benefit Plans and Employment Arrangements assumed pursuant to the Plan other than those existing immediately before such assumption.

(b)Any amounts outstanding under the Debtors’ two-tier key employee retention program for certain key employees shall be paid no later than the Effective Date.

(c)Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall continue to honor all retiree benefits in accordance with section 1129(a)(13) of the Bankruptcy Code, and the obligations thereunder shall be paid in accordance with the terms thereof.

8.6Insurance Policies.

(a)In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy, and all members, managers, directors, and officers who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(b)Notwithstanding anything to the contrary in the Plan, Plan Supplement, any claims bar date notice or claim objection, or any other document related to any of the foregoing:  (i) each of the Debtors’ Insurance Policies are treated as Executory Contracts under the Plan, and unless otherwise provided in the Plan, on the Effective Date, each Insurance Policy to which the Debtors are a party as of the Effective Date shall be assumed by the Reorganized Debtors in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code unless such Insurance Policy (A) was rejected by the Debtors prior to the Effective Date pursuant to a Bankruptcy Court order or (B) is the subject of a motion to reject pending on the Effective Date; (ii) nothing in the Plan, Plan Supplement, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening) (A) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Policies or (B) alters or modifies the duty, if any, that the Insurers have to pay claims covered by such Insurance Policies and their rights, if any, to seek payment or reimbursement from the Debtors or the Reorganized Debtors or draw on any collateral or security therefor; (iii) nothing shall alter, modify, amend, affect, impair, or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, insureds, Debtors, and the Reorganized Debtors, as applicable, under the Insurance Policies in any manner, and such Insurers, insureds, Debtors, and the Reorganized Debtors, as applicable, shall retain all rights and defenses under such Insurance Policies, and such Insurance Policies shall apply to, and be enforceable by and against, the insureds and the Reorganized Debtors, as applicable, in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date; and (iv) the automatic stay set forth in section 362(a) of the Bankruptcy Code and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit:  (A) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; and (B) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (I) workers’ compensation claims, (II) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article X of the Plan, if and to the extent applicable, to proceed with its claim, and (III) all costs in relation to each of the foregoing.

8.7Tax Agreements.

Notwithstanding anything to the contrary in the Plan Documents, the Plan, the Plan Supplement, any claims bar date notice or claim objection, and any other document related to any of the foregoing, any written tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and, to the extent the Debtors determine, with the consent of the Required Consenting Noteholders and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders (in each case, which consent shall not be unreasonably withheld) that such agreements are beneficial to the Debtors, shall be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, unless any such tax sharing agreement (of which the principal purpose is the allocation of taxes) otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with section 8.1 of the Plan.  Unless otherwise noted hereunder, all other written tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

8.8Modifications, Amendments, Supplements, Restatements, or OtherAgreements.

Unless otherwise provided in the Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instruments, or other document is listed in any notices of assumed contracts.

8.9Reservation of Rights.

(a)Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

ARTICLE IX	CONDITIONS PRECEDENT TO OCCURRENCE OF EFFECTIVE DATE.

9.1Conditions Precedent to Effective Date.

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied or waived in accordance with the Plan:

(a)the Plan Supplement has been filed;

(b)the Bankruptcy Court has entered the Confirmation Order and such Confirmation Order has not been stayed, modified, or vacated;

(c)the Restructuring Support Agreement shall be in full force and effect and binding on all parties thereto and not be (i) identified on the Schedule of Rejected Contracts or (ii) subject of a pending motion to reject executory contracts, all conditions shall have been satisfied thereunder, and no default shall exist thereunder that has not otherwise been cured or waived;

(d)the conditions to the effectiveness of the Exit Credit Facility Documents, New Senior Secured Notes Documents, and New Convertible Notes Documents have been satisfied or waived in accordance with the terms thereof, and the Exit Credit Facility Documents, New Senior Secured Notes Documents, and New Convertible Notes Documents are in full force and effect and binding on all of the respective parties thereto;

(e)the Debtors shall have implemented the Restructuring Transactions and all other transactions contemplated by the Plan and the Restructuring Support Agreement in a manner consistent in all material respects with the Plan and Restructuring Support Agreement and otherwise reasonably acceptable to the parties entitled to consent thereunder;

(f)all outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date), to the extent invoiced before the Effective Date, shall have been paid in full in Cash by the Debtors in accordance with, and subject to, the terms of the Restructuring Support Agreement;

(g)all governmental approvals, including Bankruptcy Court approval, necessary to effectuate the Restructuring Transactions shall have been obtained and all applicable waiting periods have expired;

(h)all actions, documents (including the Plan Documents), and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto, in form and substance consistent in all respects with the Restructuring Support Agreement and reasonably acceptable to the relevant parties under the Restructuring Support Agreement (other than the New Corporate Governance Documents, which shall be acceptable to the Required Consenting Non-Crossholders and the Required Consenting Crossholders in their sole discretion as provided herein), and shall not have been modified in a manner inconsistent with the Restructuring Support Agreement;

(i)the New Corporate Governance Documents, in form and substance acceptable to the Required Consenting Noteholders, and Exit Credit Facility Borrower New Corporate Governance Documents, in form and substance acceptable to the Required Consenting Noteholders and Required Consenting Bank Lenders, shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporate, limited liability company, or alternative comparable laws, as applicable;

(j)the Debtors shall have sufficient Cash on hand to make all Cash payments required to be made on the Effective Date pursuant to the Plan;

(k)the issuance of the New Convertible Notes shall be approved by the Bankruptcy Court on terms substantially similar to the terms set forth in the Plan Documents; and

(l)the Fee Escrow Account shall have been established and funded with Cash in accordance with section 2.2(b) of the Plan.

9.2Waiver of Conditions Precedent.

(a)Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by (i) solely with respect to the condition precedent to the occurrence of the Effective Date set forth in section 9.1(l) of the Plan, the Debtors, the Required Consenting Noteholders, and the Creditors’ Committee and (ii) with respect to all other conditions precedent to the occurrence of the Effective Date, in each case, the Debtors and the parties holding applicable consent rights pursuant to the Plan or Restructuring Support Agreement, as applicable, with respect to such condition precedent without leave of or order of the Bankruptcy Court.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.  If the Plan is confirmed for fewer than all of the Debtors, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.

(c)The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

9.3Effect of Failure of a Condition.

If the conditions listed in section 9.1 of the Plan are not satisfied or waived in accordance with section 9.2 of the Plan on or before the Effective Date, the Plan shall be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the Consenting Creditors, or any other Person.

9.4Substantial Consummation.

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

ARTICLE X	EFFECT OF CONFIRMATION.

10.1Binding Effect.

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under the Plan and whether such holder has accepted the Plan.

10.2Vesting of Assets.

Except as otherwise provided in the Plan or any Plan Document, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests.  Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to or order of the Bankruptcy Court. For the avoidance of doubt, to the extent confirmation of the Plan is revoked and the Chapter 11 Cases subsequently are converted to cases under chapter 7 of the Bankruptcy Code, the applicable provisions of chapter 7 and chapter 11 of the Bankruptcy Code, as applicable, shall apply.

10.3Discharge of Claims Against and Interests in Debtors.

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan or in the Confirmation Order, each holder (as well as any trustee or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or Reorganized Debtor, or any of their Assets or property, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

10.4Pre-Confirmation Injunctions and Stays.

Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

10.5Injunction against Interference with Plan.

Upon entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

10.6Plan Injunction.

(a)Except as otherwise provided in the Plan or in the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in any or all of the Debtors and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, are permanently enjoined after the entry of the Confirmation Order from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor, (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan, and the Plan Documents, to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents.

(b)By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in this section 10.6 of the Plan.

10.7Releases.

(a)Releases by Debtors.

As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Plan and the obligations contemplated by the Plan Documents or as otherwise provided in any order of the Bankruptcy Court, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other Persons that may purport to assert any Cause of Action derivatively, by or through the foregoing Persons, from any and all claims and Causes of Action (including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Estates, which include, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal or state securities laws or otherwise that the Debtors, the Reorganized Debtors, the Estates, or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring, the Wells Fargo Adversary Proceeding, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan, the Restructuring Support Agreement, the Plan Documents or related agreements, instruments, or other documents relating thereto, or the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that nothing herein shall be construed to release any Released Party from Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct as determined by a Final Order.

Notwithstanding anything to the contrary herein, as of the Effective Date, all claims and Causes of Action arising under chapter 5 of the Bankruptcy Code that exist or may exist against the Senior Unsecured Notes Trustee, the holders of Senior Unsecured Notes Claims, the First Lien Credit Facility Administrative Agent, the holders of First Lien Credit Facility Claims, or Consenting Crossholders shall be released and discharged to the maximum extent permitted by law.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases in section 10.7(a) of the Plan (the “Debtor Releases”), which includes by reference each of the related provisions and definitions under the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases are: (i) in exchange for the good and valuable consideration provided by the Released Parties, (ii) a good faith settlement and compromise of the released Claims released by the Debtors, the Reorganized Debtors, and the Estates, as applicable, (iii) in the best interests of the Debtors, the Estates, and all holders of Claims and

Interests, (iv) fair, equitable and reasonable, (v) given and made after due notice and opportunity for hearing, and (vi) a bar to any of the Debtors, the Reorganized Debtors, and the Estates, as applicable, asserting any Claim or Cause of Action released pursuant to the Debtor Releases.

(b)Releases by Holders of Claims or Interests.

As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents and the obligations contemplated by the Restructuring Transactions, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service and contribution of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all claims and Causes of Action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such holders or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the Wells Fargo Adversary Proceeding, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors (including, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interactions between any Debtor and any Released Party, the Wells Fargo Adversary Proceeding, the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Plan Documents, and related agreements, instruments, and other documents, and the negotiation, formulation, preparation, or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission; provided, that nothing herein shall be construed to release any Released Party from Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct as determined by a Final Order.

Notwithstanding anything to the contrary herein, as of the Effective Date, all claims and Causes of Action arising under chapter 5 of the Bankruptcy Code that exist or may exist against the Senior Unsecured Notes Trustee, the holders of Senior Unsecured Notes Claims, the First Lien Credit Facility Administrative Agent, the holders of First Lien Credit

Facility Claims, or Consenting Crossholders shall be released and discharged to the maximum extent permitted by law.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases in section 10.7(b) of the Plan (the “Third-Party Releases”), which includes by reference each of the related provisions and definitions under the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases are:  (i) consensual, (ii) essential to the confirmation of the Plan, (iii) given in exchange for the good and valuable consideration provided by the Released Parties, (iv) a good faith settlement and compromise of the Claims released by the Third-Party Releases, (v) in the best interests of the Debtors and their Estates, (vi) fair, equitable and reasonable, (vii) given and made after due notice and opportunity for hearing, and (viii) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases.

10.8Exculpation.

To the fullest extent permitted by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Exit Credit Facility, the New Senior Secured Notes, the New Convertible Notes, the New Common Stock, the New LP Units, the Management Incentive Plan, the Disclosure Statement, the Restructuring Support Agreement, the Restructuring Transactions, and the Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the Wells Fargo Adversary Proceeding; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; the postpetition purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors; or the transactions in furtherance of any of the foregoing; other than Claims or Causes of Action arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct as determined by a Final Order, but in all respects the Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel.  The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

10.9Injunction Related to Releases and Exculpation.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any Claims, obligations,

suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or the Confirmation Order.

10.10Subordinated Claims.

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

10.11Retention of Causes of Action and Reservation of Rights.

Except as otherwise provided in the Plan, including sections 10.6, 10.7, 10.8, and 10.9 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including any affirmative Causes of Action against parties with a relationship with the Debtors.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

10.12Ipso Facto and Similar Provisions Ineffective.

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions.

ARTICLE XI	RETENTION OF JURISDICTION.

11.1Retention of Jurisdiction.

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order;

(c)to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(f)to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, the Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)to hear and determine all Fee Claims;

(j)to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate the Plan;

(m)to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any claims bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(q)to hear, adjudicate, decide, or resolve any and all matters related to Article X of the Plan, including the releases, discharge, exculpations, and injunctions issued thereunder;

(r)to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(s)to recover all Assets of the Debtors and property of the Estates, wherever located; and

(t)to enter a final decree closing each of the Chapter 11 Cases.

ARTICLE XII	MISCELLANEOUS PROVISIONS.

12.1Exemption from Certain Transfer Taxes.

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (iv) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (v) the grant of Collateral under the Exit Credit Facility Documents, the New Senior Secured Notes Documents, and the New Convertible Notes Documents and (vi) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

12.2Request for Expedited Determination of Taxes.

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

12.3Dates of Actions to Implement Plan.

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

12.4Amendments.

(a)Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors in accordance with the terms of the Restructuring Support Agreement and with the consent of the parties entitled to consent thereunder, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, and in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors, with consent of the parties entitled to consent thereunder, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan with consent of the Required Consenting Creditors, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan.

12.5Revocation or Withdrawal of Plan.

Subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor (i) the Plan shall be null and void in all respects,

(ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (B) prejudice in any manner the rights of such Debtor or any other Person, or (C) constitute an admission of any sort by any Debtor or any other Person.

12.6Severability.

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with this section, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be) and the Required Consenting Creditors, and (iii) nonseverable and mutually dependent.

12.7Governing Law.

Except to the extent that the Bankruptcy Code or other federal law is applicable or to the extent that a Plan Document provides otherwise, the rights, duties, and obligations arising under the Plan and the Plan Documents shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof.

12.8Immediate Binding Effect.

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 7062, or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Documents shall be immediately effective and enforceable and deemed binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, the holders of Claims and Interests, the Released Parties, and each of their respective successors and assigns.

12.9Successors and Assigns.

The rights, benefits, and obligations of any Person named or referred to in the Plan shall be binding on and shall inure to the benefit of any heir, executor, administrator, successor, or permitted assign, if any, of each such Person.

12.10Entire Agreement.

On the Effective Date, the Plan, the Plan Supplement, and the Confirmation Order shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

12.11Computing Time.

In computing any period of time prescribed or allowed by the Plan, unless otherwise set forth in the Plan or determined by the Bankruptcy Court, the provisions of Bankruptcy Rule 9006 shall apply.

12.12Exhibits to Plan.

All exhibits, schedules, supplements, and appendices to the Plan (including the Plan Supplement) are incorporated into and are a part of the Plan as if set forth in full in the Plan.

12.13Notices.

All notices, requests, and demands hereunder shall be in writing (including by facsimile transmission and/or by email) and, unless otherwise provided herein, shall be deemed to have been duly given or made only when actually delivered or, in the case of notice by facsimile or email transmission, when received, addressed as follows:

(a)if to the Debtors or Reorganized Debtors:

CBL & ASSOCIATES PROPERTIES, INC.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421

Attn: Jeffery V. Curry, Esq., Chief Legal Officer

Telephone: (423) 490-8642

Facsimile: (423) 893-4371

Email:  Jeff.Curry@cblproperties.com

– and –

WEIL, GOTSHAL & MANGES LLP

700 Louisiana Street, Suite 1700

Houston, Texas 77002

Attn:Alfredo R. Pérez, Esq.

Telephone: (212) 310-8000

Facsimile:  (713) 224-9511

Email:	Alfredo.Perez@weil.com

– and –

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Attn:  Ray C. Schrock, P.C., Garrett A. Fail, Esq., and Moshe A. Fink, Esq.
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

Email:	Ray.Schrock@weil.com
Garrett.Fail@weil.com
Moshe.Fink@weil.com

Attorneys for Debtors

(b)if to the Consenting Noteholders:

AKIN GUMP STRAUSS HAUER & FELD LLP
One Bryant Park

New York, New York 10036
Attn:  Michael Stamer, Esq., Meredith Lahaie, Esq., and Kevin Zuzolo, Esq.
Telephone: (212) 872-1000
Facsimile: (212) 872-1002

Email:	mstamer@akingump.com
mlahaie@akingump.com
kzuzolo@akingump.com

Attorneys for the Consenting Noteholders

– and –

WHITE & CASE LLP
200 South Biscayne Boulevard, Suite 4900

Miami, Florida 33131

Attn:  Thomas Lauria, Esq., Brian Pfeiffer, Esq., and Michael Shepherd, Esq.
Telephone: (305) 371-2700

Email:	tlauria@whitecase.com
brian.pfeiffer@whitecase.com
mshepherd@whitecase.com

Attorneys for certain of the Consenting Crossholders

(c)if to the First Lien Credit Facility Administrative Agent

JONES DAY
325 John H. McConnell Boulevard, Suite 600

Columbus, Ohio 43215
Attn:  Matthew Corcoran, Esq. and Benjamin Rosenblum, Esq.
Telephone: (614) 469-3939
Facsimile: (614) 461-4198

Email:	mccorcoran@jonesday.com
brosenblum@jonesday.com

Attorneys for the First Lien Credit Facility Administrative Agent

(d)if to the Creditors’ Committee

MCDERMOTT WILL & EMERY LLP
2501 North Harwood Street, Suite 1900

Dallas, Texas 75201
Attn:  Charles R. Gibbs, Esq. and Jane A. Gerber, Esq.
Telephone: (214) 295-8000
Facsimile: (972) 232-3098

Email:	crgibbs@mwe.com
jagerber@mwe.com

– and –

MCDERMOTT WILL & EMERY LLP
340 Madison Ave.

New York, New York 10173
Attn:  Kristin K. Going, Esq. and Stacy A. Lutkus, Esq.
Telephone: (212) 547-5400
Facsimile: (212) 547-5444

Email:	kgoing@mwe.com
salutkus@mwe.com

Attorneys for the Creditors’ Committee

After the occurrence of the Effective Date, the Reorganized Debtors have authority to send a notice to Entities that, to continue to receive documents pursuant to Bankruptcy Rule 2002, such entities must file a renewed request to receive documents pursuant to Bankruptcy Rule 2002; provided, that the U.S. Trustee need not file such a renewed request and shall continue to receive documents without any further action being necessary.  After the occurrence of the Effective Date, the Reorganized Debtors are authorized to limit the list of entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed such renewed requests.

12.14Dissolution of Committee.

On the Effective Date, any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee, shall dissolve; provided, that following the Effective Date, any such committees, including the Creditors’ Committee, shall continue in existence and have standing and a right to be heard solely for the limited purposes of (i) filing and prosecuting applications for allowance of Fee Claims, and (ii) any appeal of the Confirmation Order or other appeal to which the Creditors’ Committee is a party.  Upon the dissolution of any official committees appointed in the Chapter 11 Cases, including the Creditors’ Committee, such committee members and their respective Professional Persons shall cease to have any duty, obligation, or role arising from or related to the Chapter 11 Cases and shall be released and discharged from all rights and duties from or related to the Chapter 11 Cases.  For the avoidance of doubt, the Reorganized Debtors shall be responsible for paying fees and expenses incurred by members of the Creditors’ Committee and/or advisors to the Creditors’ Committee after the Effective Date with respect to the limited purposes identified in section 12.14 of the Plan.

12.15Reservation of Rights.

Except as otherwise provided herein, the Plan shall be of no force or effect unless the Bankruptcy Court enters the Confirmation Order.  None of the filing of the Plan, any statement or provision of the Plan, or the taking of any action by the Debtors or any other person with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of the Debtors or any other person with respect to any Claims or Interests prior to the Effective Date.

12.16Waiver or Estoppel.

Each holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, the Restructuring Support Agreement, or papers filed with the Bankruptcy Court prior to the Confirmation Date.

Dated:May 18, 2021

Chattanooga, Tennessee

Respectfully submitted,
By:	/s/ Farzana Khaleel
Name: Title:	Farzana Khaleel Chief Financial Officer and Executive Vice President on behalf of the Debtors

Exhibit A

Restructuring Support Agreement

[Signature Page to Plan]

THIS FIRST AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  Nothing contained in thIS First Amended and restated RESTRUCTURING SUPPORT AGREEMENT shall be an admission of fact or liability OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS FIRST AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT IS THE PRODUCT OF SETTLEMENT DISCUSSIONS AMONG THE PARTIES THERETO.  ACCORDINGLY, THIS first amended and restated RESTRUCTURING SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS FIRST AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED HEREIN, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTATION INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTATION AND THE APPROVAL RIGHTS OF THE PARTIES SET FORTH HEREIN AND IN SUCH DEFINITIVE DOCUMENTATION.

FIRST AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT

This FIRST AMENDED AND RESTATED RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules hereto in accordance with Section 13.02, collectively, this “Agreement”), is made and entered into on March 21, 2021, by and among the following parties (each of the following described in sub-clauses (i) through (iii) of this preamble, collectively, the “Parties”):1

i.

CBL & Associates Properties, Inc., a corporation incorporated under the Laws of Delaware (the “Company”), and each of its affiliates listed on Exhibit A to this Agreement and each of its and their Affiliates who are included as debtors in the Chapter 11 Cases or non-debtor Affiliates that will pledge assets or provide guarantees in support of new debt instruments to be issued pursuant to this Agreement (collectively and together with the Company, the “Company Parties”);

ii.

the undersigned beneficial owners and/or investment advisors or managers of discretionary funds, accounts, or other entities for the holders or beneficial owners of the Notes Claims and/or Consenting Crossholder Claims that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties and counsel to the Bank Agent (collectively, the “Consenting Noteholders”); and

iii.

the undersigned lenders and/or their respective affiliated investment advisors or managers of discretionary funds, accounts, or other entities for lenders party to that that certain Credit Agreement, dated as of January 30, 2019 (the “First Lien Credit Agreement”), that have executed and delivered counterpart signature pages to this Agreement, a Joinder, or a Transfer Agreement to counsel to the Company Parties and counsel to the Consenting Noteholders (collectively, but excluding any Consenting Crossholders the “Consenting Bank Lenders” and, together with the Consenting Noteholders and the Consenting Crossholders, the “Consenting Creditors”).

RECITALS

WHEREAS, the Company Parties and the Consenting Noteholders entered into that certain Restructuring Support Agreement, dated as of August 18, 2020 (the “Original Restructuring Support Agreement”);

WHEREAS, the Original Restructuring Support Agreement is deemed to be amended and restated in its entirety in the form of this Agreement;

WHEREAS, beginning on November 1, 2020 (the “Petition Date”), the Company and certain of its affiliates commenced voluntary cases under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court” and the cases commenced, the “Chapter 11 Cases”);

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1.

1

WHEREAS, the Parties have negotiated in good faith and at arm’s length with respect to the Company Parties’ capital structure and have agreed upon the terms set forth in this Agreement and as specified in the plan term sheet attached as Exhibit B hereto (the “Plan Term Sheet” and, such transactions as described in this Agreement and the Plan Term Sheet, collectively, the “Restructuring Transactions”);

WHEREAS, the Company Parties will implement the Restructuring Transactions through the Chapter 11 Cases;

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement and the Plan Term Sheet;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Company Parties (jointly and severally), each of the Consenting Noteholders (severally but not jointly), and each of the Consenting Bank Lenders (severally but not jointly), intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.Definitions and Interpretation.

1.01.Definitions.  Capitalized terms used but not defined in this Agreement have the meanings given to such terms in the Plan Term Sheet.  Additionally, the following terms shall have the following definitions:

“2023 Missed Payment” has the meaning set forth in Section 4.02(b).

“2023 Notes” means CBL Limited Partnership’s 5.25% Senior Notes due 2023, issued in the aggregate principal amount of $450 million, pursuant to the Indenture.

“2026 Missed Payment” has the meaning set forth in Section 4.02(b).

“2026 Notes” means CBL Limited Partnership’s 5.95% Senior Notes due 2026, issued in the aggregate principal amount of $625 million, pursuant to the Indenture.

“Adversary Proceeding” means adversary proceeding case number 20-03454 styled CBL & Associates Properties, Inc. et al. v. Wells Fargo Bank, National Association.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (including any affiliated funds of such Person).  For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for the avoidance of doubt, with respect

2

to the Company Parties, Affiliates shall not include any of the Company Parties’ joint venture partners.

“Agreement” has the meaning set forth in the preamble.

“Agreement Effective Date” has the meaning set forth in Section 2.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Akin Gump” means Akin Gump Strauss Hauer and Feld LLP.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture or similar transaction involving any one or more Company Parties, or any Affiliates of the Company Parties, or the debt, equity, or other interests in any one or more Company Parties or any Affiliates of the Company Parties, in each case other than the Restructuring Transactions.

“Amended Employment Agreements” means (i) the form of Amended and Restated Employment Agreement and (ii) the form of Second Amended and Restated Retention Bonus Agreement, each as prepared by the Company Parties in consultation with counsel to the Consenting Noteholders.

“Amended Plan” means the revised chapter 11 plan, consistent in all material respects with the terms of this Agreement and the Plan Term Sheet, to be filed by the Company Parties in the Chapter 11 Cases.

“Bank Agent” means Wells Fargo Bank, National Association, solely in its capacity as administrative agent under the First Lien Credit Agreement.

“Bank Claim Subsidiaries” has the meaning set forth in the Plan Term Sheet.

“Bank Lender Claim” means any First Lien Credit Facility Claim that is not a Consenting Crossholder Claim.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday, or a U.S. federal holiday as recognized by banking institutions in the City of New York.

“Causes of Action” means any action, Claim, cause of action, controversy, demand, right, action, lien, indemnity, existing equity interest, guaranty, suit, obligation, liability, damage,

3

judgment, account, defense, offset, power, privilege, license, and franchise of any kind or character whatsoever, whether known, unknown, contingent or noncontingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, in contract or in tort, in law or in equity, or pursuant to any other theory of law.

“CBL Limited Partnership” means CBL & Associates Limited Partnership, a Delaware limited partnership.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Commitment Letters” means the letter agreements, in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders, pursuant to which the Commitment Parties agree to purchase, in the aggregate, $50 million of the New Convertible Notes.

“Commitment Parties” means the Consenting Creditors signatory to the Commitment Letters.

“Common Equity Interests” means the common stock of the Company and the common units, and all classes of special common units of the CBL Limited Partnership.

“Company” has the meaning set forth in the preamble.

“Company Claims” means any Claim against a Company Party, including the Notes Claims, the Consenting Crossholder Claims, and the Bank Lender Claims.

“Company Corporate Governance Documents” has the meaning set forth in the Plan Term Sheet.

“Company Parties” has the meaning set forth in the preamble.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Amended Plan pursuant to Section 1129 of the Bankruptcy Code, which Confirmation Order shall be in accordance with this Agreement and the Definitive Documentation.

“Consenting Bank Lenders” has the meaning set forth in the preamble.

“Consenting Creditors” has the meaning set forth in the preamble.

“Consenting Crossholders” means the entities listed on Exhibit C hereto and any entity to which any Consenting Crossholder Claim is transferred in accordance with Section 8.01, but, in the case of each such entity listed on Exhibit C hereto, only for so long as such entity owns First Lien Credit Facility Claims.

4

“Consenting Crossholder Claim” means any First Lien Credit Facility Claim held by a Consenting Crossholder as of March 1, 2021.

“Consenting Non-Crossholders” means Consenting Noteholders who are not Consenting Crossholders.

“Consenting Noteholders” has the meaning set forth in the preamble.

“Definitive Documentation” has the meaning set forth in Section 3.01.

“Disclosure Statement” means the disclosure statement for the Amended Plan, consistent in all material respects with the terms of this Agreement and the Plan Term Sheet, to be filed by the Company Parties in the Chapter 11 Cases.

“Ducera” means Ducera Partners LLC.

“Effective Date” means the date, selected in consultation with the Consenting Creditors, which is the first Business Day on which (i) all conditions to the effectiveness of the Amended Plan have been satisfied or waived in accordance therewith and (ii) no stay of the Confirmation Order is in effect.

“Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

“Execution Date” means the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Order” means an order or judgment of the Bankruptcy Court (or any other court of competent jurisdiction) entered by the Clerk of the Bankruptcy Court (or such other court) on the docket in the Chapter 11 Cases (or the docket of such other court), which has not been modified, amended, reversed, vacated or stayed and as to which (A) the time to appeal, petition for certiorari, or move for a new trial, stay, reargument or rehearing has expired and as to which no appeal, petition for certiorari or motion for new trial, stay, reargument or rehearing shall then be pending or (B) if an appeal, writ of certiorari, new trial, stay, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court (or other court of competent jurisdiction) shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied, or a new trial, stay, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, stay, reargument or rehearing shall have expired, as a result of which such order shall have become final in accordance with Rule 8002 of the Federal Rules of Bankruptcy Procedure; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Bankruptcy Procedure, may be filed relating to such order, shall not cause an order not to be a Final Order.

“First Lien Credit Agreement” has the meaning set forth in the preamble.

“First Lien Credit Facility Claim” means any claim arising under or related to the First Lien Credit Agreement.

5

“Governmental Entity” means any U.S. or non-U.S. international, regional, federal, state, municipal or local governmental, judicial, administrative, legislative or regulatory authority, entity, instrumentality, agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

“Indenture” means that certain Indenture, dated as of November 26, 2013, among CBL Limited Partnership, as issuer, the Company, as limited guarantor, and the Indenture Trustee, as amended, modified or supplemented by that certain First Supplemental Indenture dated as of November 26, 2013 by and among the CBL Limited Partnership, the Company, and the Indenture Trustee, the Second Supplemental Indenture dated as of December 13, 2016 by and among the CBL Limited Partnership, the Company and the Indenture Trustee and the Third Supplemental Indenture dated as of January 30, 2019 by and among CBL Limited Partnership, the Company, the subsidiary guarantors of the Company party thereto (the “Subsidiary Guarantors”), and the Indenture Trustee, pursuant to which the Notes are outstanding.

“Indenture Trustee” means Delaware Trust Company, as successor trustee under the Indenture.

“Jones Day” means Jones Day, as counsel to the Bank Agent.

“Law” means any law, constitution, statute, rule, regulation, ordinance, code, judgment, order, decree, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same.

“New Bank Borrower Corporate Governance Documents” has the meaning set forth in the Plan Term Sheet.

“New Bank Term Loan Facility Documents” has the meaning set forth in the Plan Term Sheet.

“New Common Equity Interests” has the meaning set forth in the Plan Term Sheet.

“New Convertible Notes” has the meaning set forth in the Plan Term Sheet.

“New Notes” has the meaning set forth in the Plan Term Sheet.

“Non-Consenting Creditor” has the meaning set forth in Section 12(b).

“Notes” means, collectively, the 2023 Notes, the 2024 Notes and the 2026 Notes.

“Notes Claims” means any Claim against a Company Party arising under, derived from, based on, or related to the Notes or the Indenture.

6

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, association, trust, Governmental Entity or other entity or organization.

“Petition Date” has the meaning set forth in the recitals to this Agreement.

“PJT Partners” means PJT Partners LP, as financial advisor to the Consenting Noteholders.

“Plan Supplement” means a supplement or supplements to the Amended Plan containing the forms of certain documents, schedules, and exhibits relevant to the implementation of the Amended Plan and Restructuring Transactions to be agreed in accordance with the terms hereof.

“Plan Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims (or enter with customers into long and short positions in Company Claims), in its capacity as a dealer or market maker in Company Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Required Consenting Bank Lenders” means, as of the relevant date, Consenting Bank Lenders that collectively hold at least 66 2/3% of First Lien Credit Facility Claims held by all such Consenting Bank Lenders.

“Required Consenting Creditors” means, as of the relevant date, the Required Consenting Noteholders and the Required Consenting Bank Lenders.

“Required Consenting Crossholders” means, as of the relevant date, Consenting Crossholders that collectively hold at least 75% of the aggregate outstanding principal amount of the Consenting Crossholder Claims.

“Required Consenting Non-Crossholders” means, as of the relevant date, Consenting Non-Crossholders that collectively hold at least 75% of the aggregate outstanding principal amount of the Notes Claims held by all such Consenting Non-Crossholders.

“Required Consenting Noteholders” means, as of the relevant date, Consenting Noteholders that collectively hold at least 75% of the aggregate outstanding principal amount of the Notes Claims held by all such Consenting Noteholders.

“Restructuring Transactions” has the meaning set forth in the recitals.

“Section 16 Officer” means any employee of the Company Parties who is subject to the disclosure requirements of Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended.

“Securities Act” means the Securities Act of 1933, as amended.

7

“Solicitation Materials” means all solicitation materials in respect of the Amended Plan together with the Disclosure Statement, which Solicitation Materials shall be in accordance with this Agreement and the Definitive Documentation.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 11.01, 11.02, 11.03, 11.04, 11.05, or 11.06.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“White & Case” means White & Case LLP as counsel to certain Consenting Crossholders.

1.02.Interpretation.  For purposes of this Agreement:

(a)in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)references to “shareholders”, “directors”, and/or “officers” shall also include “members”, “partners”, and/or “managers”, as applicable, as such terms are defined under the applicable limited liability company or partnership Laws;

8

(i)the use of “include” or “including” is without limitation, whether stated or not;

(j)the phrase “counsel to the Company Parties” refers in this Agreement to counsel specified in Section 13.10(a);

(k)the phrase “counsel to the Consenting Noteholders” refers in this Agreement to counsel specified in Section 13.10(b);

(l)the phrase “counsel to the Bank Agent” refers in this Agreement to counsel specified in Section 13.10(c); and

(m)the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

Section 2.Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:01 a.m., prevailing New York local time, (x) with respect to the Consenting Creditors, on the date on which the conditions set forth in clauses (a), (b), and (c) below have been satisfied or waived in accordance with this Agreement and (y) with respect to the Company Parties, immediately upon authorization by the Bankruptcy Court to perform pursuant to the terms of this Agreement; provided that the condition set forth in clause (d) below shall be satisfied prior to the objection deadline for the motion seeking such authorization (with respect to a Party, the date applicable to that Party,  the “Agreement Effective Date”):

(a)each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Consenting Noteholders and to counsel to the Bank Agent;

(b)each of the Consenting Noteholders, who hold in the aggregate at least 60% of the aggregate outstanding principal amount of Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties and to counsel to the Bank Agent;

(c)each of the Consenting Bank Lenders, who hold in the aggregate in excess of 67% of the aggregate outstanding principal amount of debt under the First Lien Credit Agreement excluding any debt held by Consenting Crossholders, shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties and to counsel to the Consenting Noteholders; and

(d)each of the Commitment Parties shall have executed and delivered the Commitment Letters to the Company Parties.

Section 3.Definitive Documentation.

3.01.The documents related to or otherwise utilized to implement or effectuate the Restructuring Transactions (collectively, the “Definitive Documentation”) shall include, without limitation, the following: (A) the Amended Plan and its exhibits, ballots, and solicitation procedures; (B) the Confirmation Order; (C) the Disclosure Statement; (D) the order of the

9

Bankruptcy Court approving the Disclosure Statement and the other Solicitation Materials; (E) the Plan Supplement; (F) the New Convertible Notes indenture and any related documentation; (G) the documentation issuing and setting forth the rights, preferences and privileges of the New Common Equity Interests; (H) the Registration Rights Agreement, if any; (I) the Company Corporate Governance Documents; (J) the New Notes indenture and any related documentation; (K) the New Bank Term Loan Facility Documents; (L) the New Bank Borrower Corporate Governance Documents; (M) the motion seeking authority to perform pursuant to the terms of this Agreement; and (N) such other agreements and documentation reasonably desired or necessary to consummate and document the transactions contemplated by this Agreement, the Plan Term Sheet, and the Amended Plan.

3.02.Upon completion, the Definitive Documentation and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 12.  Further, the Definitive Documentation not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that the Definitive Documentation, other than (E) (to the extent it does not relate to the New Bank Term Loan Facility Documents, the Consenting Bank Lenders, or their treatment, rights or obligations), (F), (G), (H), (I), and (J), shall be in form and substance also reasonably acceptable to the Required Consenting Bank Lenders, such approval not to be unreasonably withheld; provided further that, notwithstanding the foregoing, the Company Corporate Governance Documents shall be acceptable only to the Required Consenting Non-Crossholders and the Required Consenting Crossholders; provided further that the Required Consenting Non-Crossholders and the Required Consenting Crossholders will consult with the Company Parties regarding such Company Corporate Governance Documents, provided, that nothing in the Company Corporate Governance Documents shall adversely impact the economic recovery of the holders of Common Equity Interests as set forth in the Plan Term Sheet.

Section 4.Commitments of the Consenting Creditors.

4.01.General Commitments, Forbearances, and Waivers.

(a)During the Agreement Effective Period, each Consenting Creditor severally, and not jointly, agrees to:

(i)support the Restructuring Transactions and vote and exercise any powers or rights available to it (including in any shareholders’ or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate) in each case in favor of any matter requiring approval to the extent reasonably necessary to implement the Restructuring Transactions;

(ii)take action in order to effectuate, if applicable, or otherwise not object to (x) a stay of the Adversary Proceeding, and (y) the dismissal with prejudice of the Adversary Proceeding and all Causes of Action asserted therein upon the Confirmation Order becoming a Final Order;

10

(iii)use commercially reasonable efforts to give, subject to applicable Laws, any notice, order, instruction, or direction to the Indenture Trustee or Bank Agent, as applicable, necessary to give effect to the Restructuring Transactions; and

(iv)negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documentation that are consistent with this Agreement to which it is required to be a party.

(b)During the Agreement Effective Period, subject to applicable Laws and as otherwise set forth in this Agreement, each Consenting Creditor severally, and not jointly, agrees that it shall not directly or indirectly:

(i)object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)propose, file, support, or vote for any Alternative Restructuring Proposal;

(iii)file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement, the Plan Term Sheet, or the Amended Plan;

(iv)initiate, or have initiated on its behalf, any litigation or proceeding which would materially or unreasonably delay, impede, or interfere with the implementation or consummation of the Restructuring Transactions, other than to enforce this Agreement or any Definitive Documentation or as otherwise permitted under this Agreement;

(v)file any motion, application, adversary proceeding, or Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of any Company Claim held by any other Consenting Creditor or any transfer to the Bank Agent, the Indenture Trustee, or any Consenting Creditor on account of a Company Claim; or

(vi)object to, delay, impede, or take any other action to interfere with the Company Parties’ or their Affiliates’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code; provided, however that nothing in this Agreement shall limit the right of any Party to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any Definitive Documentation.

4.02.Commitments with Respect to Chapter 11 Cases(a).

(a)During the Agreement Effective Period, each Consenting Creditor that is entitled to vote to accept or reject the Amended Plan pursuant to its terms agrees that it shall (when solicited to do so after receipt of the Disclosure Statement and Solicitation Materials approved by the Bankruptcy Court):

(i)vote each of its Company Claims to accept the Amended Plan by delivering its duly executed and completed ballot accepting the Amended Plan on a timely basis following the commencement of the solicitation of the Amended Plan and its actual receipt of the Solicitation Materials and the ballot that meet the requirements of Sections 1125 and 1126 of the Bankruptcy

11

Code; provided, however, that the consent or votes of the Consenting Creditors shall be immediately revoked and deemed null and void ab initio upon the occurrence of the Termination Date (other than a Termination Date as a result of the occurrence of the Effective Date);

(ii)to the extent it is permitted to elect whether to opt out of the releases set forth in the Amended Plan, elect not to opt out of the releases set forth in the Amended Plan by timely delivering its duly executed and completed ballot(s) indicating such election; and

(iii)not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in clauses (i) and (ii) above; provided, however, that nothing in this Agreement shall prevent any Party from withholding, amending or revoking (or causing the same) its timely consent or vote with respect to the Amended Plan if this Agreement has been terminated in accordance with its terms with respect to such Party (other than a Termination Date as a result of the occurrence of the Effective Date).

(b)During the Agreement Effective Period, each Consenting Creditor, in respect of each of its Company Claims, will not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is contemplated by and in accordance with this Agreement.

4.03.Waiver of Prior Events of Default.  The Consenting Noteholders acknowledge and agree that each of the Events of Default (as such term is defined under the Indenture) under the Indenture resulting from the failure by the Company to make each of the payments of (i) the interest payment originally due and payable on June 1, 2020 for the 2023 Notes (the “2023 Missed Payment”) and (ii) the interest payment originally due and payable on June 15, 2020 for the 2026 Notes (the “2026 Missed Payment”) are no longer continuing under the Indenture as a result of the Company making each of the 2023 Missed Payment and the 2026 Missed Payment in full on August 5, 2020.  Further, in the event that either the Indenture Trustee or other holders of the 2023 Notes or 2026 Notes, as applicable, take any action to declare either or both of the 2023 Notes or the 2026 Notes immediately due and payable pursuant to Section 502 under the Indenture, solely due to either or both of Events of Default (as such term is defined under the Indenture) under the Indenture resulting from the 2023 Missed Payment or 2026 Missed Payment, the Consenting Noteholders agree (solely to the extent permitted under the Indenture) to rescind and cancel any such acceleration(s); provided, however, that in no event shall the Consenting Noteholders be required to provide an indemnity or bear responsibility for any out of pocket costs related to any such rescission and cancellation.

4.04.No Liabilities.  Notwithstanding any other provision in this Agreement, including this Section 4, nothing in this Agreement shall require any Consenting Creditor to incur any expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities or other obligations to any Consenting Creditor.  Notwithstanding the immediately preceding sentence, nothing in this Section 4.04 shall serve to limit, alter or modify any Consenting Creditor’s express obligations under the terms of this Agreement.

12

Section 5.Additional Provisions Regarding the Consenting Creditors’ Commitments.

Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) subject to any confidentiality obligations set forth in the Indenture or First Lien Credit Agreement, as applicable, this Agreement or in any confidentiality agreement entered into by a Company Party and a Consenting Creditor, or the advisors to the Consenting Creditors, affect the ability of any Consenting Creditor to consult with any other Consenting Creditor, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Creditor to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; (c) prevent any Consenting Creditor from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; (d) other than as may be required by a court of competent jurisdiction, including the Bankruptcy Court, require any Consenting Creditor to provide any information that it determines, in its sole discretion, to be sensitive or confidential; (e) obligate a Consenting Creditor to deliver a vote to support the Amended Plan or prohibit a Consenting Creditor from withdrawing such vote, in each case from and after the Termination Date (other than a Termination Date as a result of the occurrence of the Effective Date); provided, however, that upon the withdrawal of any such vote after the Termination Date (other than a Termination Date as a result of the occurrence of the Effective Date), such vote shall be deemed null and void ab initio and such Consenting Creditor shall have the opportunity to change its vote; (f) (i) prevent any Consenting Creditor from taking any action which is required by applicable Law or (ii) require any Consenting Creditor to take any action which is prohibited by applicable Law or to waive or forego the benefit of any applicable legal/professional privilege; (g) prevent any Consenting Creditor by reason of this Agreement or the Restructuring Transactions from making, seeking, or receiving any regulatory filings, notifications, consents, determinations, authorizations, permits, approvals, licenses, or the like; or (h) prohibit any Consenting Creditor from taking any action that is not inconsistent with this Agreement.

Section 6.Commitments of the Company Parties.

6.01.Affirmative Commitments.  Except as set forth in Section 7, during the Agreement Effective Period, the Company Parties agree to:

(a)support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement, including the applicable Milestones as defined and set forth herein;

(b)take action in order to effectuate, if applicable, or otherwise not object to (x) a stay of the Adversary Proceeding, and (y) the dismissal with prejudice of the Adversary Proceeding and all Causes of Action asserted therein upon the Confirmation Order becoming a Final Order;

(c)support and take all steps reasonably necessary and desirable to facilitate solicitation of the Amended Plan in accordance with this Agreement, the Milestones, and any orders entered by the Bankruptcy Court;

13

(d)use commercially reasonable efforts to obtain entry of the Confirmation Order and to cause the Confirmation Order to become a Final Order;

(e)to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Amended Plan or the Restructuring Transactions contemplated herein, use commercially reasonable efforts to negotiate in good faith with the Consenting Creditors in an effort to agree to appropriate additional or alternative provisions or alternative implementation mechanics to address any such impediment;

(f)use commercially reasonable efforts to obtain any and all required regulatory (including self-regulatory) and/or third-party approvals for the Restructuring Transactions;

(g)negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documentation and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

(h)to the extent the Company Parties receive any Joinders or Transfer Agreements, notify the Consenting Creditors of such Joinders and Transfer Agreements as soon as practicable after receiving such Joinders or Transfer Agreements;

(i)provide draft copies of all substantive motions, documents, and other pleadings to be filed in the Chapter 11 Cases to counsel to each of the Consenting Noteholders, Bank Agent, and Consenting Crossholders if reasonably practicable at least two (2) Business Days prior to the date when the Company Parties intend to file such documents, and, without limiting any approval rights set forth in this Agreement, consult in good faith with counsel to each of the Consenting Creditors regarding the form and substance of any such proposed filing; notwithstanding the foregoing, in the event that not less than two (2) Business Days’ notice is not reasonably practicable under the circumstances, the Company Parties shall provide draft copies of any such motions, documents, or other pleadings to counsel to the applicable Consenting Creditors as soon as otherwise reasonably practicable before the date when the Company intends to file any such motion, documents, or other pleading;

(j)subject to any confidentiality agreements between the Company and the Consenting Creditors and their advisors, provide, and direct their employees, officers, advisors, and other representatives to provide, to each of the Consenting Creditors, and each of their respective legal and financial advisors, (i) reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such persons and without disruption to the operation of the Company Parties’ business, and (ii) such other information as reasonably requested by the Consenting Creditors or their respective legal and financial advisors;

(k)timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order, (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

14

(l)inform counsel to each of the Consenting Creditors as soon as reasonably practicable after becoming aware of:  (i) any notice of any commencement of any involuntary insolvency proceedings, legal suit for payment of debt or securement of security from or by any person in respect of any Company Party or its Affiliates; (ii) a breach of this Agreement (including a breach by any Company Party); and (iii) any representation or statement made or deemed to be made by them under this Agreement which is or proves to have been materially incorrect or misleading in any material respect when made or deemed to be made;

(m)upon the reasonable request of the Required Consenting Noteholders or the Required Consenting Bank Lenders, inform Akin Gump, White & Case, and PJT Partners or Jones Day and Ducera, as applicable, as to:  (i) the material business and financial performance of the Company Parties and each of their direct and indirect subsidiaries; (ii) the status and progress of the Restructuring Transactions, including progress in relation to negotiations of the Definitive Documentation and the status of any negotiations with other stakeholders; and (iii) the status of obtaining any necessary or desirable authorizations (including any consents) from any stakeholder or joint venture partner, any competent judicial body, governmental authority, banking, taxation, supervisory, or regulatory or self-regulatory) body or any stock exchange;

(n)use commercially reasonable efforts to maintain the good standing of all Company Parties and any joint ventures or other entity in which any Company Party has an equity interest in under the Laws of the state or other jurisdiction in which they are incorporated or organized, provided, however, that the Company Parties’ obligations pursuant to this Section 6.01(n) shall only apply if, and to the extent, a Company Party has authority to maintain such status per the terms of the joint venture or entity agreement;

(o)timely pay all fees and expenses as set forth in Section 13.23 of this Agreement; provided that the Company Parties shall not be responsible for any fees incurred after the termination of this Agreement as to all Parties (other than with respect to fees and expenses incurred after the termination of this Agreement due to the consummation of the Amended Plan on the Effective Date);

(p)timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable; and

(q)use commercially reasonable efforts to obtain signature pages to this Agreement, a Joinder or a Transfer Agreement such that the aggregate outstanding principal amount of Notes held by Consenting Noteholders shall exceed 66 2/3% of the aggregate outstanding principal amount of all Notes and to timely update the Consenting Creditors with respect to such efforts.

6.02.Negative Commitments.  Except as set forth in Section 7, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a)object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

15

(b)take any action (i) that is inconsistent in any material respect with the Restructuring Transactions described in this Agreement, the Plan Term Sheet, or the Amended Plan, (ii) is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in this Agreement, the Plan Term Sheet, or the Amended Plan, or (iii) would have the effect of frustrating or impeding approval, implementation and consummation of the Restructuring Transactions described in this Agreement, the Plan Term Sheet, or the Amended Plan;

(c)modify the Amended Plan, in whole or in part, in a manner that is not consistent with this Agreement or the Plan Term Sheet in all material respects;

(d)file any motion, pleading, or Definitive Documentation with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement (including any consent rights of the Required Consenting Creditors set forth herein as to the form and substance of such motion, pleading or Definitive Document) or the Plan Term Sheet;

(e)file any motion, application, adversary proceeding, or Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of any Company Claim held by any Consenting Creditor or any transfer to the Bank Agent, Indenture Trustee, or any Consenting Creditor on account of a Company Claim; or

(f)seek or solicit any Alternative Restructuring Proposal.

Section 7.Additional Provisions Regarding Company Parties’ Commitments.

7.01.Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, upon advice of counsel to the Company Parties, to continue performing under this Agreement, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would cause such Company Party or the board of directors, board of managers or similar governing body of a Company Party to violate applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 7.01 shall not be deemed to constitute a breach of this Agreement.  At all times prior to the date on which the Company Parties enter into any definitive agreement in respect of an Alternative Restructuring Proposal that a majority of the board of directors, board of managers or similar governing body of a Company Party determines in good faith consistent with its fiduciary duties, after receiving advice from counsel to the Company Parties, is a proposal that represents a higher or otherwise better recovery to the Company’s stakeholders than the Restructuring Transactions contemplated herein and in the Plan Term Sheet, the Company Parties shall (x) provide to Akin Gump, White & Case, PJT Partners, Jones Day, and Ducera a copy of any written offer or proposal (and notice and a description of any oral offer or proposal) for such Alternative Restructuring Proposal, in each case, identifying the Person making such Alternative Restructuring Proposal and specifying in detail the material terms and conditions of such Alternative Restructuring Proposal within two (2) Business Day of the Company Parties’ or their advisors’ receipt of such offer or proposal and (y) provide such information to Akin Gump, White & Case, PJT Partners, Jones Day, and Ducera regarding such

16

discussions (including copies of any materials provided to such parties hereunder) as necessary to keep Akin Gump, White & Case, PJT Partners, Jones Day, and Ducera contemporaneously informed as to the status and substance of such discussions.  The Company Parties shall have first exercised their right in accordance with Section 11.03(d) of this Agreement to declare a termination event prior to the date on which the Company Parties enter into a definitive agreement in respect of such an Alternative Restructuring Proposal or make a public announcement regarding their intention to do so.  Upon any determination by any Company Party to exercise a fiduciary out, the other Parties to this Agreement shall be immediately and automatically relieved of any obligation to comply with their respective covenants and agreements herein in accordance with Section 11.07 hereof.

7.02.Nothing in this Agreement shall:  (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 8.Transfer of Interests and Securities.

8.01.During the Agreement Effective Period, no Consenting Creditor shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Exchange Act) in any Company Claims, in whole or in part, to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:  either (i) the transferee executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, either (x) a transfer agreement in the form attached here to as Exhibit D (each, a “Transfer Agreement”) or (y) a joinder in the form attached hereto as Exhibit E (each, a “Joinder”) or (ii) the transferee is a Consenting Creditor and the transferee provides notice of such Transfer (including the amount and type of Company Claim Transferred) to each of (a) White & Case, (b) Akin Gump, and (c) Jones Day by the close of business on the second Business Day following such Transfer.

8.02.Upon compliance with the requirements of Section 8.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Company Claims.  With respect to Company Claims held by the relevant transferee upon consummation of a Transfer, such transferee is deemed to make all of the representations and warranties of a Consenting Creditor and undertake all obligations relevant to such transferor (including, for the avoidance of doubt, the commitments made in Section 4.02) set forth in this Agreement.  Any Transfer in violation of Section 8.01 shall be null and void ab initio.

8.03.This Agreement shall in no way be construed to preclude any Consenting Creditor from acquiring additional Company Claims; provided, however, that (a) such additional Company Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or to each of counsel to the Consenting Creditors) and (b) such Consenting Creditor must provide notice of such acquisition (including the

17

amount and type of Company Claim acquired) to counsel to the Company Parties within three (3) Business Days of such acquisition.

8.04.This Section 8 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any of its Company Claims.  Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

8.05.Notwithstanding Section 8.01, a Qualified Marketmaker that acquires any Company Claims with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims if such Qualified Marketmaker subsequently Transfers such Company Claims (by purchase, sale assignment, participation, or otherwise) to a transferee that is a Consenting Creditor or a transferee who executes and delivers to counsel to the Company Parties, at or before the time of the proposed Transfer, a Transfer Agreement; provided that the original Consenting Creditor shall remain bound by the terms of this Agreement until such time as the Qualified Marketmaker transfers the Company Claims to a transferee that delivers a Transfer Agreement.

8.06.Notwithstanding anything to the contrary in this Section 8, the restrictions on Transfer set forth in this Section 8 shall not apply to the grant of any Liens or encumbrances on any Company Claims in favor of a bank or broker-dealer holding custody of such Company Claims in the ordinary course of business and which Lien or encumbrance is released upon the Transfer of such Company Claims.

Section 9.Representations and Warranties of Consenting Creditors.  Each Consenting Creditor severally, and not jointly, represents and warrants that, as of the date such Consenting Creditor executes and delivers this Agreement:

(a)it beneficially holds, or advises or manages for a beneficial holder, the face amount of the Company Claims reflected in such Consenting Creditor’s signature page to this Agreement, a Joinder or a Transfer Agreement, as applicable (as may be updated pursuant to Section 8);

(b)it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Company Claims;

(c)such Company Claims are free and clear of any pledge, Lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect such Consenting Creditor’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)it is (i) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act, (ii) not a “U.S.” person as defined in Regulation S under the Securities Act, or (iii)

18

an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, in each case with sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement and to consult with its legal and financial advisors with respect to its investment decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement;

(e)it has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of its choosing, all information it deems necessary and appropriate for it to evaluate the financial risks inherent in the Restructuring Transactions and the terms of the Plan Term Sheet; and

(f)it has all necessary power and authority to vote, approve changes to, and Transfer all of its Company Claims referable to it as contemplated by this Agreement subject to applicable Law.

Section 10.Mutual Representations, Warranties, and Covenants. Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement:

(a)it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b)except as expressly provided in this Agreement, the Plan Term Sheet, or the Bankruptcy Code, no consent or approval is required by any other Entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)except as expressly provided in this Agreement or the Bankruptcy Code, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements with the other Parties to this Agreement that have not been disclosed to all Parties to this Agreement.

19

Section 11.Termination Events.

11.01.Consenting Creditor Termination Events.  This Agreement may be terminated by the Required Consenting Noteholders or the Required Consenting Bank Lenders, or the Required Consenting Crossholders (but only with respect to the events set forth in (a)(y) and (g)) or the Required Consenting Non-Crossholders (but only with respect to the events set forth in (a)(y) and (g)) by the delivery to the Company Parties of a written notice in accordance with Section 13.10 hereof upon the occurrence of the following events:

(a)(x) any Company Party shall have breached (other than an immaterial breach) its obligations under this Agreement, which breach (to the extent curable) is not cured within five (5) Business Days after the giving of written notice of such breach in accordance with Section 13.10 hereof, or (y) a Company Party files, publicly announces, or informs counsel to each of the Consenting Creditors of its intention to file a chapter 11 plan that contains terms and conditions that are not otherwise consistent in all material respects with this Agreement and the Plan Term Sheet;

(b)any Company Party shall have breached (other than an immaterial breach) any representation, warranty, or covenant of such Company Party set forth in this Agreement that (to the extent curable) remains uncured for a period of five (5) Business Days after written notice and a description of such breach is provided to the Company Parties;

(c)the issuance by any Governmental Entity of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after the Required Consenting Noteholders or Required Consenting Bank Lenders, as applicable, transmit a written notice in accordance with Section 13.10 hereof detailing any such issuance;

(d)the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Noteholders and Required Consenting Bank Lenders, as applicable), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement;

(e)the Bankruptcy Court enters an order denying confirmation of the Amended Plan;

(f)the failure of the Company Parties to meet any of the following milestones (collectively, the “Milestones”) as and when due, unless such Milestone is extended with the express prior written consent of the Required Consenting Noteholders and Required Consenting Bank Lenders (in each case, such consent not to be unreasonably withheld), which consent may be provided via email from counsel to the Required Consenting Noteholders and counsel to the Bank Agent (as directed by Required Consenting Bank Lenders) (for the avoidance of doubt,

20

“Agreement Effective Date” as set forth in this Section 11.01(f) shall be the Agreement Effective Date as applicable to the Consenting Creditors):

(i)No later than 14 days after the Agreement Effective Date, the Company Parties shall have filed a motion seeking authority to perform pursuant to the terms of this Agreement;

(ii)No later than 14 days after the Agreement Effective Date, the Bankruptcy Court shall have entered a final order approving use of cash collateral that is reasonably acceptable to the Company and the Required Consenting Creditors and not inconsistent with the terms of this Agreement and the Plan Term Sheet;

(iii)No later than 25 days after the Agreement Effective Date, the Company Parties shall have filed the Amended Plan and related Disclosure Statement;

(iv)No later than 45 days after the Agreement Effective Date, the Bankruptcy Court shall have entered an order authorizing performance pursuant to this Agreement or shall have held a hearing to consider such authorization;

(v)No later than 65 days after the Agreement Effective Date, the Bankruptcy Court shall have entered an order approving the Disclosure Statement;

(vi)No later than 180 days after the Agreement Effective Date, the Bankruptcy Court shall have entered the Confirmation Order; and

(vii)No later than November 1, 2021 the Effective Date shall have occurred.

(g)any Company Party (i) files, amends, or modifies, or files a pleading seeking approval of, any Definitive Document or authority to amend or modify any Definitive Document, in a manner that is inconsistent with, or constitutes a breach of, this Agreement, without the prior written consent of the Consenting Creditors who have consent rights over such Definitive Document(s), (ii) withdraws the Amended Plan without the prior consent of the Required Consenting Noteholders and the Required Consenting Bank Lenders, or (iii) publicly announces its intention to take any such acts listed in the foregoing clause (i) or (ii), in the case of each of the foregoing clauses (i) through (ii), which remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Creditors transmit a written notice in accordance with Section 13.10 detailing any such breach;

(h)upon delivery of notice by a Company Party pursuant to Section 7.01; or

(i)any Company Party fails to pay the fees and expenses set forth in Section 13.23 as and when required; provided, however, that the Effective Date shall not occur until and unless the fees and expenses set forth in Section 13.23 shall have been paid in full; provided that, notwithstanding anything herein to the contrary, payment of fees and expenses pursuant to clause (A)(v) of Section 13.23 may be waived only by the Required Consenting Non-Crossholders in their sole discretion.

21

11.02.Consenting Noteholder Termination Events.  This Agreement may be terminated by the Required Consenting Noteholders, or solely with respect to the events set forth in subsection (e) below, the Required Consenting Crossholders or the Required Consenting Non-Crossholders, by the delivery to the Company Parties of a written notice in accordance with Section 13.10 hereof upon the occurrence of any of the following events:

(a)any Company Party files with the Bankruptcy Court any motion or application seeking authority to sell any material assets outside the ordinary course of business without the prior written consent of the Required Consenting Noteholders (such consent not to be unreasonably withheld); provided that this Consenting Noteholder Termination Event shall not apply if the aggregate purchase price of such assets is less than $15 million, provided further that the Company Parties shall hold the proceeds from such sales in escrow for the benefit of the Consenting Noteholders; provided further that this Consenting Noteholder Termination Event shall not apply if the sale is consummated pursuant to the Order (I) Establishing Procedures for De Minimis Asset Sales, and (II) Granting Related Relief [Docket No. 264];

(b)any Company Party, or Affiliate of a Company Party, or any Consenting Bank Lender files a motion, application, adversary proceeding, or Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of the Notes Claims or any transfer to the Indenture Trustee or any Consenting Noteholder on account of the Notes Claims; provided, however, that the pendency of the Adversary Proceeding will not constitute a Consenting Noteholder Termination Event unless any Consenting Bank Lender attempts after the Agreement Effective Date either (x) to prosecute any of the Causes of Action presently asserted in the Adversary Proceeding or (y) attempts to assert additional Causes of Action in the Adversary Proceeding;

(c)any Company Party, or Affiliate of a Company Party, or any Consenting Bank Lender support any application, adversary proceeding, or Cause of Action referred to in the immediately preceding clause (b) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or Cause of Action;

(d)the modification in any material respect of the employment terms of any member of the Section 16 Officers without the consent of the Required Consenting Noteholders; provided that the Amended Employment Agreements shall not be deemed modifications for purposes of this Section 11.02(d); and

(e)the breach in any material respect by Consenting Bank Lenders holding an amount of Bank Lender Claims that would result in non-breaching Consenting Bank Lenders holding less than two-thirds (66.67%) of the aggregate Bank Lender Claims held by all of the Consenting Bank Lenders of any provision set forth in this Agreement that remains uncured for a period of three (3) Business Days after the receipt by such Consenting Bank Lenders of notice of such breach.

22

11.03.Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 13.10 hereof upon the occurrence of any of the following events:

(a)the breach in any material respect by Consenting Noteholders holding an amount of Notes that would result in non-breaching Consenting Noteholders holding less than two-thirds (66.67%) of the aggregate principal amount of Notes held by all of the Consenting Noteholders of any provision set forth in this Agreement that remains uncured for a period of three (3) Business Days after the receipt by such Consenting Noteholders of notice of such breach;

(b)the breach in any material respect by Consenting Bank Lenders holding an amount of Bank Lender Claims that would result in non-breaching Consenting Bank Lenders holding less than two-thirds (66.67%) of the aggregate Bank Lender Claims held by all of the Consenting Bank Lenders of any provision set forth in this Agreement that remains uncured for a period of three (3) Business Days after the receipt by such Consenting Bank Lenders of notice of such breach;

(c)the issuance by any Governmental Entity of any final, non-appealable ruling or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Company Party transmits a written notice in accordance with Section 13.10 hereof detailing any such issuance; provided that this termination right shall not apply to or be exercised by any Company Party if any Company Party sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; provided further that nothing in this paragraph is intended to limit the rights of the Company Parties as set forth in Section 7.01;

(d)the board of directors, board of managers, or similar governing body of a Company Party determines, after receiving written advice from counsel to the Company Parties, that, based on such advice, continued performance under this Agreement would violate applicable Law or would be inconsistent with the exercise of its fiduciary duties under applicable Law; or

(e)the entry of an order by the Bankruptcy Court (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code or (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party; provided that this termination right shall not apply to or be exercised by any Company Party if any Company Party sought or requested such order or appointment in contravention of any obligation or restriction set out in this Agreement or otherwise violated Section 6.01(k).

23

11.04.Consenting Bank Lender Termination Events.  This Agreement may be terminated by the Required Consenting Bank Lenders by the delivery to the Company Parties of a written notice in accordance with Section 13.10 hereof upon the occurrence of any of the following events:

(a)any Company Party files with the Bankruptcy Court any motion or application seeking authority to sell any assets of any of the Bank Claim Subsidiaries outside the ordinary course of business without the prior written consent of the Required Consenting Bank Lender; provided that this Consenting Bank Lender Termination Event shall not apply if the sale is consummated pursuant to the Order (I) Establishing Procedures for De Minimis Asset Sales, and (II) Granting Related Relief [Docket No. 264];

(b)any Company Party, or Affiliate of a Company Party, or any Consenting Noteholder files a motion, application, adversary proceeding, or Cause of Action challenging the validity, enforceability or priority of, or seeking avoidance or subordination of the Bank Lender Claims or any transfer to the Bank Agent or any Consenting Bank Lender on account of the Bank Lender Claims; provided, however, that the pendency of the Adversary Proceeding will not constitute a Consenting Lender Termination Event unless any Company Party, or Affiliate of a Company Party, or any Consenting Noteholder attempts after the Agreement Effective Date either (x) to prosecute any of the Causes of Action presently asserted in the Adversary Proceeding or (y) attempts to assert additional Causes of Action in the Adversary Proceeding;

(c)any Company Party, or Affiliate of a Company Party, or any Consenting Noteholder support any application, adversary proceeding, or Cause of Action referred to in the immediately preceding clause (b) filed by a third party, or consents to the standing of any such third party to bring such application, adversary proceeding, or Cause of Action; or

(d)the breach in any material respect by Consenting Noteholders holding an amount of Note Claims that would result in non-breaching Consenting Noteholders holding less than two-thirds (66.67%) of the aggregate Note Claims held by all of the Consenting Noteholders of any provision set forth in this Agreement that remains uncured for a period of three (3) Business Days after the receipt by such Consenting Noteholders of notice of such breach.

11.05.Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following:  (a) the Required Consenting Noteholders; (b) the Required Consenting Bank Lenders; and (c) the Company Parties.

11.06.Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice immediately upon the later of (a) the Effective Date and (b) the date on which the Confirmation Order becomes a Final Order.

11.07.Effect of Termination.  Upon the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to

24

the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void ab initio from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise.  Nothing in this Agreement shall be construed as prohibiting any Party from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including any Causes of Action against any Consenting Creditor, and (b) any right of any Consenting Creditor, or the ability of any Consenting Creditor, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Creditor.  No purported termination of this Agreement shall be effective under this Section 11 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement.  Nothing in this Section 11.07 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 11.0211.03(d).

Section 12.Amendments and Waivers.

(a)This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 12.

(b)Except as otherwise provided herein, this Agreement may not be modified, amended, amended and restated or supplemented without the express prior written consent of the Company Parties, the Required Consenting Non-Crossholders, the Required Consenting Crossholders, and the Required Consenting Bank Lenders (in each case, in their sole discretion); provided, however, that if the proposed modification, amendment or supplement has a material, disproportionate (as compared to the other Consenting Non-Crossholders, Consenting Crossholders, or Consenting Bank Lenders, as applicable) and adverse effect on any of the Consenting Creditors, then the consent of each such affected Consenting Creditor shall also be required to effectuate such modification, amendment or supplement.  In the event that an adversely affected Consenting Creditor does not consent to a modification, amendment and restatement or supplement to this Agreement (a “Non-Consenting Creditor”), but such modification, amendment and restatement or supplement receives the consent of the Required Consenting Non-Crossholders, the Required Consenting Crossholders, and the Required Consenting Bank Lenders, this Agreement shall be deemed to have been terminated only as to such Non-Consenting Creditor, but this Agreement shall continue in full force and effect in respect of all other Consenting Creditors who have so consented.

(c)Any proposed modification, amendment, waiver or supplement that does not comply with this Section 12 shall be ineffective and null and void ab initio.

25

(d)The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 13.Miscellaneous.

13.01.Acknowledgement.  Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

13.02.Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the Plan Term Sheet, the Plan Term Sheet shall govern.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and any exhibits, annexes, and schedules hereto, other than the Plan Term Sheet, this Agreement (without reference to such other exhibits, annexes, and schedules thereto that are not the Plan Term Sheet) shall govern.

13.03.Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable; provided, however, that this Section 13.03 shall not limit the right of any party hereto to exercise any right or remedy provided for in this Agreement (including the approval rights set forth in Section 0).

13.04.Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

13.05.GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Notwithstanding the foregoing consent to jurisdiction in either a state or federal court of competent jurisdiction in the State of New York, Borough of Manhattan, each of the Parties hereby agrees that, so long as the Chapter 11 Cases are pending, the Bankruptcy Court shall have exclusive jurisdiction over all matters arising out of or in connection with this Agreement.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any

26

objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

13.06.TRIAL BY JURY WAIVER.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.07.Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

13.08.Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and each of the Consenting Creditors, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Company Parties and the Consenting Creditors were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

13.09.Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third party beneficiaries under this Agreement, and the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Entity except as expressly permitted hereby.

13.10.Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)if to a Company Party, to:

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee 37421-6000

Attention:	Stephen Lebovitz, Chief Executive Officer
Jeff Curry, Chief Legal Officer

E-mail addresses:	Stephen.Lebovitz@cblproperties.com
Jeff.Curry@cblproperties.com

with a copy to (which shall not constitute notice):

27

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention:	Ray C. Schrock, P.C.
Moshe A. Fink
Rachael L. Foust

E-mail addresses:	ray.schrock@weil.com
moshe.fink@weil.com
rachael.foust@weil.com

(b)if to a Consenting Noteholder, as set forth on the signature page for such Consenting Noteholder to this Agreement, a Transfer Agreement or a Joinder, as applicable, with a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, NY 10036-6745

Attention:	Michael S. Stamer
Meredith A. Lahaie
Daniel G. Walsh

E-mail addresses:	mstamer@akingump.com
mlahaie@akingump.com
dwalsh@akingump.com

White & Case LLP

1221 Avenue of the Americas

New York, NY 10020-0905

Attention:	Thomas Lauria
Brian Pfeiffer
Michael Shepherd

E-mail addresses:	tlauria@whitecase.com
brian.pfeiffer@whitecase.com
mshepherd@whitecase.com

28

(c)if to a Consenting Bank Lender, as set forth on the signature page for such Consenting Bank Lender to this Agreement, a Transfer Agreement or a Joinder, as applicable, with a copy to (which shall not constitute notice):

Jones Day

325 John H. McConnell Boulevard

Columbus, OH 43215

Attention:	Matthew Corcoran
Benjamin Rosenblum

E-mail addresses:	mccorcoran@jonesday.com
brosenblum@jonesday.com

Any notice given by delivery, mail, or courier shall be effective when received.

13.11.Enforceability of Agreement.  Each of the Parties to the extent enforceable waives any right to assert that the exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

13.12.Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights and nothing herein shall constitute or be deemed to constitute such Party’s consent or approval of any chapter 11 plan of reorganization for the Company Parties or any waiver of any rights such Party may have under any subordination agreement.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

13.13.Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

13.14.Several, Not Joint, Claims.  Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

13.15.Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

29

13.16.Survival.  Notwithstanding (a) any Transfer of any Company Claims in accordance with Section 8 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 11.07, Section 13 (except for Section 13.23 with respect to fees and expenses incurred after the termination of this Agreement as to all Parties (other than with respect to fees and expenses incurred after the termination of this Agreement due to the consummation of the Amended Plan on the Effective Date)), and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

13.17.Remedies Cumulative.  All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

13.18.Capacities of Consenting Creditors.  Each Consenting Creditor has entered into this Agreement on account of all Company Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims; provided, however, that any Person (other than any Consenting Creditor as of the Agreement Effective Date and any of its Affiliates) that becomes a party hereto as a Consenting Creditor pursuant to this Agreement following the Agreement Effective Date agrees that it shall cause its Affiliates that hold Company Claims (directly or through discretionary accounts that it manages or advises) to comply with the provisions of this Agreement as if such Affiliate was a Consenting Creditor.  For the avoidance of doubt, this paragraph shall be subject in all respects to the understandings in Section 13.19 below.

13.19.Relationship Among Consenting Creditors.

(a)Notwithstanding anything herein to the contrary, the duties and obligations of the Consenting Creditors under this Agreement shall be several, not joint, with respect to each Consenting Creditor.  None of the Consenting Creditors shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities in any kind or form to each other, any Consenting Creditor, any Company Party, or any of the Company Party’s respective creditors or other stakeholders, and there are no commitments among or between the Consenting Creditors as a result of this Agreement or the transactions contemplated herein or in the Plan Term Sheet, in each case except as expressly set forth in this Agreement.  No Party shall have any responsibility by virtue of this Agreement for any trading by any other entity.  The Consenting Creditors represent and warrant that as of the date hereof and for so long as this Agreement remains in effect, the Consenting Creditors have no agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of the Company Parties.  No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this Agreement, and each Consenting Creditor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Consenting Creditor to be joined as an additional party in any proceeding for such purpose.  Nothing contained in this Agreement, and no action taken by any Consenting Creditor pursuant hereto is intended to constitute the Consenting Creditors as a partnership, an association, a joint venture or any other kind of entity, or create a

30

presumption that any Consenting Creditor is in any way acting in concert or as a member of a “group” with any other Consenting Creditor or Consenting Creditors within the meaning of Rule 13d-5 under the Exchange Act.  For the avoidance of doubt no Consenting Creditor shall, nor shall any action taken by a Consenting Creditor pursuant to this Agreement, be deemed to be acting in concert or as any group with any other Consenting Creditor with respect to the obligations under this Agreement nor shall this Agreement create a presumption that the Consenting Creditors are in any way acting as a group.  The decision to commit to enter into the transactions contemplated by this Agreement has been made independently.

(b)The Parties understand that the Consenting Creditors are engaged in a wide range of financial services and businesses, and, in furtherance of the foregoing, the Company Parties acknowledge and agree that the obligations set forth in this Agreement shall only apply to the trading desk(s) and/or business group(s) of the Consenting Creditors that principally manage and/or supervise the Consenting Creditor’s investment in the Company Parties, and shall not apply to any other trading desk or business group of the Consenting Creditor so long as they are not acting at the direction or for the benefit of such Consenting Creditor.  Notwithstanding anything to the contrary in the Agreement, Company Claims, other claims, equity interests, actions or activities of a Consenting Bank Lender subject to this Agreement shall not include any Company Claims, other claims, equity interests, actions or activities held or performed in a fiduciary capacity or held, acquired or performed by any other division, business unit or trading desk of such Consenting Bank Lender, unless and until such division, business unit or trading desk is or becomes a party to this Agreement.

13.20.Email Consents.  Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.02, Section 12, or otherwise, including a written approval by the Company Parties, the Required Consenting Noteholders, the Required Consenting Crossholders, the Required Consenting Non-Crossholders, or the Required Consenting Bank Lenders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

13.21.Settlement Discussions.  This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties.  Nothing in this Agreement shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement, and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than to prove the existence of this Agreement or in a proceeding to enforce the terms of this Agreement.

13.22.Good Faith Cooperation.  The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent reasonably practicable) in respect of all matters concerning the implementation and consummation of the Restructuring.

31

13.23.Fees and Expenses.  Following authorization by the Bankruptcy Court to perform pursuant to the terms of this Agreement, and to the extent not paid by the Company Parties as of the date thereof, the Company shall pay in cash or reimburse all reasonable and documented fees and out of pocket expenses (regardless of whether such fees and expenses were incurred before or after the Petition Date) of the following advisors:  (A)(i) Akin Gump, as legal counsel to the Consenting Noteholders; (ii) White & Case, as legal counsel to certain Consenting Crossholders; (iii) PJT Partners, as the financial advisor retained on behalf of the Consenting Noteholders; (iv) Raider Hill Advisors, LLC and any other professionals or advisors (including one (1) local counsel in Delaware) retained by the Consenting Noteholders with the consent of the Company (such consent not to be unreasonably withheld); and (v) reasonable and documented out of pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) in an amount not to exceed $500,000 in the aggregate; provided that if the reasonable and documented out of pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) payable pursuant to this clause (A)(v) exceed $500,000 (or such greater amount as agreed by the Company and Required Consenting Noteholders) in the aggregate, such amounts shall be shared pro rata by the individual Consenting Noteholders seeking payment of out of pocket expenses based on each individual Consenting Noteholders’ percentage held of the aggregate outstanding principal amount of the Notes held by all individual Consenting Noteholders seeking payment of their out of pocket expenses pursuant to this clause (A)(v); provided, further, that, for the avoidance of doubt, the Company Parties shall in no event pay in excess of the $500,000 cap; and (B)(i) Jones Day, as legal counsel to the Bank Agent; (ii) Ducera Partners, as the financial advisor retained by the Bank Agent; (iii) Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank, as advisor to Jones Day; (iv) Consilio LLC and Epiq, as third-party litigation vendors of Bank Agent; and (v) such local counsel as Bank Agent or Jones Day may engage to assist with State specific issues related to the collateral properties, provided that, if practicable, such local counsel shall not duplicate efforts with the local counsel to the Consenting Noteholders engaged for the same purpose; and (C) reasonable and documented out of pocket expenses of individual Consenting Bank Lenders (including fees and expenses of external counsel) that become Consenting Bank Lenders prior to, on, or within thirty (30) days after, the Agreement Effective Date.

13.24.Public Disclosure; Confidential Information.  Under no circumstances may any Party make any public disclosure of any kind that would disclose either: (i) the holdings of any Consenting Creditors (including the signature pages hereto, which shall not be publicly disclosed or filed) or (ii) the identity of any Consenting Creditor without the prior written consent of such Consenting Creditor or the order of a Bankruptcy Court or other court with competent jurisdiction, or as may otherwise be required by law.  Any obligations the Company may have under or in connection with this Agreement to furnish Confidential Information to a Consenting Creditor shall be subject to such any confidentiality agreement in place between the Company and such Consenting Creditor.

32

13.25.Withholding.  The Company Parties shall each be entitled to deduct and withhold (or cause to be deducted or withheld) from amounts otherwise payable and deliverable to any Person hereunder such amounts as it is required to deduct and withhold with respect to the making of the relevant payment under applicable law.  The Company Parties shall use commercially reasonable efforts to provide the payment recipient with reasonable advance notice of any withholding that it intends to make pursuant to this provision, and shall use its commercially reasonable efforts to cooperate with such payment recipient to minimize any applicable withholding.  To the extent that amounts are deducted and withheld, such amounts shall be paid to the appropriate Governmental Authority and treated for all purposes as having been paid to the Person in respect of which such deduction and withholding was made.  The Parties agree not to treat the Notes as a “United States real property interest” within the meaning of section 897(c)(1) of title 26 of the United States Code and no Party shall take any position (whether in audits, tax returns, or otherwise) that is inconsistent with the foregoing treatment unless required to do so by applicable law.

[Remainder of Page Intentionally Blank.]

33

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the day and year first above written.

Company Parties

On behalf of the Company Parties listed on Exhibit A, hereto:

CBL & ASSOCIATES LIMITED PARTnERSHIP,

by: CBL Holdings I, Inc. its general partner

By: /s/ Farzana Khaleel

Name:  Farzana Khaleel

Title:  Executive Vice President

      and Chief Financial Officer

-and-

CBL & ASSOCIATES PROPERTIES, INC.

By: /s/ Farzana Khaleel

Name:  Farzana Khaleel

Title:  Executive Vice President

      and Chief Financial Officer

34

EXHIBIT A

Company Parties

Entity	Case No.	Entity	Case No.
CBL/Sunrise Commons, L.P.	20-35225	Pearland Town Center Limited Partnership	20-35260
CBL & Associates Properties, Inc.	20-35226	POM-College Station, LLC	20-35262
CBL Holdings I, Inc.	20-35227	Turtle Creek Limited Partnership	20-35263
CBL Holdings II, Inc.	20-35228	Akron Mall Land, LLC	20-35267
CBL & Associates Limited Partnership	20-35229	Alamance Crossing II, LLC	20-35268
CBL & Associates Management, Inc.	20-35230	Alamance Crossing, LLC	20-35269
Arbor Place Limited Partnership	20-35231	APWM, LLC	20-35270
CBL RM-Waco, LLC	20-35232	Asheville, LLC	20-35271
CBL SM-Brownsville, LLC	20-35233	Brookfield Square Joint Venture	20-35272
CBL/Imperial Valley GP, LLC	20-35234	Brookfield Square Parcel, LLC	20-35273
CBL/Kirkwood Mall, LLC	20-35235	CBL Eagle Point Member, LLC	20-35274
CBL/Madison I, LLC	20-35236	CBL/Old Hickory II, LLC	20-35302
CBL/Richland G.P., LLC	20-35237	CBL/Parkdale Crossing GP, LLC	20-35303
CBL/Sunrise GP, LLC	20-35238	CBL/Parkdale Crossing, L.P.	20-35304
CBL/Westmoreland I, LLC	20-35239	CBL/Parkdale Mall GP, LLC	20-35305
CBL/Westmoreland II, LLC	20-35240	CBL/Parkdale, LLC	20-35306
CBL/Westmoreland, L.P.	20-35241	CBL/Penn Investments, LLC	20-35310
Cherryvale Mall, LLC	20-35242	CBL/Sunrise Commons GP, LLC	20-35312

[Signature Page to the Restructuring Support Agreement]

Entity	Case No.	Entity	Case No.
CW Joint Venture, LLC	20-35243	CBL/Sunrise Land, LLC	20-35313
Frontier Mall Associates Limited Partnership	20-35244	CBL/Sunrise XS Land, L.P.	20-35315
Hixson Mall, LLC	20-35245	CBL-840 GC, LLC	20-35317
Imperial Valley Mall GP, LLC	20-35246	Charleston Joint Venture	20-35319
Imperial Valley Mall II, L.P.	20-35247	Coolsprings Crossing Limited Partnership	20-35322
Imperial Valley Mall, L.P.	20-35248	Cross Creek Anchor S GP, LLC	20-35323
JG Winston-Salem, LLC	20-35249	Cross Creek Anchor S, LP	20-35325
CBL HP Hotel Member, LLC	20-35275	D’Iberville CBL Land, LLC	20-35327
CBL Statesboro Member, LLC	20-35276	Dakota Square Mall CMBS, LLC	20-35328
CBL Walden Park, LLC	20-35277	Development Options, Inc.	20-35330
CBL/Brookfield I, LLC	20-35278	Dunite Acquisitions, LLC	20-35333
CBL/Brookfield II, LLC	20-35279	East Towne Parcel I, LLC	20-35335
CBL/Cherryvale I, LLC	20-35282	EastGate Anchor S, LLC	20-35336
CBL/Citadel I, LLC	20-35283	EastGate Company	20-35339
CBL/Citadel II, LLC	20-35284	Eastland Anchor M, LLC	20-35341
CBL/EastGate I, LLC	20-35285	Eastland Holding I, LLC	20-35343
CBL/EastGate II, LLC	20-35286	Eastland Holding II, LLC	20-35345
CBL/EastGate Mall, LLC	20-35287	Eastland Mall, LLC	20-35347
CBL/Fayette I, LLC	20-35288	Eastland Member, LLC	20-35348
CBL/Fayette II, LLC	20-35295	Fayette Middle Anchor, LLC	20-35350
CBL/GP Cary, Inc.	20-35296	Fayette Plaza CMBS, LLC	20-35334
CBL/GP II, Inc.	20-35307	GCTC Peripheral IV, LLC	20-35337

Entity	Case No.	Entity	Case No.
CBL/GP V, Inc.	20-35309	Gunbarrel Commons, LLC	20-35338
CBL/GP VI, Inc.	20-35311	Hamilton Place Anchor S, LLC	20-35342
CBL/GP, Inc.	20-35314	Hammock Landing/West Melbourne, LLC	20-35344
CBL/Gulf Coast, LLC	20-35316	Hanes Mall Parcels, LLC	20-35346
CBL/J I, LLC	20-35318	Pearland-OP Parcel 8, LLC	20-35401
CBL/J II, LLC	20-35320	Port Orange Holdings II, LLC	20-35404
CBL/Monroeville Expansion I, LLC	20-35321	Seacoast Shopping Center Limited Partnership	20-35408
CBL/Monroeville Expansion II, LLC	20-35324	Shoppes at St. Clair CMBS, LLC	20-35396
CBL/Monroeville Expansion III, LLC	20-35326	South County Shoppingtown LLC	20-35400
CBL/Monroeville Expansion Partner, L.P.	20-35280	Southaven Town Center, LLC	20-35402
CBL/Monroeville Expansion, L.P.	20-35289	Southaven Towne Center II, LLC	20-35406
CBL/Monroeville I, LLC	20-35291	Southpark Mall, LLC	20-35413
CBL/Monroeville II, LLC	20-35292	Southpark Mall-DSG, LLC	20-35416
CBL/Monroeville III, LLC	20-35293	St. Clair Square GP I, LLC	20-35417
CBL/Monroeville Partner, L.P.	20-35298	St. Clair Square Limited Partnership	20-35419
CBL/Monroeville, L.P.	20-35299	St. Clair Square SPE, LLC	20-35421
CBL/Nashua Limited Partnership	20-35300	Stroud Mall, LLC	20-35405
CBL/Old Hickory I, LLC	20-35301	Tenn-GP Holdings, LLC	20-35410

Entity	Case No.	Entity	Case No.
Harford Mall Business Trust	20-35349	The Courtyard at Hickory Hollow Limited Partnership	20-35415
Henderson Square Limited Partnership	20-35351	The Landing at Arbor Place II, LLC	20-35418
Hickory Point Outparcels, LLC	20-35352	The Pavilion at Port Orange, LLC	20-35420
Imperial Valley Commons, L.P.	20-35357	TN-Land Parcels, LLC	20-35422
Imperial Valley Peripheral L.P.	20-35358	TX-Land Parcels, LLC	20-35423
IV Commons, LLC	20-35361	Valley View Mall SPE, LLC	20-35424
IV Outparcels, LLC	20-35364	Volusia Mall GP, Inc.	20-35426
Jefferson Anchor M, LLC	20-35367	Volusia Mall Limited Partnership	20-35427
Jefferson Anchor S, LLC	20-35369	Volusia SAC, LLC	20-35397
Jefferson Mall Company II, LLC	20-35359	Volusia-OP Peripheral, LLC	20-35399
JG Gulf Coast Town Center LLC	20-35360	West Towne District, LLC	20-35403
Laurel Park Retail Holding LLC	20-35362	Westgate Crossing Limited Partnership	20-35407
Laurel Park Retail Properties LLC	20-35363	WestGate Mall II, LLC	20-35409
Lexington Joint Venture	20-35365	WestGate Mall Limited Partnership	20-35411
LHM-Utah, LLC	20-35370	WI-Land Parcels, LLC	20-35412
Meridian Mall Limited Partnership	20-35373	York Galleria Limited Partnership	20-35414
Mid Rivers Land LLC	20-35374	Arbor Place II, LLC	N/A
Mid Rivers Mall CMBS, LLC	20-35375	CBL Ambassador Member, LLC	N/A

Entity	Case No.	Entity	Case No.
Monroeville Anchor Limited Partnership	20-35376	CBL BI Developments II Member, LLC	N/A
Montgomery Partners, L.P.	20-35378	CBL BI Developments Member, LLC	N/A
North Charleston Joint Venture II, LLC	20-35379	CBL El Paso Member, LLC	N/A
Northgate SAC, LLC	20-35382	CBL El Paso Outparcel Member, LLC	N/A
Northpark Mall/Joplin, LLC	20-35384	CBL Fremaux Member, LLC	N/A
Old Hickory Mall Venture	20-35387	CBL Gettysburg Member, LLC	N/A
Old Hickory Mall Venture II, LLC	20-35388	CBL Laredo Member, LLC	N/A
Parkdale Anchor M, LLC	20-35389	CBL Louisville Member, LLC	N/A
Parkdale Crossing Limited Partnership	20-35390	CBL Louisville Outparcel Member, LLC	N/A
Parkdale Mall Associates, L.P.	20-35391	CBL Woodstock Member, LLC	N/A
Parkdale Mall, LLC	20-35394	CBL Woodstock Outparcel Member, LLC	N/A
Parkway Place Limited Partnership	20-35395	CBL/Kentucky Oaks, LLC	N/A
Parkway Place SPE, LLC	20-35398	CBL/MSC II, LLC	N/A
Kirkwood Mall Acquisition LLC	20-35251	CBL/MSC, LLC	N/A
Kirkwood Mall Mezz LLC	20-35250	CBL/Penn Investments, LLC	N/A
Layton Hills Mall CMBS, LLC	20-35252	CBL/Stroud, Inc.	N/A
Madison Joint Venture, LLC	20-35254	CBL/York Town Center GP, LLC	N/A
Madison/East Towne, LLC	20-35256	CBL/York Town Center, LLC	N/A

Entity	Case No.	Entity	Case No.
Madison/West Towne, LLC	20-35257	CBL/York, Inc.	N/A
Mall del Norte, LLC	20-35258	CBL-D’Iberville Member, LLC	N/A
Mayfaire GP, LLC	20-35253	CBL-TRS Member I, LLC	N/A
Mayfaire Town Center, LP	20-35255	Cross Creek Mall, LLC	N/A
MDN/Laredo GP, LLC	20-35259	Eastland Anchor M, LLC	N/A
Mortgage Holdings, LLC	20-35261	Oak Park Holding I, LLC	N/A
Multi-GP Holdings, LLC	20-35265	The Galleria Associates, L.P.	N/A
Pearland Ground, LLC	20-35266	Volusia Mall Member SPE, LLC	N/A
Pearland Town Center GP, LLC	20-35264

EXHIBIT B

Plan Term Sheet

Execution Version

CBL & ASSOCIATES PROPERTIES, INC.

Plan TERM SHEET

March 21, 2021

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCE OR REJECTION OF A CHAPTER 11 PLAN OF REORGANIZATION PURSUANT TO THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL BE MADE ONLY IN COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS AND, IF APPLICABLE, PROVISIONS OF THE BANKRUPTCY CODE. THIS TERM SHEET IS BEING PROVIDED IN FURTHERANCE OF SETTLEMENT DISCUSSIONS AND IS ENTITLED TO PROTECTION PURSUANT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY SIMILAR FEDERAL OR STATE RULE OF EVIDENCE. THE TRANSACTIONS DESCRIBED IN THIS TERM SHEET ARE SUBJECT IN ALL RESPECTS TO, AMONG OTHER THINGS, EXECUTION AND DELIVERY OF DEFINITIVE DOCUMENTATION AND SATISFACTION OR WAIVER OF THE CONDITIONS PRECEDENT SET FORTH THEREIN.

NOTHING IN THIS TERM SHEET SHALL CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, A STIPULATION OR A WAIVER, AND EACH STATEMENT CONTAINED HEREIN IS MADE WITHOUT PREJUDICE, WITH A FULL RESERVATION OF ALL RIGHTS, REMEDIES, CLAIMS AND DEFENSES OF THE COMPANY PARTIES AND ANY CREDITOR PARTY. THIS TERM SHEET DOES NOT INCLUDE A DESCRIPTION OF ALL OF THE TERMS, CONDITIONS, AND OTHER PROVISIONS THAT ARE TO BE CONTAINED IN THE DEFINITIVE DOCUMENTATION, WHICH REMAIN SUBJECT TO DISCUSSION, NEGOTIATION AND EXECUTION. EXCEPT AS PROVIDED IN THE RESTRUCTURING SUPPORT AGREEMENT, THIS TERM SHEET, AND THE TERMS CONTAINED HEREIN, ARE CONFIDENTIAL.

SUMMARY OF PRINCIPAL TERMS

OF PROPOSED RESTRUCTURING TRANSACTION

This term sheet (the “Plan Term Sheet”) sets forth certain key terms of a proposed restructuring transaction (the “Transaction”) with respect to the existing debt and other obligations of CBL & Associates Properties, Inc. (the “Company”) and certain of its affiliates and subsidiaries (collectively, the “Company Subsidiaries” and, together with the Company, the “Company Parties”). This Plan Term Sheet is the “Plan Term Sheet” referenced as Exhibit B in that certain Amended and Restated Restructuring Support Agreement, dated as of March 21, 2021 (as the same may be further amended, modified or supplemented, the “RSA”), by and among the Company Parties and the Consenting Creditors party thereto. Capitalized terms used but not otherwise defined in this Plan Term Sheet shall have the meanings given to such terms in the RSA. This Plan Term Sheet supersedes any proposed summary of terms or conditions regarding the subject matter hereof and dated prior to the date hereof. Subject to the RSA, the Transaction will be implemented in the cases commenced by the Company Parties under chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) and pursuant to a joint chapter 11 plan of reorganization to be filed in the Chapter 11 Cases to implement the Transaction (the “ Plan”).

TREATMENT OF CLAIMS AND INTERESTS

The below summarizes the treatment to be received on or as soon as practicable after the Plan Effective Date (as defined below) by holders of claims against, and interests in, the Company Parties pursuant to the Transaction.

Administrative, Priority, and Tax Claims

Allowed administrative, priority, and tax claims will be satisfied in full, in cash, or otherwise receive treatment reasonably acceptable to the Company and the Required Consenting Creditors and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

Revolver/Term Loan Claims

On the Plan Effective Date or as soon as reasonably practicable thereafter, the Claims (the “Revolver/Term Loan Claims”) under that certain Credit Agreement, dated January 30, 2019 (the “Bank Credit Agreement”), by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), the Company Parties party thereto, the lenders from time to time party thereto (the “Bank Lenders”), and Wells Fargo Bank, National Association, as administrative agent (“Bank Agent”) for itself and for the benefit of the Bank Lenders, shall be treated as follows.

The Revolver/Term Loan Claims held by the New Bank Lenders shall be allowed for all purposes in the Plan in the amount of $983.7 million (which amount takes into account a reclassification on the Plan Effective Date, which was classified prior to the Plan Effective Date as interest payments on the Revolver/Term Loan Claims and shall be reclassified on the Plan Effective Date as principal repayment).

In full and complete satisfaction of all Revolver/Term Loan Claims held by the Bank Agent and all Bank Lenders, except for Revolver/Term Loan Claims held by Consenting Noteholders as of the Agreement Effective Date (the “New Bank Lenders” and such Revolver/Term Loan Claims, the “New Bank Lender Claims”), each New Bank Lender shall receive its pro rata share (based on the ratio of such New Bank Lender’s New Bank Lender Claims to the aggregate amount of all New Bank Lender Claims) of (a) obligations under a new term loan agreement issued by a newly-formed intermediate holding company (the “New Bank Claim Borrower”) that will (1) be owned by the Bank Claim Borrower and (2) own only the direct and indirect subsidiaries (the “Bank Claim Subsidiaries”) that own the assets and properties that secure payment of the obligations under the Bank Credit Agreement (the “Bank Claim Collateral”), as borrower, (the “New Bank Credit Agreement”) with Wells Fargo Bank, N.A., as administrative/collateral agent (the “New Bank Agent”), and the New Bank Lenders in an aggregate principal amount equal to $883.7 million, which shall be guaranteed by the Bank Claim Subsidiaries and secured by a first lien in and to the Bank Claim Collateral and pursuant to which new loans shall be issued having the terms set forth on Exhibit 1 hereto (the “New Bank Term Loans”), and (b) $100 million in cash payable, first, from the segregated account and, second, from other cash on hand.

Consenting Crossholder Claims

On the Plan Effective Date or as soon as reasonably practicable thereafter, Revolver/Term Loan Claims held by Consenting Noteholders as of the Agreement Effective Date (the “Consenting Crossholders,” and such Revolver/Term Loan Claims, the “Consenting Crossholder Claims”) shall be treated as follows.

The Consenting Crossholder Claims shall be allowed for all purposes in the Plan in the aggregate amount of $133 million.

Pursuant to Bankruptcy Rule 9019, in full and complete satisfaction of Consenting Crossholder Claims, each Consenting Crossholder shall agree to receive, and receive, as less favorable treatment than the Revolver/Term Loan Claims in respect of its Consenting Crossholder Claims, its pro rata share (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) of:

(i)   cash in the amount of $15 million;

(ii)  $81 million aggregate principal amount of new senior secured notes to be issued by a separate newly-formed intermediate holding company (the “New Notes Issuer”) that will (1) be owned by the Bank Claim Borrower and (2) own all the direct and indirect subsidiaries of the Bank Claim Borrower other than the Bank Claim Subsidiaries (the “New Notes Issuer Subsidiaries”) pursuant to an indenture (the “New Notes Indenture”) having the terms set forth on Exhibit 2 hereto (the “New Notes”); provided that each Consenting Crossholder (and, for the avoidance of doubt, only a Consenting Crossholder) entitled to receive New Notes on account of its Consenting Crossholder Claims shall be able to elect (the “Convertible Note Election”), on a dollar-for-dollar basis, to substitute its allocated share of the New Notes for new convertible notes (the “New Convertible Notes”) to be issued by the New Notes Issuer pursuant to an indenture (the “New Convertible Notes Indenture”) having the terms set forth on Exhibit 3 hereto; and

(iii) 10.57143% of the new common equity in the reorganized Company (the “New Common Equity Interests”), subject to dilution by the Management Incentive Plan (as defined below) and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date;

provided that amount of New Convertible Notes that may be issued in lieu of the New Notes pursuant to the Convertible Notes Election (inclusive of the Convertible Notes Election available for Consenting Noteholders on account of Notes Claims described below) shall be subject to a maximum principal amount of $100 million; provided, further, that the Consenting Crossholders shall be entitled to the first $10 million of New Convertible Notes on account of their Consenting Crossholder Claims.  With respect to the remaining amount of New Convertible Notes available subject to the Convertible Notes Election, the Consenting Crossholders shall receive New Convertible Notes on a pro rata basis with holders of Notes Claims that exercise the Convertible Notes Election (with such pro rata allocation being determined by the electing holder’s allocation of New Notes (on account of both Consenting Crossholder Claims and Notes Claims) as the numerator and the total amount of New Notes available to be received by electing holders (on account of both Consenting Crossholder Claims and Notes Claims) as the denominator).

Other Secured Claims	Secured Claims (other than Revolver/Term Loan Claims) shall be reinstated, unimpaired, or receive treatment reasonably acceptable to the Company and the Required Consenting Creditors.

Notes & General Unsecured Claims

On the Plan Effective Date or as soon as reasonably practicable thereafter, the Notes Claims and General Unsecured Claims (as will be defined in the Plan) (collectively, the “Unsecured Claims”) shall be treated as follows:[1], [2]

In full and complete satisfaction of all Unsecured Claims, each holder of an allowed Unsecured Claim shall receive its pro rata share of:

(i)   $80 million in cash;

(ii)  $474 million aggregate principal amount of New Notes; provided that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Notes on account of its Notes Claim shall be able to make the Convertible Notes Election and receive New Convertible Notes on a pro rata basis with holders of Crossholder Claims making the Convertible Notes Election (with such pro rata allocation being determined by the electing holder’s allocation of New Notes (on account of both Consenting Crossholder Claims and Notes Claims) as the numerator and the total amount of New Notes available to be received by electing holders (on account of both Consenting Crossholder Claims and Notes Claims) as the denominator); and

(iii) 78.42857% of the New Common Equity Interests, subject to dilution by the Management Incentive Plan (as defined below) and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the Company from time to time after the Plan Effective Date; and

For the avoidance of doubt, any New Convertible Notes issued pursuant to the Convertible Notes Election shall result in a dollar-for-dollar reduction of New Notes to be issued.

Property-Level Debt and Guarantee Claims

Property-level debt and guarantee claims shall be reinstated, unimpaired, or receive treatment reasonably acceptable to the Required Consenting Noteholders and the Company, which consent shall not be unreasonably withheld.

[1]

There will be another settlement class created of certain guarantee claims held by non-Debtor joint venture lenders that will remain unimpaired as a Rule 9019 settlement in exchange for waiving events of default related to non-Debtors and other consideration.  Extent of such guarantee claims to be discussed/subject to diligence and review/approval by Required Consenting Creditors.

[2]

Treatment of General Unsecured Claims and Ongoing Trade Claims subject to ongoing diligence.  The ad hoc group of Consenting Noteholders (the “Ad Hoc Noteholder Group”) reserves the right to modify the treatment of the Notes Claims after review of general unsecured claims and review/approval by Required Consenting Creditors.

Ongoing Trade Claims

The Company may designate an unsecured Claim that is a fixed, liquidated, and undisputed payment obligation to a third-party provider of goods and services to the Company that facilitates the Company’s operations in the ordinary course of business and will continue to do so after the Effective Date as an “Ongoing Trade Claim.”

On the Plan Effective Date or as soon as reasonably practicable thereafter, holders of Ongoing Trade Claims shall receive, in full and complete satisfaction of all Ongoing Trade Claims, the following treatment:

(i)    If a holder of an Ongoing Trade Claim executes a trade agreement (a “Trade Agreement”) with the Company (the form and terms of such Trade Agreement to be determined by the Company in consultation with the Required Consenting Noteholders), such holder shall receive four (4) equal cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim.

(ii)   If a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Ongoing Trade Claim shall be treated, for purposes of distributions under the Plan, as a General Unsecured Claim.

Intercompany Claims and Company Interests

Intercompany claims and existing equity interests in the Company Parties shall be reinstated, unimpaired, compromised, or cancelled, at the election of the Company and the Required Consenting Noteholders such that intercompany claims and existing equity interests in the Company Parties are treated in a tax-efficient manner; provided that any intercompany claims which shall remain as liabilities of the New Bank Claim Borrower or any New Bank Claim Subsidiary shall be subject to approval by Required Consenting Bank Lenders (and absent consent from Required Consenting Bank Lenders, such remaining liabilities shall be reduced to zero).

Preferred Equity Interests

If holders of Preferred Equity Interests vote to accept the Plan as a class, each holder of an allowed Preferred Equity Interest shall receive its pro rata share of 5.5% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date. If holders of Preferred Equity Interests vote to reject the Plan as a class, holders of Preferred Equity Interests shall receive no recovery under the Plan. [3]

[3]	If not issued to preferred equity holders, such shares will not be issued.

Common Equity Interests and Special Common Units

If holders of Common Equity Interests and limited partnership units of the Bank Claim Borrower designated as special common units (the “Special Common Units”) vote to accept the Plan as a class, each holder of existing Common Equity Interests and Special Common Units shall receive its pro rata share of 5.5% of the New Common Equity Interests, which New Common Equity Interests shall be subject to dilution by the Management Incentive Plan and subsequent issuances of common stock (including securities or instruments convertible into common stock) by the Company from time to time after the Plan Effective Date. If holders of Common Equity Interests and Special Common Units vote to reject the Plan as a class, holders of Common Equity Interests and Special Common Units shall receive no recovery under the Plan.[4]

For the avoidance of doubt, the Transaction shall include an option for the holders of limited partnership units to receive limited partnership units in the reorganized Bank Claim Borrower in lieu of New Common Equity Interests.

Section 510(b) Claims

Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Plan Effective Date and shall be of no further force or effect, and holders of Section 510(b) Claims shall receive New Common Equity Interests in an amount sufficient to provide such holder a percentage recovery equal to the percentage recovery provided to holders of Common Equity Interests.  For the avoidance of doubt, any recovery for Section 510(b) Claims shall come from the 11.0% of New Common Equity Interests allocated to holders of Common Equity Interests, Preferred Equity Interests, and Special Common Units.

OTHER TERMS OF THE TRANSACTION

New Money Convertible Notes

Prior to the Plan Effective Date, the Debtors shall issue (i) subscription rights to the Consenting Crossholders or their affiliates or related funds/accounts (on a pro rata basis based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) to acquire up to $25 million aggregate principal amount of additional New Convertible Notes (the “New Money Convertible Notes”), to be issued on the same terms as the New Convertible Notes, in accordance with the New Convertible Notes Indenture, and in accordance with rights offering procedures (the “Rights Offering Procedures”) to be agreed upon by the Company and the Required Consenting Noteholders (the “Subscription Rights”) and (ii) Subscription Rights to the members of the Steering Committee[5] (or their affiliates or related funds/accounts) for the Ad Hoc Noteholder Group to acquire up to $25 million aggregate principal amount of New Money Convertible Notes where each member’s allocable share shall be based upon the following formula:  [(0.61337265 x (such holders’ Consenting Crossholder Claims)) + (0.34472727 x (such holders’ Notes Claims))] / [81,000,000 + (0.34472727 x (aggregate amount of Notes Claims held by all members of the Steering Committee))].

[4]	If not issued to common equity holders, such shares will not be issued.
[5]

The Steering Committee consists of the following entities (and related investment managers, advisers, or sub-advisors):  (i) Aegon USA Investment Management, LLC; (ii) Aurelius Capital Management, LP; (iii) BP Holdings J LP; (iv) Canyon Capital Advisors LLC; (v) Cetus Capital LLC; (vi) Fidelity Management & Research Company; (vii) Oaktree Capital Management L.P.; and (viii) Pacific Investment Management Company LLC.

Corporate Governance

The terms and conditions of the new corporate governance documents of the reorganized Company (including the bylaws and certificates of incorporation or similar documents, among other governance documents of each of the Company Parties, collectively, the “Company Corporate Governance Documents”), as well as the structure and other governance matters, shall be acceptable to and determined by the Required Consenting Non-Crossholders and the Required Consenting Crossholders in their sole discretion; provided that the Required Consenting Non-Crossholders and the Required Consenting Crossholders will consult with the Company regarding such Company Corporate Governance Documents; provided, further, that nothing in the Company Corporate Governance Documents shall adversely impact the economic recovery of the holders of Preferred Equity Interests, Common Equity Interests, or Special Common Units as set forth in this Term Sheet; provided, further, that “Company Corporate Governance Documents” shall not include the New Bank Borrower Corporate Governance Documents (as defined below).

The terms and conditions of the new corporate governance documents of the reorganized New Bank Claim Borrower (including the bylaws and certificates of incorporation or similar documents, among other governance documents of each of the Bank Claim Subsidiaries, collectively, the “New Bank Borrower Corporate Governance Documents”) shall be reasonably acceptable to Required Consenting Bank Lenders and the Required Consenting Noteholders.

Board of Directors

The initial board or other governing body of the reorganized Company (the “New Board”) shall consist of seven (7) members in total, which shall include the current Chief Executive Officer, five (5) members selected by the Required Consenting Noteholders and one (1) member selected by the Company and reasonably acceptable to the Required Consenting Noteholders (it being understood that Charles Lebovitz is acceptable to the Required Consenting Noteholders). The Required Consenting Noteholders agree to consult with the Company regarding the selection of the five (5) members with the understanding that the selection of such members shall be in the sole discretion of the Required Consenting Noteholders.

There shall not be an Executive Chairman or similar role designated or otherwise provided for in connection with the Debtors’ emergence from chapter 11.

Management Incentive Plan

On or after the Plan Effective Date, the reorganized Company shall adopt a management incentive plan (the “Management Incentive Plan”) which shall provide for the grant of up to 10% of the New Common Equity Interests (or warrants or options to purchase New Common Equity Interests or other equity-linked interests) on a fully diluted basis to certain members of management of the reorganized Company; provided that the Management Incentive Plan will include customary anti-dilution protections.  The form, allocation and any limitations on the Management Incentive Plan shall be determined by the New Board (or a committee thereof).

Releases & Exculpation

To the maximum extent permitted by applicable law, the Plan and the Confirmation Order will contain customary mutual releases and other exculpatory provisions in favor of the Company Parties, the Consenting Noteholders, the Consenting Crossholders, the Consenting Bank Lenders, the indenture trustees for the Notes, the statutory committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code by the U.S. Trustee on November 13, 2020, pursuant to the Notice of Appointment of Committee of Unsecured Creditors (Docket No. 204), the holders of existing Preferred Equity Interests that provide a release, the holders of existing Common Equity Interests and Special Common Units that provide a release, and each of their respective current and former affiliates, subsidiaries, members, professionals, advisors, employees, directors, and officers, in their respective capacities as such.  Such release and exculpation shall include, without limitation, any and all claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, including any derivative claims and avoidance actions, of the Company Parties, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Company Parties would have been legally entitled to assert in its own right (whether individually or collectively), or on behalf of the holder of any claim or equity interest (whether individually or collectively) or other entity, based in whole or in part upon any act or omission, transaction, or other occurrence or circumstances existing or taking place at any time prior to or on the Plan Effective Date arising from or related in any way in whole or in part to the Company Parties, the Notes, the Chapter 11 Cases, the adversary proceeding in the Chapter 11 Cases styled CBL & Associates Properties, Inc. et al. v. Wells Fargo Bank, N.A., No. 20-03454 (DRJ), the purchase, sale, or rescission of the purchase or sale of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any claim or equity interest that is affected by the Transaction or treated in the Plan, or the negotiation, formulation, or preparation of the Definitive Documentation or related agreements, instruments, or other documents, in each case other than claims, actions, or liabilities arising out of or relating to any act or omission that constitutes willful misconduct, actual fraud, or gross negligence as determined by final order of a court of competent jurisdiction.  To the maximum extent permitted by applicable law, any such releases shall bind holders of Revolver/Term Loan Claims, Notes Claims, all parties whose Claims are unimpaired under the Plan, all parties who affirmatively agree or vote to accept the Plan, those parties who abstain from voting on the Plan if they fail to opt-out of the releases, and those parties that vote to reject the Plan unless they opt-out of the releases.

For the avoidance of doubt, the releases under the Plan shall provide mutual releases of all claims and causes of action, including claims arising under chapter 5 of the Bankruptcy Code, among the Debtors, the holders of Notes Claims and the holders of Revolver/Term Loan Claims.

Injunction & Discharge	The Plan and Confirmation Order will contain customary injunction and discharge provisions.
Cancellation of Instruments, Certificates, and Other Documents

On the Plan Effective Date and immediately prior to or concurrent with the distributions contemplated in this Term Sheet, except to the extent otherwise provided herein or in the Definitive Documentation, all instruments, certificates, and other documents evidencing debt of or equity interests in the Company shall be cancelled, and the obligations of the Company thereunder, or in any way related thereto, shall be discharged.

Assumption and Rejection of Executory Contracts and Unexpired Leases

The executory contracts and unexpired leases that shall be assumed, assumed and assigned, or rejected in the Chapter 11 Cases shall be reasonably acceptable to the Company and the Required Consenting Noteholders and, solely with respect to the Bank Subsidiaries, the Required Consenting Bank Lenders; provided that all current employment agreements (and any modification to such employment agreements, including, without limitation, modifications to the terms of any retention or incentive arrangements for senior executives of the Company as requested by the Required Consenting Noteholders) shall be assumed pursuant to the Plan.

Employee Compensation and Benefit Programs

All employment agreements and severance policies, and all employment, compensation and benefit plans, policies, and programs of the Company Parties applicable to any of its employees and retirees, including, without limitation, all workers’ compensation programs, savings plans, retirement plans, deferred compensation plans, SERP plans, healthcare plans, disability plans, severance benefit plans, incentive plans, life and accidental death and dismemberment insurance plans, shall be treated under the Plan in a manner acceptable to the Required Consenting Noteholders; provided that the assumption of the Company Parties’ (as applicable) key employee retention program for “Tier 2” non-executive employees in an amount not to exceed $5 million in the aggregate (the “Tier 2 KERP”) shall be deemed acceptable to the Required Consenting Noteholders.  Any amounts outstanding under the Tier 2 KERP shall be paid no later than the Plan Effective Date.

Tax Issues

As reasonably determined by the Company and the Required Consenting Noteholders, upon emergence from the Chapter 11 Cases, the reorganized Company may be structured as a real estate investment trust (“REIT”) and the Transaction shall, subject to the terms and conditions of the RSA, be structured to achieve a tax-efficient structure, in a manner reasonably acceptable to the Company and the Required Consenting Noteholders.

Exemption from SEC Registration

The issuance of all securities in connection with the Plan, including the New Notes, the New Convertible Notes (including any securities issued in the event of conversion thereof), in each case, if issued, and the New Common Equity Interests, will be exempt from registration with the U.S. Securities and Exchange Commission under section 1145 of the Bankruptcy Code.

Registration Rights

The Company shall enter into a registration rights agreement with each of the Consenting Noteholders and Consenting Crossholders (unless such Consenting Noteholder or Consenting Crossholder opts out) relating to the registration of the resale of the New Common Equity Interests (including any New Common Equity Interests issued upon the conversion of the New Convertible Notes, if any), and to the extent the reorganized Company is not public post-emergence, shall be post-IPO registration rights. The registration rights agreement shall contain customary terms and conditions, including provisions with respect to demand rights, piggyback rights, shelf rights (including as to minimum ownership requirements), and blackout periods and shall be reasonably acceptable to the Company and Required Consenting Noteholders. Other registration rights and terms to be determined by the Required Consenting Noteholders, which shall be reasonably acceptable to the Company.

SEC Reporting and Stock Exchange Listing

As reasonably determined by the Company and the Required Consenting Noteholders, upon emergence from the Chapter 11 Cases, the New Common Equity Interests to be issued by the Company on the Plan Effective Date may be listed on the New York Stock Exchange, (“NYSE”), or NASDAQ, either by retaining or succeeding to the Company’s existing NYSE listing or otherwise, so long as the Company is able to satisfy the initial listing requirements of the NYSE or NASDAQ, or such alternative exchange as the Company and the Required Consenting Noteholders reasonably determine if the Company is not able to satisfy the initial listing requirements of the NYSE or NASDAQ.

D&O Liability Insurance Policies, Tail Policies, and Indemnification

The Company shall implement a new D&O insurance policy for directors, managers, and officers of the reorganized Company from and after the Plan Effective Date on terms and conditions acceptable to the Company and the Required Consenting Noteholders. Any indemnification obligations (whether in by-laws, certificate of formation or incorporation, board resolutions, employment contracts, or otherwise) to be assumed pursuant to the Plan shall be on terms and conditions reasonably acceptable to the Company and the Required Consenting Noteholders.

Plan Effective Date

The date on which the Transaction shall be fully consummated in accordance with the terms and conditions of the Definitive Documentation, which shall be the effective date of the Plan (the “Plan Effective Date”).

Conditions to the Plan Effective Date

The Plan Effective Date shall be subject to the following conditions precedent, some of which may be waived in writing by agreement of the Company and the Required Consenting Creditors, subject to the consent rights provided for in the RSA:

(i)    the Definitive Documentation (as applicable) shall be in form and substance consistent with this Term Sheet and the RSA and such documents shall be reasonably acceptable to the Parties entitled to consent rights with respect to such documents under the RSA;

(ii)   the Bankruptcy Court shall have entered an order confirming the Plan (the “Confirmation Order”) in form and substance consistent with this Term Sheet and the RSA, such order shall otherwise be reasonably acceptable to the Company and the Required Consenting Creditors, and such order shall be a Final Order;

(iii) all of the schedules, documents, supplements, and exhibits to the Plan and Disclosure Statement shall be in form and substance consistent with this Term Sheet and the RSA and such documents shall be reasonably acceptable to the Parties entitled to consent rights with respect to such documents under the RSA;

(iv) the Company Parties shall have sufficient cash on hand to make all cash payments required to be made on the Plan Effective Date pursuant to the Plan;

(v)   the issuance of the New Convertible Notes shall be approved by the Bankruptcy Court on terms substantially similar to Exhibit 3 hereto;

(vi)  all outstanding fees and expenses of the Consenting Noteholders, Consenting Crossholders, and Consenting Bank Lenders shall have been paid in full in accordance with this Plan Term Sheet and the RSA;

(vii)  the RSA shall be in full force and effect; and

(viii) all governmental approvals and consents that are legally required for the consummation of the Transaction shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect.

Fees and Expenses of the Consenting Noteholders, Bank Agent, and Consenting Bank Lenders

Following authorization by the Bankruptcy Court to perform pursuant to the RSA, the Company shall pay in cash or reimburse all reasonable and documented fees and out of pocket expenses (regardless of whether such fees and expenses were incurred before or after the Petition Date) of the following advisors:  (A)(i) Akin Gump, as legal counsel to the Consenting Noteholders; (ii) White & Case, as legal counsel to certain Consenting Crossholders; (iii) PJT Partners, as the financial advisor retained on behalf of the Consenting Noteholders; (iv) Raider Hill Advisors, LLC and any other professionals or advisors (including one (1) local counsel in Delaware) retained by the Consenting Noteholders with the consent of the Company (such consent not to be unreasonably withheld); and (v) reasonable and documented out of pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) in an amount not to exceed $500,000 in the aggregate; provided that if the reasonable and documented out of pocket expenses of individual Consenting Noteholders (including fees and expenses of external counsel) payable pursuant to this clause (A)(v) exceed $500,000 (or such greater amount as agreed by the Company and Required Consenting Noteholders) in the aggregate, such amounts shall be shared pro rata by the individual Consenting Noteholders seeking payment of out of pocket expenses based on each individual Consenting Noteholders’ percentage held of the aggregate outstanding principal amount of the Notes held by all individual Consenting Noteholders seeking payment of their out of pocket expenses pursuant to this clause (A)(v); provided, further, that, for the avoidance of doubt, the Company Parties shall in no event pay in excess of the $500,000 cap; and (B)(i) Jones Day, as legal counsel to the Bank Agent and any administrative agent’s fees owing to the Bank Agent under the fee letter executed in connection with the Bank Credit Agreement; (ii) Ducera Partners, as the financial advisor retained by the Bank Agent; (iii) Newmark & Company Real Estate, Inc. d/b/a Newmark Knight Frank, as advisor to Jones Day; (iv) Consilio LLC and Epiq, as third-party litigation vendors of Bank Agent; and (v) such local counsel as Bank Agent or Jones Day may engage to assist with State specific issues related to the collateral properties, provided that, if practicable, such local counsel shall not duplicate efforts with the local counsel to the Consenting Noteholders engaged for the same purpose; and (C) reasonable and documented out of pocket expenses of individual Consenting Bank Lenders (including fees and expenses of external counsel) that become Consenting Bank Lenders prior to, on, or within thirty (30) days after, the Agreement Effective Date.

Exhibit 1

Terms of New Bank Term Loan Facility

Set forth below is a summary of certain key terms for the New Bank Term Loans under the New Bank Term Loan Facility (each as defined below) to be issued by the New Bank Claim Borrower (as defined below) to the New Bank Lenders (as defined below) that are Bank Lenders under that certain Credit Agreement, dated as of January 30, 2019 (the “First Lien Credit Agreement”) by and among CBL & Associates Limited Partnership, as borrower (the “Bank Claim Borrower”), CBL & Associates Properties, Inc., the Bank Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “Bank Agent” and, together with the Bank Lenders, the “Prepetition Secured Parties”), U.S. Bank National Association, as syndication agent, and Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each as documentation agent, pursuant to a proposed chapter 11 plan of reorganization (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the New Bank Term Loan Credit Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the RSA or Plan Term Sheet, as applicable.

Borrower:

A newly-formed wholly owned subsidiary of the Bank Claim Borrower, as reorganized pursuant to the Plan, that is the direct or indirect parent of each of the Bank Claim Subsidiaries (as defined below) but is not the direct or indirect parent of any entity that is not a Bank Claim Subsidiary (the “New Bank Claim Borrower”).

Guarantors:

The obligations of the New Bank Claim Borrower under the New Bank Term Loan Facility will be guaranteed by the same former direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that are guarantors under the First Lien Credit Agreement together with the Additional Loan Parties (collectively, the “Bank Claim Subsidiaries”), which such Bank Claims Subsidiaries will be direct or indirect subsidiaries of the New Bank Claim Borrower as reorganized pursuant to the Plan; provided that any non-Borrowing Base Properties (or entities that directly or indirectly own non-Borrowing Base Properties) will be transferred such that they are no longer owned directly or indirectly by the New Bank Claim Borrower.  The New Bank Claim Borrower and the Bank Claim Subsidiaries are referred to herein as “Loan Parties” and each, a “Loan Party.”  For the avoidance of doubt, neither the Bank Claim Borrower nor its reorganized successor will be a Loan Party, other than to the limited extent set forth in the Parent Guaranty.

Unsecured Parent Repayment Guaranty:

The obligations of the New Bank Claim Borrower under the New Bank Term Loan Facility will also be guaranteed on an unsecured basis by Bank Claim Borrower (the “Parent Guaranty”), but such guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)          100% of the first $2.5 million of mandatory amortization per year;

(ii)         50% of remaining mandatory amortization;

(iii)        100% of Excess Cash (as defined below) sweep payments; and

(iv)        150% of any voluntary prepayments of the New Bank Term Loan Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The Parent Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

“Debt Yield Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (i) the Borrowing Base Modified Cash NOI on a trailing 12-month basis, first tested as of the last day of the first quarter of 2023 and thereafter on a quarterly basis (each, a “Testing Date”), with a Compliance Certificate to be delivered 45 days after each Testing Date, to (ii) the aggregate outstanding principal amount of New Bank Term Loans as of such date.

As used in this summary of terms, “Borrowing Base Modified Cash NOI” means net operating income from collateral properties, determined on a GAAP basis that (i) excludes straight-line rents and above / below market lease rates, (ii) includes lease buyouts and landlord inducements, but not write-offs of landlord inducements, and (iii) excludes the Imputed Base Management Fee.

REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”) in the same form as provided in connection with the First Lien Credit Agreement covering losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by the (i) New Bank Claim Borrower, (ii) the New Notes Issuer, or the (iii) Bank Claim Borrower.

The REIT Guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)          100% of the first $2.5 million of mandatory amortization per year;

(ii)         50% of remaining mandatory amortization;

(iii)        100% of Excess Cash (as defined below) sweep payments; and

(iv)        150% of any voluntary prepayments of the New Bank Term Loan Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The REIT Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

Lenders:	The Bank Lenders (other than any Consenting Crossholder on account of a Consenting Crossholder Claim) under the First Lien Credit Agreement (collectively, the “New Bank Claim Lenders”).
Closing Date:	The earlier of (i) a date agreed upon by the Required Consenting Noteholders, the Required Consenting Bank Lenders, and the Debtors, and (ii) November 1, 2021.
Principal Amount:	$883.7 million (the “New Bank Term Loan Facility Loan Amount”).[6]
Administrative / Collateral Agent:	Wells Fargo Bank, N.A. (the “New Bank Agent” and, together with the New Bank Claim Lenders, the “New Secured Parties”).
New Bank Term Loan Facility:

A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the New Bank Term Loan Facility Loan Amount (the “New Bank Term Loan Facility”; the loans made thereunder, the “New Bank Term Loans”) to be deemed issued in full and final satisfaction of the Revolver/Term Loan Claims of the New Bank Claim Lenders upon the effective date of the Plan (the “Plan Effective Date”).

[6]	This amount takes into account reclassification of interest payments as principal repayments, as set forth in the Plan Term Sheet.

Maturity Date:

The New Bank Term Loans will mature four (4) years from the Closing Date; provided that, so long as no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, such date may be extended by (i) one (1) year if the outstanding principal amount of the New Bank Term Loans is reduced to $670.0 million or lower and (ii) one (1) additional year if the outstanding principal amount of the New Bank Term Loans is reduced to $615.0 million or lower. The full principal amount of the New Bank Term Loans would be due at maturity.

New Bank Term Loan Facility Agreement Documents:

The New Bank Term Loan Facility will be documented in a credit and guarantee agreement (the “New Bank Term Loan Facility Agreement”) and will be secured pursuant to customary security agreements, mortgages, management contract assignment, deposit account control agreements, and pledge agreements (subject, in each case, to customary exclusion).  The documents referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “New Bank Term Loan Facility Documents.”  The New Bank Term Loan Facility Documents will be in form and substance satisfactory to the Required Consenting Creditors and the Debtors and shall include payment of an annual administrative agent’s fee consistent with the annual fee paid in connection with the First Lien Credit Agreement.

Interest Rate:

The New Bank Term Loans will bear interest at the rate of LIBOR+275bps per annum (with a 100bps LIBOR floor), including benchmark replacement provisions (to reflect the ARRC “hardwired” approach) to be agreed.  Interest shall be payable in cash on the applicable LIBOR interest payment date or quarterly, in the case of a Base Rate Loan or a LIBOR loan with an interest period longer than three (3) months (each, a “Payment Date”) subject to a five (5)-day grace period.  The New Bank Claim Borrower will have the option to choose an interest period of one (1)-month, three (3)-month, or six (6)-month LIBOR.

Optional Prepayments:	No restrictions on optional prepayment, and the New Bank Term Loans may be prepaid at any time and from time to time without premium or penalty.
Mandatory Prepayment Requirements:

The New Bank Term Loan Facility shall be prepaid (without premium or penalty) in an amount equal to 100% of the net cash proceeds received after the Closing Date from the proceeds of (i) dispositions of the collateral properties or the equity of a Bank Claim Subsidiary and (ii) casualty events with respect to the collateral properties (with reinvestment rights with respect to such casualty event proceeds to be agreed by the Required Consenting Creditors and the Company).[7]

Collateral Release:

The release of any collateral will be subject to mutually agreed-upon release prices, minimum collateral pool size, and “key property” provisions (i.e., properties that cannot be sold without the Requisite Lender consent).  For the avoidance of doubt, net proceeds from any permitted collateral release shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans, and shall not run through the ECF waterfall set forth below.

Monthly Payments:

On the first day of each month following the Closing Date,[8] the Company will make combined monthly principal and interest payments, in arrears, in an amount equal to (i) $212,328.77 per day multiplied by (ii) the number of days in the calendar month just ended (such amount, the “Monthly Payment”), with the such Monthly Payment to be applied first to interest then due and owing, and the balance applied to repay principal outstanding under the Loan.

[7]	Release parcels to be discussed in connection with final loan documentation.
[8]	For the avoidance of doubt, if the Closing Date occurs on November 1, 2021, the first Monthly Payment will be due on December 1, 2021.

Prepayment / Make Whole Premium:	None.
Security:

The obligations of the Loan Parties under the New Bank Term Loans will be secured by a collateral package substantially consistent with the collateral package described in the First Lien Credit Agreement together with (i) a lien on properties set forth on Schedule 1 hereto (the “Additional Collateral Properties”) and the Pearland Town Center-HCA Office, (ii) a pledge of the equity interests in the former direct and indirect wholly owned domestic subsidiaries of the Bank Claim Borrower that own such Additional Collateral Properties and the Pearland Town Center-HCA Office, which such entities shall be direct or indirect subsidiaries of the New Bank Claim Borrower as reorganized pursuant to the Plan (such entities, the “Additional Loan Parties”), and (iii) all accounts related to such collateral and proceeds therefrom; provided that any existing equity pledges granted by the Bank Claim Borrower in connection with the First Lien Credit Agreement shall be replaced by new equity pledges granted by the New Bank Claim Borrower pursuant to the New Bank Term Loan Facility Agreement.  New Bank Claim Lenders’ liens on real estate collateral shall be insured by an acceptable title insurance policy from a title insurer and with reinsurance as New Bank Agent may reasonably require; provided that the current title insurer shall be deemed acceptable.  (The current collateral properties, together with the Additional Collateral Properties and the Pearland Town Center-HCA Office, collectively, the “Borrowing Base Properties”).  For the avoidance of doubt, the Parent Guaranty will be unsecured.

Excess Cash Flow:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, on a semi-annual basis first determined on September 1, 2022 for the six (6)-month period ending June 30, 2022, an amount equal to ECF NOI—to be calculated for each period ending June 30 and December 31 and determined on September 1 and March 1 respectively—remaining after payment of:

(i)   imputed base management fees for the existing and Additional Collateral Properties in a semi-annual amount of $4.5 million (the “Imputed Base Management Fee”), plus any reimbursable ordinary course third-party costs of unaffiliated parties that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP, which shall be paid in monthly installments;

(ii)  scheduled principal and interest payment of $38.75 million, which shall be paid in monthly installments, and any other payments of principal or interest made with respect to the New Bank Term Loan Facility for the immediately preceding six (6) months; and

(iii) total actual amount spent on Capital Expenditures (as defined below); provided that:

a.    for the period January 1 through June 30 (the “First Semi-Annual Period”), if the total actual amount spent is less than $7.5 million, the Borrower shall put the difference into a reserve maintained by Borrower to be utilized for future Capital Expenditures; and

b.    for the period July 1 through December 31 (the “Second Semi-Annual Period”) if the total actual amount spent during the First Semi-Annual Period and the Second Semi-Annual Period, together with any amounts reserved during the First Semi-Annual Period under clause (a) above, is less than $15 million, the Borrower shall put the difference into a reserve maintained by Borrower to be utilized for future Capital Expenditures;

the amount remaining (the “Excess Cash”), for each semi-annual period, shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)   first, an amount equal to the actual ECF NOI from the Additional Collateral Properties (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $4.5 million) shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution;

(ii)  second, up to $7.5 million shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans, provided that, this $7.5 million amount shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $7.5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (ii) will be made in the Second Semi-Annual Period;

(iii) third, up to $5 million shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution, provided that, this $5 million shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (iii) will be made in the Second Semi-Annual Period; and

(iv) fourth, with respect to any remaining Excess Cash, (a) 50% shall be used to repay principal on the New Bank Term Loans, and (b) 50% shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution.

Prior to application as set forth above, all revenue from the collateral properties shall be deposited in either property-level operating accounts or accounts owned by New Claim Borrower, each subject to a security agreement (and control agreement, if applicable) in favor of New Bank Agent and New Secured Parties.  While an Event of Default exists no distributions or application of ECF NOI or Excess Cash shall be permitted.  The terms and conditions of any deposit account control agreements shall be negotiated in connection with final documentation as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders.

As used in this summary of terms, “ECF NOI” means net operating income from collateral properties, determined on a cash basis.  For the avoidance of doubt, ECF NOI excludes the Imputed Base Management Fee.  Additionally, “Capital Expenditures” shall mean capitalized expenditures, including deferred maintenance, tenant allowances and redevelopment costs, excluding (i) any such expenses funded with reserve funds from a prior year or prior six (6)-month period and (ii) the amount of any cash reimbursements received from a third party (such as the municipalities) to reimburse a Borrower Party for such expenses, all determined on a cash basis.

Stub Period ECF:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, for the period November 1, 2021 through December 31, 2021 (the “Stub Period”), an amount equal to ECF NOI for the Stub Period remaining after payment of:

(i)   an Imputed Base Management Fee of $1.5 million plus any reimbursable ordinary course third-party costs of unaffiliated parties for the Stub Period that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP;

(ii)  scheduled principal and interest payments made during the Stub Period; and

(iii) Capital Expenditures in the greater of (a) the actual spend during the Stub Period and (b) the lower of (1) $2.5 million and (2) $15 million minus the actual spend in FY 2021 prior to the Stub Period; in no event shall this number be lower than zero; and

(iv) $5 million to satisfy the Minimum Liquidity covenant (set forth below).

the amount remaining (the “Stub Period Excess Cash”) shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)   first, an amount equal to the actual ECF NOI from the Additional Collateral Properties for the Stub Period (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $1.5 million) shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution;

(ii)   second, $1.25 million shall be applied by the New Bank Claim Borrower to repay principal on the New Bank Term Loans;

(iii) third, $833,333 shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution; and

(iv) fourth, any remaining Stub Period Excess Cash shall be used (1) 50% to repay principal on the New Bank Term Loans, (2) and 50% shall be distributed by the New Claim Borrower to the Bank Claim Borrower for general corporate uses or further distribution.

Conditions Precedent:

The New Bank Term Loan Facility will become effective and the New Bank Term Loans will be issued upon satisfaction of conditions precedent acceptable to the Required Consenting Creditors and the Debtors including:  (i) the issuance by the Bankruptcy Court of an order confirming a Plan on terms acceptable to the Required Consenting Creditors and the Debtors (the “Confirmation Order”); (ii) the Confirmation Order being in full force and effect and not subject to stay; and (iii) the occurrence of the Plan Effective Date.

Additionally, the New Bank Term Loan Facility shall have conditions precedent that are standard and customary for a real estate secured transaction, including, but not limited to delivery of (i) PZRs or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys (which, for the avoidance of doubt, may be satisfied by surveys previously delivered to New Bank Agent in connection with the First Lien Credit Agreement) for all collateral properties, as well as PCR reports for all Additional Borrowing Base Properties and the Pearland Town Center-HCA Office and seismic reports for specific Borrowing Base Properties to the extent reasonably required by New Bank Agent in order to comply with Lenders’ insurance requirements (all of the foregoing obtained at Borrower’s cost and  expense); (ii) financial data for the collateral properties, including three years of financial statements for the Borrowing Base Properties, actual 2020 financial statements for all Borrowing Base Properties, 2021 Borrowing Base budgets (including contemplated CapEx Projections), rent rolls and co-tenancy summaries for all Borrowing Base Properties and a two (2)-year anticipated CapEx plan for the Borrowing Base Properties; and (iii) customary estoppels and subordination agreements with respect to major leases.

Covenants:

The New Bank Term Loan Facility Agreement will have standard real estate related covenants consistent with the First Lien Credit Agreement, as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders; provided that any such covenants shall apply only to the New Bank Claim Borrower and the Bank Claim Subsidiaries.[9]

[9]	Final (non-financial) covenants to be negotiated in connection with final loan documentation.

Financial Covenants:

Limited to the following with respect to the Borrowing Base Properties:

(i)    Minimum Debt Yield:  an 11.5% Debt Yield Ratio on the collateral securing the obligations under the New Bank Term Loan Facility to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter;

(ii)   Minimum CapEx Investment:  Annual Capital Expenditures of not less than $15.0 million on the Borrowing Base Properties, with any shortfall in any such calendar year to be put be held in a reserve maintained by Borrower to be utilized for future Capital Expenditures, such covenant to be tested as of December 31 each calendar year beginning with December 31, 2022;

(iii) Minimum Interest Coverage Ratio: A 1.50x interest coverage ratio, expressed as the ratio of the Borrowing Base Modified Cash NOI on a trailing twelve (12)-month basis to the borrowing base interest expense on a trailing twelve (12)-month basis of the New Bank Term Loans at such time to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter;

(iv)  Minimum Liquidity:  On or after the first testing date, minimum unencumbered and unrestricted cash liquidity (held at the Borrower or Borrowing Base Property level, and exclusive of any amounts held in the required CapEx reserve) in an aggregate amount of $5 million, to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter; and

(v)   Minimum Occupancy Rate:  On or after the first testing date of aggregate Occupancy Rate of the Borrowing Base Properties of 75% to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter.  For the avoidance of doubt, physical and economic occupancy shall each be taken into account in determining such Occupancy Rate.

Reporting:

As agreed by the Required Consenting Creditors and the Debtors, and typical for a secured credit facility, including quarterly reporting on Borrowing Base Modified Cash Net Operating Income, ECF NOI on a semi-annual basis (and with respect to the Stub Period) and occupancy for each Borrowing Base Property, covenant calculation reporting within 45-days of quarter-end, and annual financial reporting for the New Bank Claim Borrower, the Bank Claim Borrower, and CBL & Associates Properties, Inc. (audited, in the case of the (i) Bank Claim Borrower and, (ii) solely to the extent that it is required to file financial statements with the SEC, CBL & Associates Properties, Inc.), but within 90-days of year-end, and a rolling four (4)-quarter forecast for the Borrowing Base Properties.[10]

Events of Default:

As agreed by the Required Consenting Creditors and the Debtors, subject to agreed-upon notice and cure provisions for non-monetary defaults.  Notwithstanding the foregoing, the New Bank Term Loan Facility will contain a cross-default to the Bank Claim Borrower’s and the New Notes Issuer’s indebtedness in an aggregate principal amount in excess of $150 million until such time as the Parent Guaranty has been either (i) reduced to $0 or (ii) terminated in accordance with its terms; provided that the New Secured Parties will not be entitled to exercise such cross-default if the Bank Claim Borrower has agreed to a foreclosure or similar arrangement for non-Loan Party property-level indebtedness.

[10]	Additional reporting to be discussed in connection with final loan documentation.

Requisite Lenders:

New Bank Lenders holding greater than 50.00% of the outstanding commitments and/or other exposure under the New Bank Term Loan Facility (the “Requisite Lenders”); provided that the commitments and/or exposure of any defaulting New Bank Lender shall be disregarded in determining the Requisite Lenders at any time.

Amendments:	Requisite Lenders, except for amendments customarily requiring approval by all lenders or all affected lenders.
Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

Schedule 1

Additional Collateral Properties11

•	Valley View Mall
•	Southaven Towne Center
•	Southaven Towne Center—Self-Development

[1][1]	For the avoidance of doubt, the Additional Collateral Properties do not include the outparcels associated with Valley View Mall and Southaven Towne Center.

Exhibit 2

Terms of New Notes

Set forth below is a summary of certain key terms for the New Notes (as defined below) to be issued by the Issuer (as defined below) pursuant to a proposed chapter 11 plan of reorganization (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the indenture in respect of the New Notes. Capitalized terms used but not otherwise defined in this summary of certain key terms for the New Notes shall have the meanings given to such terms in the Plan Term Sheet to which it is attached as an exhibit.

Issuer:

A newly-formed intermediate holding company (other than the New Bank Claim Borrower) (the “New Notes Issuer”) to (i) be owned by CBL & Associates Limited Partnership, as reorganized pursuant to the Plan (“Bank Claim Borrower”), and (ii) own all the direct and indirect subsidiaries of Bank Claims Borrower other than the New Bank Claim Borrower and the Bank Claim Subsidiaries (the “New Notes Issuer Subsidiaries”).

Guarantors:	Full guarantees by (i) the Bank Claim Borrower on an unsecured basis and (ii) all the New Notes Issuer Subsidiaries, as set forth on Schedule 1 hereto.
REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”), which shall cover losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by (i) the New Bank Claim Borrower, (ii) the New Notes Issuer, or (iii) the Bank Claim Borrower.

Principal Amount:	Up to $555 million; provided that such amount may be reduced on a dollar-for-dollar basis, up to $100 million, in accordance with the Convertible Note Election.
Interest Rate:	10.0% per annum payable in cash.
Maturity Date:	Eight (8) years from the Plan Effective Date.
Security:

Liens on unencumbered properties, priority guarantees from certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties), and equity pledges of certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties) as set forth on Schedule 1 hereto.

•     Baskets to remove collateral TBD, and based upon release prices to be negotiated.

•     Ability to form joint ventures with contributed land from collateral so long as joint ventures remain as credit support.

Except for pledges of equity interests not listed on Schedule 1 hereto to the extent such equity pledges would be prohibited by any non-recourse loan document, CMBS loan document, construction loan document, joint venture document or other document related to the foregoing (collectively, the “Restrictive Documents,” which, for the avoidance of doubt, shall not include the Credit Agreement or related documents), in each case, remaining in effect post Plan Effective Date, liens on all other unencumbered assets not otherwise identified on Schedule 1 hereto except as consented to by the Required Consenting Noteholders, provided that the Company Parties shall not transfer unencumbered assets to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Except, solely in the case of direct or indirect subsidiaries of the Bank Claims Borrower that are directly party to Restrictive Documents remaining in effect post-Plan Effective Date to the extent otherwise prohibited by such Restrictive Document remaining in effect post-Plan Effective Date, liens on cash, cash equivalents, and treasuries except as consented to by the Required Consenting Noteholders; provided that the Company Parties shall not transfer cash, cash equivalents, or treasuries to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Asset Sales:	Asset sale provision allowing for 102% pay down (which shall override any other percentage that may apply during the relevant call protection period)
Call Protection:

No call protection for first 18 months following Plan Effective Date; 105% call protection for the 12-month period beginning 18 months after the Plan Effective Date; 102.5% for the 12-month period beginning 30 months after the Plan Effective Date; and none thereafter.

Parent Guaranty:	Full Parent Guaranty.
Make-Whole:

Bankruptcy premium payable upon acceleration using make-whole at T+50 during first 18 months following Plan Effective Date; thereafter, bankruptcy premium payable upon acceleration shall be same as scheduled call price above in effect at such time.

Other:

Ability to form joint ventures with contributed land from collateral so long as joint ventures remain as credit support.

No limitations on distributions to equity.

Other terms (including covenants) to be agreed between the Required Consenting Noteholders and the Company.

The New Notes Indenture will contain a cross-default to the Bank Claim Borrower’s and New Bank Claim Borrower’s indebtedness in an aggregate principal amount in excess of $150 million; provided that the New Notes Issuer and New Notes Issuer Subsidiaries will not be entitled to exercise such cross-default if the Bank Claim Borrower or New Bank Claim Borrower have agreed to a foreclosure or similar arrangement for non-Loan Party property-level indebtedness.

Schedule 1

Collateral and Credit Support for New Notes

1.

The New Notes will be secured by a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices, and a pledge of the equity of the entity that owns the following properties:

Certain Mall Assets

•	Alamance Crossing – West
•	Brookfield Square
•	Dakota Square
•	Eastland Mall (including (Parcel(s) in Main Project))
•	Harford Mall
•	Laurel Park Place
•	Meridian Mall (leasehold)
•	Mid Rivers Mall
•	Monroeville Mall and Annex
•	Monroeville Mall - Anchor
•	Monroeville Mall - District
•	Northpark Mall
•	Old Hickory Mall
•	Parkway Place
•	South County Center
•	St. Clair Square (fee)
•	St. Clair Square (leasehold)
•	Stroud Mall (leasehold)
•	Stroud Mall (fee)
•	York Galleria

Certain Associated Centers & Other Properties

•	840 Greenbrier Circle
•	Pearland Town Center – Residences

2.

The New Notes will have a priority guaranty from the CBL member in the joint venture that owns the following properties. To the extent CBL Limited Partnership is a direct member of the joint venture, the Company will use reasonable efforts to seek consent to place an intermediate holding company as the new CBL member in the joint venture, which will give a priority guaranty and use reasonable efforts to seek consent to pledge the CBL interest in the joint venture.

Joint Venture Properties

•	CBL Center – Phase I and II
•	Hamilton Corner – AAA Parcel
•	Hamilton Place – Lebcon (Land)
•	Hamilton Place and OP
•	Hamilton Place – ALOFT Hotel

3.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing, or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs) and (b) if the Company uses the net proceeds of a financing to pay down the New Notes, (ii) have a priority guaranty (1) to the extent such property is owned by a joint venture, from an intermediate holding company that directly owns the entity that holds the interest in the joint venture entity that directly or indirectly owns the following properties, or (2) to the extent such property is wholly owned indirectly by CBL Limited Partnership, from an intermediate holding company that directly owns the entity that owns the following properties (except to the extent an existing intermediate holding company cannot give a priority guaranty, an intermediate holding company will be inserted as close as possible above the property-owning entity as may be permitted and such entity will give a priority guarantee) and (iii) will be secured by a pledge of the equity of such intermediate holding company:

Outparcels

•	Brookfield Square – Bluemound Road parcel (fee)/Lifestyle Center
•	Brookfield Square – Bluemound Road parcels (leasehold)/Lifestyle Center
•	CoolSprings Crossing – Parcel(s) in the Main Project
•	Cross Creek – Sears - Parcel(s) in the Main Project
•	Dakota Square - Parcel(s) in the Main Project
•	Dakota Square – Mgmt GL Parcels
•	East Towne Mall – Outparcel
•	East Towne Mall – Parcel
•	Eastgate Mall – Shops at Eastgate
•	Hamilton Place – Sears
•	Hamilton Place – Sears – Parcel(s) in the Main Project
•	Hanes Mall – Restaurants
•	Jefferson Mall – Self Development
•	Kirkwood Mall – Mgmt GL Parcels
•	Laurel Park Mall – Parcel(s) in the Main Project
•	Layton Hills Mall – Mgmt GL Parcels
•	Layton Hills Mall – Outparcel II
•	Mall del Norte TX Outparcel
•	Mayfaire Town Center – Mgmt GL Parcels
•	Meridian Mall – Parcel(s) in the Main Project (leasehold)
•	Meridian Mall – Parcel(s) in the Main Project (fee)
•	Mid Rivers Mall – Parcel(s) in the Main Project
•	Monroeville Mall - Parcel(s) in the Main Project
•	Northgate Mall – Outparcel
•	Northgate Mall Sears TBA – Outparcels
•	Northpark Mall – Parcel(s) in the Main Project
•	Northpark Mall – Mgmt GL Parcels
•	Parkdale Mall – Corner (Self Dev. Tract 4/Pad B)
•	Parkdale Mall - Macy's
•	Parkdale Mall – Mgmt GL Parcels
•	Pearland Town Center – Mgmt GL Parcels
•	Pearland Town Center – Self Development (Parcel 8)
•	Post Oak Mall – Mgmt GL Parcels
•	South County Center – Parcel(s) in the Main Project
•	South County Center – Mgmt GL Parcels

•	Southaven Towne Center – Parcel(s) in the Main Project
•	Southpark Mall – Dick’s Sporting Goods
•	St. Clair Square – Parcel(s) in the Main Project (pending subdivision)
•	The Landing at Arbor Place – Parcel(s) in the Main Project
•	Valley View Mall – Parcel(s) in the Main Project
•	Volusia Mall – Restaurant Village
•	Volusia – Sears TBA
•	West Towne Crossing – Parcel(s) in the Main Project
•	West Towne Mall – Restaurant District
•	York Galleria – Parcel(s) in the Main Project

4.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs), and (b) if the Company uses the net proceeds of a financing to pay down the New Notes, and (ii) will have a priority guarantee (1) to the extent such property is owned by a joint venture, from an intermediate holding company that directly owns the entity that holds the interest in the joint venture entity that directly or indirectly owns the following properties, or (2) to the extent such property is wholly owned indirectly by CBL Limited Partnership, from an intermediate holding company that directly owns the entity that owns the following properties. To the extent an existing intermediate holding company cannot give a priority guaranty, an intermediate holding company will be inserted as close as possible above the property-owning entity as may be permitted and such entity will give a priority guarantee:

Joint Venture Properties

Malls

•	Coastal Grand Mall and District
•	Coastal Grand Mall – Dick’s Sporting Goods
•	Coastal Grand OP (fee)
•	Coastal Grand OP (leasehold)
•	CoolSprings Galleria
•	CoolSprings Macy’s Outparcel (leasehold)
•	Friendly Shopping Center
•	Friendly Center – Belk Homestore
•	Governor’s Square
•	Kentucky Oaks
•	Northgate Mall – JCP
•	Northgate Mall – Sears
•	Oak Park Mall
•	Outlet Shoppes at Atlanta – Tract 1A
•	Outlet Shoppes at Atlanta – Tract 1A1
•	Outlet Shoppes at Atlanta – Outparcel
•	Outlet Shoppes at Atlanta – Tract 1B and others
•	Outlet Shoppes at El Paso – OP
•	Outlet Shoppes at El Paso – OP II
•	Outlet Shoppes at El Paso – Phase I and Phase II
•	Outlet Shoppes at El Paso – .2763 Acre Tract
•	Outlet Shoppes at Gettysburg – Phase I
•	Outlet Shoppes at Gettysburg – Phase II
•	Outlet Shoppes at Laredo

•	Outlet Shoppes of the Bluegrass
•	Outlet Shoppes of the Bluegrass – Phase II
•	Outlet Shoppes of the Bluegrass – OP Tract 11
•	Outlet Shoppes of the Bluegrass – OP Tract 8
•	Shops at Friendly Center – Phase I and II
•	West County Center

Associated Center

•	Coastal Grand Outparcel – Fee Outparcels
•	Governor’s Square Plaza
•	York Town Center
•	York Town Center – Former Pier 1

Community Centers

•	Ambassador Town Center
•	Fremaux Town Center Phase I and II
•	Hammock Landing – Phase I
•	Hammock Landing – Phase II
•	Pavilion at Port Orange – Phase I
•	Promenade at D’Iberville
•	Shoppes at Eagle Point

Storage

•	Eastgate Mall – Self Storage
•	Hamilton Place – Self Storage
•	Mid Rivers – Self Storage
•	Parkdale Mall – Self Storage

Other

•	Statesboro – Land
•	Pavilion at Port Orange West JV – Apts

Other Encumbered Properties

Malls

•	Alamance Crossing – East
•	Arbor Place Main Mall (Arbor Place II, LLC)
•	Brookfield Square – Sears and Street Shops
•	Cross Creek Mall
•	Fayette Mall
•	Hamilton Crossing and Expansion
•	Jefferson Mall
•	Northwoods Mall
•	Parkdale Mall
•	Parkdale Crossing (including Lifeway Christian Redevelopment)
•	Southpark Mall
•	Volusia Mall
•	Westgate Mall

5.

The New Notes will be secured by (i) a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices (unless otherwise consented to by the Required Consenting Noteholders in their reasonable discretion, in which case the New Notes will include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership), provided, however, the first priority lien on the following properties  (or the restriction on mortgaging as the case may be) shall be released in connection with new financing provided the Company uses the net proceeds of such financing to pay down the New Notes, and (ii) a pledge of the equity of the entity that owns the following properties, provided that the following properties will be released at the request of the New Board, subject to certain customary conditions (and there shall not be any release prices).

Malls

•	Cross Creek Mall – Sears
•	EastGate Mall – Sears
•	Eastland Mall – Macy’s
•	Fayette Mall – Sears Renovation
•	Jefferson Mall – Macy's / Round 1
•	Jefferson Mall - Sears

6.

The New Notes will be secured by (i) a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices, provided, however, the first priority lien on the following properties shall be released in connection with new financing provided the Company uses the net proceeds of such financing, less any required distributions to the Company’s joint venture partners, to pay down the New Notes, and (ii) a pledge of the equity of the entity that owns the following properties:

•	Coolsprings Crossing
•	Courtyard at Hickory Hollow
•	Frontier Square
•	Gunbarrel Point
•	Harford Mall – Annex
•	Shoppes @ St. Clair
•	Sunrise Commons
•	The Landing at Arbor Place
•	The Plaza at Fayette (including Parcel(s) in Main Project and Johnny Carino's Redevelopment)
•	West Towne Crossing
•	WestGate Crossing

7.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs), and (b) if the Company uses the net proceeds (less any distributions required to be made to the joint venture partners under the joint venture agreements) of a financing to pay down the New Notes, and (ii) have a priority guaranty from the CBL member in the joint venture that owns the following properties. To the extent CBL Limited Partnership is a direct member of the joint venture, the Company will use reasonable efforts to seek consent to place an intermediate holding company as the new CBL member in the joint venture, which will give a priority guaranty.

•	Hamilton Corner
•	Hamilton Place – Regal Cinema
•	The Shoppes at Hamilton Place
•	The Terrace

8.

The New Notes will be secured by a pledge of the equity of the entity that owns the following properties, provided that the following properties will be released at the request of the New Board, subject to certain customary conditions (and there shall not be any release prices). Each piece of property in this Section 8 is a release parcel.

•	Alamance Crossing, LLC
•	Alamance Crossing - OP
•	Arbor Place - APWM, LLC
•	Arbor Place - OP
•	CBL/Cherryvale I, LLC - vacant property
•	Cross Creek – Sears - Parcel(s) in the Main Project (vacant lot 2)
•	Dakota Square OP
•	Eastgate Mall – Self-Development
•	Hanes Mall – Lot 2A
•	Gulf Coast Galleria (D'Iberville CBL Land, LLC)
•	Gulf Coast Town Center - Peripheral IV - Land
•	Gulf Coast Town Center - Phase III - Land
•	Hickory Point Mall - OP
•	Imperial Valley Commons - Kohl's and Land
•	Imperial Valley Mall - OP
•	Jacksonville Regal Cinema Mgmt
•	Meridian Mall - Land E. Lansing (leasehold interest)
•	Meridian Mall - Township Property (leasehold interest)
•	Meridian Mall – Management Fee Parcel
•	Mid Rivers Land LLC (vacant parcels)
•	Northpark Mall/Joplin, LLC Hollywood Parcels
•	Pavilion at Port Orange – Phase II
•	Pearland Town Center – Outparcel TX Land LLC
•	Southaven Towne Center vacant parcels
•	The Landing at Arbor Place - OP

Exhibit 3

Terms of New Convertible Notes

Set forth below is a summary of certain key terms for the New Convertible Notes (as defined below) to be issued by the Issuer (as defined below) pursuant to a proposed chapter 11 plan of reorganization (the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the indenture in respect of the New Convertible Notes. Capitalized terms used but not otherwise defined in this summary of certain key terms for the New Convertible Notes shall have the meanings given to such terms in the Plan Term Sheet to which it is attached as an exhibit, including Exhibit 2 thereof.

Issuer:	The New Notes Issuer.
Guarantors:	Full guarantees by (i) the Bank Claims Borrower on an unsecured basis and (ii) all the New Notes Issuer Subsidiaries.
REIT Bad-Act Guaranty

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”), which shall cover losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by (i) the New Bank Claim Borrower, (ii) the New Notes Issuer, or (iii) the Bank Claim Borrower.

Amount:	Up to $150 million, $50 million of which is new money.
Strike:	$350 million.
Interest Rate:	7.0% per annum payable in cash.
Maturity Date:	Seven (7) years from the Plan Effective Date.
Security:	Same collateral and priority as the New Notes.
Conversion Terms

Optional conversion by holders into common shares of CBL & Associates Properties, Inc. at any time prior to maturity.

No holder drag-along rights.

Optional conversion by New Notes Issuer if VWAP for 20 of 30 consecutive days above 160% of strike.

Upon optional conversion by New Notes Issuer prior to maturity; conversion price includes make-whole at T+50, capped at 36 months of interest payments, payable in equity at strike or in cash at New Notes Issuer’s option.

Standard anti-dilution provisions for convertible debt, including adjustment for regular dividends in excess of $15 million per year and any special dividends.

Call Protection:	None.
Make-Whole:	Bankruptcy make-whole at T+50.
Other:	No limitations on distributions to equity. Other terms (including covenants) to be agreed between the Required Consenting Noteholders and the Company.

EXHIBIT C

Consenting Crossholders

•	Aegon Investment Management, LLC
•	Canyon Capital Advisors LLC (on behalf of its participating clients)
•	Canyon Partners Real Estate LLC (on behalf of its participating clients)
•	Cetus Capital
•	Oaktree Capital Management, L.P., solely on behalf of certain managed funds and accounts within its Distressed Debt and Value Opportunities strategies

EXHIBIT D

Form of Transfer Agreement

The undersigned (the “Transferee”) hereby acknowledges that it has read and understands the First Amended and Restated Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among CBL & Associates Properties, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Creditors, including the transferor to the Transferee of any Company Claims (each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of this transfer agreement, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

Name:
Title:
Address:
E-mail address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
2023 Notes
2024 Notes
2026 Notes
Term Loan
Revolver

[1]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

EXHIBIT E

Form of Joinder Agreement

The undersigned (the “Joining Creditor”) hereby acknowledges that it has read and understands the First Amended and Restated Restructuring Support Agreement, dated as of __________ (the “Agreement”),2 by and among CBL & Associates Properties, Inc. and its affiliates and subsidiaries bound thereto and the Consenting Creditors, and agrees to be bound by the terms and conditions thereof, and shall be deemed a “Consenting Creditor” under the terms of the Agreement.

The Joining Creditor specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of this joinder.

Date Executed:

Name:
Title:
Address:
E-mail address(es):

Aggregate Principal Amounts Beneficially Owned or Managed on Account of:
2023 Notes
2024 Notes
2026 Notes
Term Loan
Revolver

[2]	Capitalized terms used but not otherwise defined herein shall having the meaning ascribed to such terms in the Agreement.

Exhibit B

Exit Credit Facility Term Sheet

Terms of Exit Credit Facility

Set forth below is a summary of certain key terms for the New Bank Term Loans under the Exit Credit Facility (each as defined below) to be issued by the Exit Credit Facility Borrower (as defined below) to the Exit Credit Facility Lenders (as defined below) that are Bank Lenders under that certain Credit Agreement, dated as of January 30, 2019 (the “First Lien Credit Agreement”) by and among CBL & Associates Limited Partnership, as borrower (the “LP”), CBL & Associates Properties, Inc., the Bank Lenders party thereto, Wells Fargo Bank, National Association, as administrative agent (the “First Lien Credit Facility Administrative Agent” and, together with the Bank Lenders, the “Prepetition Secured Parties”), U.S. Bank National Association, as syndication agent, and Citizens Bank, N.A., PNC Bank, National Association, JPMorgan Chase Bank, N.A. and Regions Bank, each as documentation agent, pursuant to a proposed chapter 11 plan of reorganization (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the Exit Credit Facility Documents (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings given to such terms in the Restructuring Support Agreement or Plan, as applicable.

Borrower:

A newly-formed wholly-owned subsidiary of the LP, as reorganized pursuant to the Plan, that is the direct or indirect parent of each of the Exit Credit Facility Subsidiaries (as defined below) but is not the direct or indirect parent of any entity that is not an Exit Credit Facility Subsidiary (the “Exit Credit Facility Borrower”).

Guarantors:

The obligations of the Exit Credit Facility Borrower under the Exit Credit Facility will be guaranteed by the same former direct and indirect wholly owned domestic subsidiaries of the LP that are guarantors under the First Lien Credit Agreement together with the Additional Loan Parties (collectively, the “Exit Credit Facility Subsidiaries”), which such Exit Credit Facility Subsidiaries will be direct or indirect subsidiaries of the Exit Credit Facility Borrower as reorganized pursuant to the Plan; provided that any non-Borrowing Base Properties (or entities that directly or indirectly own non-Borrowing Base Properties) will be transferred such that they are no longer owned directly or indirectly by the Exit Credit Facility Borrower.  The Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries are referred to herein as “Loan Parties” and each, a “Loan Party.”  For the avoidance of doubt, neither the LP nor its reorganized successor will be a Loan Party, other than to the limited extent set forth in the Parent Guaranty.

Unsecured Parent Repayment Guaranty:

The obligations of the Exit Credit Facility Borrower under the Exit Credit Facility will also be guaranteed on an unsecured basis by the LP (the “Parent Guaranty”), but such guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)100% of the first $2.5 million of mandatory amortization per year;

(ii)50% of remaining mandatory amortization;

(iii)100% of Excess Cash (as defined below) sweep payments; and

(iv)150% of any voluntary prepayments of the Exit Credit Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The Parent Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

“Debt Yield Ratio” means, as of any date of determination, the ratio, expressed as a percentage, of (i) the Borrowing Base Modified Cash NOI on a trailing 12-month basis, first tested as of the last day of the first quarter of 2023 and thereafter on a quarterly basis (each, a “Testing Date”), with a Compliance Certificate to be delivered 45 days after each Testing Date, to (ii) the aggregate outstanding principal amount of New Bank Term Loans as of such date.

As used in this summary of terms, “Borrowing Base Modified Cash NOI” means net operating income from collateral properties, determined on a GAAP basis that (i) excludes straight-line rents and above / below market lease rates, (ii) includes lease buyouts and landlord inducements, but not write-offs of landlord inducements, and (iii) excludes the Imputed Base Management Fee.

REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”) in the same form as provided in connection with the First Lien Credit Agreement covering losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by the (i) Exit Credit Facility Borrower, (ii) New Notes Issuer, or (iii) LP.

The REIT Guaranty will be limited to an aggregate principal amount of $175.0 million, which amount shall be reduced, to the extent paid, by an amount equal to the following:

(i)100% of the first $2.5 million of mandatory amortization per year;

(ii)50% of remaining mandatory amortization;

(iii)100% of Excess Cash (as defined below) sweep payments; and

(iv)150% of any voluntary prepayments of the Exit Credit Facility in each case beginning immediately after the Plan Effective Date; provided that such reduction shall be exclusive of any mandatory prepayments in connection with dispositions and casualty events.

The REIT Guaranty will terminate on the earlier of the date on which (i) the outstanding principal amount of the New Bank Term Loans is reduced to less than $650.0 million and (ii) after the second anniversary of the Closing Date, the Debt Yield Ratio is greater than 15.0%.

Lenders:

The First Lien Credit Facility Lenders (other than any Consenting Crossholder on account of a Consenting Crossholder Claim) under the First Lien Credit Agreement (collectively, the “Exit Credit Facility Lenders”).

Closing Date:	The earlier of (i) a date agreed upon by the Required Consenting Noteholders, the Required Consenting Bank Lenders, and the Debtors, and (ii) November 1, 2021.
Principal Amount:	$883.7 million (the “New Bank Term Loan Facility Loan Amount”).[7]
Administrative / Collateral Agent:	Wells Fargo Bank, N.A. (the “Exit Credit Facility Agent” and, together with the Exit Credit Facility Lenders, the “New Secured Parties”).
Exit Credit Facility:

A senior secured U.S. dollar denominated term loan facility in an aggregate principal amount equal to the New Bank Term Loan Facility Loan Amount (the “Exit Credit Facility”; the loans made thereunder, the “New Bank Term Loans”) to be deemed issued in full and final satisfaction of the First Lien Credit Facility Claims of the Exit Credit Facility Lenders upon the effective date of the Plan (the “Plan Effective Date”).

Maturity Date:

The New Bank Term Loans will mature four (4) years from the Closing Date; provided that, so long as no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, such date may be extended by (i) one (1) year if the outstanding principal amount of the New Bank Term Loans is reduced to $670.0 million or lower and (ii) one (1) additional year if the outstanding principal amount of the New Bank Term Loans is reduced to $615.0 million

[7]	This amount takes into account reclassification of interest payments as principal repayments, as set forth in the Plan Term Sheet.

or lower. The full principal amount of the New Bank Term Loans would be due at maturity.
Exit Credit Facility Agreement Documents:

The Exit Credit Facility will be documented in a credit and guarantee agreement (the “Exit Credit Facility Agreement”) and will be secured pursuant to customary security agreements, mortgages, management contract assignment, deposit account control agreements, and pledge agreements (subject, in each case, to customary exclusion).  The documents referred to in the preceding sentence and documents ancillary or related thereto are referred to as the “Exit Credit Facility Documents.”  The Exit Credit Facility Documents will be in form and substance satisfactory to the Required Consenting Creditors and the Debtors and shall include payment of an annual administrative agent’s fee consistent with the annual fee paid in connection with the First Lien Credit Agreement.

Interest Rate:

The New Bank Term Loans will bear interest at the rate of LIBOR+275bps per annum (with a 100bps LIBOR floor), including benchmark replacement provisions (to reflect the ARRC “hardwired” approach) to be agreed.  Interest shall be payable in cash on the applicable LIBOR interest payment date or quarterly, in the case of a Base Rate Loan or a LIBOR loan with an interest period longer than three (3) months (each, a “Payment Date”) subject to a five (5)-day grace period.  The Exit Credit Facility Borrower will have the option to choose an interest period of one (1)-month, three (3)-month, or six (6)-month LIBOR.

Optional Prepayments:	No restrictions on optional prepayment, and the New Bank Term Loans may be prepaid at any time and from time to time without premium or penalty.
Mandatory Prepayment Requirements:

The Exit Credit Facility shall be prepaid (without premium or penalty) in an amount equal to 100% of the net cash proceeds received after the Closing Date from the proceeds of (i) dispositions of the collateral properties or the equity of an Exit Credit Facility Subsidiary and (ii) casualty events with respect to the collateral properties (with reinvestment rights with respect to such casualty event proceeds to be agreed by the Required Consenting Creditors and the Company).[8]

Collateral Release:

The release of any collateral will be subject to mutually agreed-upon release prices, minimum collateral pool size, and “key property” provisions (i.e., properties that cannot be sold without the Requisite Lender consent).  For the avoidance of doubt, net proceeds from any permitted collateral release shall be applied by the Exit Credit Facility Borrower to repay principal on the New Bank Term Loans, and shall not run through the ECF waterfall set forth below.

Monthly Payments:

On the first day of each month following the Closing Date,[9] the Company will make combined monthly principal and interest payments, in arrears, in an amount equal to (i) $212,328.77 per day multiplied by (ii) the number of days in the calendar month just ended (such amount, the “Monthly Payment”), with the such Monthly Payment to be applied first to interest then due and owing, and the balance applied to repay principal outstanding under the Loan.

Prepayment / Make Whole Premium:	None.
Security:

The obligations of the Loan Parties under the New Bank Term Loans will be secured by a collateral package substantially consistent with the collateral package described in the First Lien Credit Agreement together with (i) a lien on properties set forth on Schedule 1 hereto (the “Additional Collateral Properties”) and the Pearland Town Center-HCA Office, (ii) a pledge of the equity interests in the former direct and indirect wholly owned

[8]	Release parcels to be discussed in connection with final loan documentation.
[9]	For the avoidance of doubt, if the Closing Date occurs on November 1, 2021, the first Monthly Payment will be due on December 1, 2021.

domestic subsidiaries of the LP that own such Additional Collateral Properties and the Pearland Town Center-HCA Office, which such entities shall be direct or indirect subsidiaries of the Exit Credit Facility Borrower as reorganized pursuant to the Plan (such entities, the “Additional Loan Parties”), and (iii) all accounts related to such collateral and proceeds therefrom; provided that any existing equity pledges granted by the LP in connection with the First Lien Credit Agreement shall be replaced by new equity pledges granted by the Exit Credit Facility Borrower pursuant to the Exit Credit Facility Agreement.  Exit Credit Facility Lenders’ liens on real estate collateral shall be insured by an acceptable title insurance policy from a title insurer and with reinsurance as Exit Credit Facility Agent may reasonably require; provided that the current title insurer shall be deemed acceptable.  (The current collateral properties, together with the Additional Collateral Properties and the Pearland Town Center-HCA Office, collectively, the “Borrowing Base Properties”).  For the avoidance of doubt, the Parent Guaranty will be unsecured.

Excess Cash Flow:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, on a semi-annual basis first determined on September 1, 2022 for the six (6)-month period ending June 30, 2022, an amount equal to ECF NOI—to be calculated for each period ending June 30 and December 31 and determined on September 1 and March 1 respectively—remaining after payment of:

(i)imputed base management fees for the existing and Additional Collateral Properties in a semi-annual amount of $4.5 million (the “Imputed Base Management Fee”), plus any reimbursable ordinary course third-party costs of unaffiliated parties that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP, which shall be paid in monthly installments;

(ii)scheduled principal and interest payment of $38.75 million, which shall be paid in monthly installments, and any other payments of principal or interest made with respect to the Exit Credit Facility for the immediately preceding six (6) months; and

(iii)total actual amount spent on Capital Expenditures (as defined below); provided that:

a.for the period January 1 through June 30 (the “First Semi-Annual Period”), if the total actual amount spent is less than $7.5 million, the Exit Credit Facility Borrower shall put the difference into a reserve maintained by Exit Credit Facility Borrower to be utilized for future Capital Expenditures; and

b.for the period July 1 through December 31 (the “Second Semi-Annual Period”) if the total actual amount spent during the First Semi-Annual Period and the Second Semi-Annual Period, together with any amounts reserved during the First Semi-Annual Period under clause (a) above, is less than $15 million, the Exit Credit Facility Borrower shall put the difference into a reserve maintained by Exit Credit Facility Borrower to be utilized for future Capital Expenditures;

the amount remaining (the “Excess Cash”), for each semi-annual period, shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)first, an amount equal to the actual ECF NOI from the Additional Collateral Properties (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $4.5 million) shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution;

(ii)second, up to $7.5 million shall be applied by the Exit Credit Facility Borrower to repay principal on the New Bank Term Loans, provided that, this $7.5 million amount shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $7.5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (ii) will be made in the Second Semi-Annual Period;

(iii)third, up to $5 million shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution, provided that, this $5 million shall be the total amount disbursed for both the First Semi-Annual Period and Second Semi-Annual Period, and to the extent the full $5 million amount is disbursed during the First Semi-Annual Period, no further disbursements under this clause (iii) will be made in the Second Semi-Annual Period; and

(iv)fourth, with respect to any remaining Excess Cash, (a) 50% shall be used to repay principal on the New Bank Term Loans, and (b) 50% shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution.

Prior to application as set forth above, all revenue from the collateral properties shall be deposited in either property-level operating accounts or accounts owned by Exit Credit Facility Borrower, each subject to a security agreement (and control agreement, if applicable) in favor of Exit Credit Facility Agent and New Secured Parties.  While an Event of Default exists no distributions or application of ECF NOI or Excess Cash shall be permitted.  The terms and conditions of any deposit account control agreements shall be negotiated in connection with final documentation as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders.

As used in this summary of terms, “ECF NOI” means net operating income from collateral properties, determined on a cash basis.  For the avoidance of doubt, ECF NOI excludes the Imputed Base Management Fee.  Additionally, “Capital Expenditures” shall mean capitalized expenditures, including deferred maintenance, tenant allowances and redevelopment costs, excluding (i) any such expenses funded with reserve funds from a prior year or prior six (6)-month period and (ii) the amount of any cash reimbursements received from a third party (such as the municipalities) to reimburse a Borrower Party for such expenses, all determined on a cash basis.

Stub Period ECF:

Provided no (a) Default arising from an involuntary chapter 11 petition that has not been dismissed, (b) payment Default, or (c) Event of Default then exists, for the period November 1, 2021 through December 31, 2021 (the “Stub Period”), an amount equal to ECF NOI for the Stub Period remaining after payment of:

(i)an Imputed Base Management Fee of $1.5 million plus any reimbursable ordinary course third-party costs of unaffiliated parties for the Stub Period that are not otherwise included in the calculation of Borrowing Base Modified Cash NOI or required to be included under GAAP;

(ii)scheduled principal and interest payments made during the Stub Period; and

(iii)Capital Expenditures in the greater of (a) the actual spend during the Stub Period and (b) the lower of (1) $2.5 million and (2) $15 million minus the actual spend in FY 2021 prior to the Stub Period; in no event shall this number be lower than zero; and

(iv)$5 million to satisfy the Minimum Liquidity covenant (set forth below).

the amount remaining (the “Stub Period Excess Cash”) shall be applied as follows, to the extent available and so long as the minimum liquidity requirement will continue to be met following such application:

(i)first, an amount equal to the actual ECF NOI from the Additional Collateral Properties for the Stub Period (after deduction of an allocated share of the Imputed Base Management Fee, pro rata based on ECF NOI from all collateral properties equal to $1.5 million) shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution;

(ii)second, $1.25 million shall be applied by the Exit Credit Facility Borrower to repay principal on the New Bank Term Loans;

(iii)third, $833,333 shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution; and

(iv)fourth, any remaining Stub Period Excess Cash shall be used (1) 50% to repay principal on the New Bank Term Loans, (2) and 50% shall be distributed by the Exit Credit Facility Borrower to the LP for general corporate uses or further distribution.

Conditions Precedent:

The Exit Credit Facility will become effective and the New Bank Term Loans will be issued upon satisfaction of conditions precedent acceptable to the Required Consenting Creditors and the Debtors including:  (i) the issuance by the Bankruptcy Court of an order confirming a Plan on terms acceptable to the Required Consenting Creditors and the Debtors (the “Confirmation Order”); (ii) the Confirmation Order being in full force and effect and not subject to stay; and (iii) the occurrence of the Plan Effective Date.

Additionally, the Exit Credit Facility shall have conditions precedent that are standard and customary for a real estate secured transaction, including, but not limited to delivery of (i) PZRs or other zoning reports, appraisals, phase I environmental assessments (with follow-on phase II assessments, if required) and surveys (which, for the avoidance of doubt, may be satisfied by surveys previously delivered to Exit Credit Facility Agent in connection with the First Lien Credit Agreement) for all collateral properties, as well as PCR reports for all Additional Borrowing Base Properties and the Pearland Town Center-HCA Office and seismic reports for specific Borrowing Base Properties to the extent reasonably required by the Exit Credit Facility Agent in order to comply with Lenders’ insurance requirements (all of the foregoing obtained at Borrower’s cost and  expense); (ii) financial data for the collateral properties, including three years of financial statements for the Borrowing Base Properties, actual 2020 financial statements for all Borrowing Base Properties, 2021 Borrowing Base budgets (including contemplated CapEx Projections), rent rolls and co-tenancy summaries for all Borrowing Base Properties and a two (2)-year anticipated CapEx plan for the Borrowing Base Properties; and (iii) customary estoppels and subordination agreements with respect to major leases.

Covenants:

The Exit Credit Facility Agreement will have standard real estate related covenants consistent with the First Lien Credit Agreement, as reasonably agreed upon by the Debtors, Required Consenting Noteholders, and Requisite Lenders; provided that any such covenants shall apply only to the Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries.[10]

Financial Covenants:

Limited to the following with respect to the Borrowing Base Properties:

(i)Minimum Debt Yield:  an 11.5% Debt Yield Ratio on the collateral securing the obligations under the Exit Credit Facility to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter;

(ii)Minimum CapEx Investment:  Annual Capital Expenditures of not less than $15.0 million on the Borrowing Base Properties, with any shortfall in any such calendar year to be put be held in a reserve maintained by Borrower to be utilized for future Capital Expenditures, such covenant to be tested as of December 31 each calendar year beginning with December 31, 2022;

(iii)Minimum Interest Coverage Ratio: A 1.50x interest coverage ratio, expressed as the ratio of the Borrowing Base Modified Cash NOI on a trailing twelve (12)-month basis to the borrowing base interest expense on a trailing twelve (12)-month basis of the New Bank Term Loans at such time to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter;

(iv)Minimum Liquidity:  On or after the first testing date, minimum unencumbered and unrestricted cash liquidity (held at the Borrower or Borrowing Base Property level, and exclusive of any amounts held in the required CapEx reserve) in an aggregate amount of $5 million, to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter; and

[10]	Final (non-financial) covenants to be negotiated in connection with final loan documentation.

Limited to the following with respect to the Borrowing Base Properties:

Minimum Debt Yield:  an 11.5% Debt Yield Ratio on the collateral securing the obligations under the Exit Credit Facility to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter;

Minimum CapEx Investment:  Annual Capital Expenditures of not less than $15.0 million on the Borrowing Base Properties, with any shortfall in any such calendar year to be put be held in a reserve maintained by Borrower to be utilized for future Capital Expenditures, such covenant to be tested as of December 31 each calendar year beginning with December 31, 2022;

Minimum Interest Coverage Ratio: A 1.50x interest coverage ratio, expressed as the ratio of the Borrowing Base Modified Cash NOI on a trailing twelve (12)-month basis to the borrowing base interest expense on a trailing twelve (12)-month basis of the New Bank Term Loans at such time to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter;

Minimum Liquidity:  On or after the first testing date, minimum unencumbered and unrestricted cash liquidity (held at the Borrower or Borrowing Base Property level, and exclusive of any amounts held in the required CapEx reserve) in an aggregate amount of $5 million, to be first tested at the end of the fourth fiscal quarter of 2021 and on a quarterly basis thereafter; and

Minimum Occupancy Rate:  On or after the first testing date of aggregate Occupancy Rate of the Borrowing Base Properties of 75% to be first tested at the end of first fiscal quarter of 2023 and on a quarterly basis thereafter.  For the avoidance of doubt, physical and economic occupancy shall each be taken into account in determining such Occupancy Rate.

Reporting:

As agreed by the Required Consenting Creditors and the Debtors, and typical for a secured credit facility, including quarterly reporting on Borrowing Base Modified Cash Net Operating Income, ECF NOI on a semi-annual basis (and with respect to the Stub Period) and occupancy for each Borrowing Base Property, covenant calculation reporting within 45-days of quarter-end, and annual financial reporting for the Exit Credit Facility Borrower, the LP, and CBL & Associates Properties, Inc. (audited, in the case of the (i) LP and, (ii) solely to the extent that it is required to file financial statements with the SEC, CBL & Associates Properties, Inc.), but within 90-days of year-end, and a rolling four (4)-quarter forecast for the Borrowing Base Properties.[11]

Events of Default:

As agreed by the Required Consenting Creditors and the Debtors, subject to agreed-upon notice and cure provisions for non-monetary defaults.  Notwithstanding the foregoing, the Exit Credit Facility will contain a cross-default to the LP’s and the New Notes Issuer’s indebtedness in an aggregate principal amount in excess of $150 million until such time as the Parent Guaranty has been either (i) reduced to $0 or (ii) terminated in accordance with its terms; provided that the New Secured Parties will not be entitled to exercise such cross-default if the LP has agreed to a foreclosure or similar arrangement for non-Loan Party property-level indebtedness.

Requisite Lenders:

Exit Credit Facility Lenders holding greater than 50.00% of the outstanding commitments and/or other exposure under the Exit Credit Facility (the “Requisite Lenders”); provided that the commitments and/or exposure of any defaulting Exit Credit Facility Lender shall be disregarded in determining the Requisite Lenders at any time.

Amendments:	Requisite Lenders, except for amendments customarily requiring approval by all lenders or all affected lenders.
Governing Law and Submission to Exclusive Jurisdiction:	State of New York.

[11]	Additional reporting to be discussed in connection with final loan documentation.

Schedule 1

Additional Collateral Properties12

•	Valley View Mall
•	Southaven Towne Center
•	Southaven Towne Center—Self-Development

[12]	For the avoidance of doubt, the Additional Collateral Properties do not include the outparcels associated with Valley View Mall and Southaven Towne Center.

Exhibit C

New Senior Secured Notes Term Sheet

Terms of New Senior Secured Notes

Set forth below is a summary of certain key terms for the New Senior Secured Notes (as defined below) to be issued by the New Notes Issuer (as defined below) pursuant to a proposed chapter 11 plan of reorganization (as the same may be amended, restated, amended and restated, supplemented, or otherwise modified from time to time the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the indenture in respect of the New Senior Secured Notes. Capitalized terms used but not otherwise defined in this summary of certain key terms for the New Senior Secured Notes shall have the meanings given to such terms in the Restructuring Support Agreement or the Plan, as applicable.

Issuer:

A newly-formed intermediate holding company (other than the Exit Credit Facility Borrower) (the “New Notes Issuer”) to (i) be owned by CBL & Associates Limited Partnership, as reorganized pursuant to the Plan (the “LP”), and (ii) own all the direct and indirect subsidiaries of the LP other than the Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries (the “New Notes Issuer Subsidiaries”).

Guarantors:	Full guarantees by (i) the LP on an unsecured basis and (ii) all the New Notes Issuer Subsidiaries, as set forth on Schedule 1 hereto.
REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”), which shall cover losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by (i) the Exit Credit Facility Borrower, (ii) the New Notes Issuer, or (iii) the LP.

Principal Amount:	Up to $555 million; provided that such amount may be reduced on a dollar-for-dollar basis, up to $100 million, in accordance with the Convertible Note Election.
Interest Rate:	10.0% per annum payable in cash.
Maturity Date:	Eight (8) years from the Plan Effective Date.
Security:

Liens on unencumbered properties, priority guarantees from certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties), and equity pledges of certain entities (including to-be-formed intermediate holding company-parents of entities holding encumbered properties and joint ventures of the Company Parties) as set forth on Schedule 1 hereto.

•Baskets to remove collateral TBD, and based upon release prices to be negotiated.

•Ability to form joint ventures with contributed land from collateral so long as joint ventures remain as credit support.

Except for pledges of equity interests not listed on Schedule 1 hereto to the extent such equity pledges would be prohibited by any non-recourse loan document, CMBS loan document, construction loan document, joint venture document or other document related to the foregoing (collectively, the “Restrictive Documents,” which, for the avoidance of doubt, shall not include the Credit Agreement or related documents), in each case, remaining in effect post Plan Effective Date, liens on all other unencumbered assets not otherwise identified on Schedule 1 hereto except as consented to by the Required Consenting Noteholders, provided that the Company Parties shall not transfer unencumbered assets to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Except, solely in the case of direct or indirect subsidiaries of the Bank Claims Borrower that are directly party to Restrictive Documents remaining in effect post-Plan Effective Date to the extent otherwise prohibited by such Restrictive Document remaining in effect post-Plan Effective Date, liens on cash, cash equivalents, and treasuries except as consented to by the Required Consenting Noteholders; provided that the Company Parties shall not transfer cash, cash equivalents, or treasuries to or from entities that are party to a Restrictive Document outside the ordinary course of business.

Asset Sales:	Asset sale provision allowing for 102% pay down (which shall override any other percentage that may apply during the relevant call protection period)
Call Protection:

No call protection for first 18 months following Plan Effective Date; 105% call protection for the 12-month period beginning 18 months after the Plan Effective Date; 102.5% for the 12-month period beginning 30 months after the Plan Effective Date; and none thereafter.

Parent Guaranty:	Full Parent Guaranty.
Make-Whole:

Bankruptcy premium payable upon acceleration using make-whole at T+50 during first 18 months following Plan Effective Date; thereafter, bankruptcy premium payable upon acceleration shall be same as scheduled call price above in effect at such time.

Other:

Ability to form joint ventures with contributed land from collateral so long as joint ventures remain as credit support.

No limitations on distributions to equity.

Other terms (including covenants) to be agreed between the Required Consenting Noteholders and the Company.

The New Senior Secured Notes Indenture will contain a cross-default to the LP’s and Exit Credit Facility Borrower’s indebtedness in an aggregate principal amount in excess of $150 million; provided that the New Notes Issuer and the New Notes Issuer Subsidiaries will not be entitled to exercise such cross-default if the LP or Exit Credit Facility Borrower have agreed to a foreclosure or similar arrangement for non-Loan Party property-level indebtedness.

Schedule 1

Collateral and Credit Support for New Senior Secured Notes

1.

The New Notes will be secured by a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices, and a pledge of the equity of the entity that owns the following properties:

Certain Mall Assets

•	Alamance Crossing – West
•	Brookfield Square
•	Dakota Square
•	Eastland Mall (including (Parcel(s) in Main Project))
•	Harford Mall
•	Laurel Park Place
•	Meridian Mall (leasehold)
•	Mid Rivers Mall
•	Monroeville Mall and Annex
•	Monroeville Mall - Anchor
•	Monroeville Mall - District
•	Northpark Mall
•	Old Hickory Mall
•	Parkway Place
•	South County Center
•	St. Clair Square (fee)
•	St. Clair Square (leasehold)
•	Stroud Mall (leasehold)
•	Stroud Mall (fee)
•	York Galleria

Certain Associated Centers & Other Properties

•	840 Greenbrier Circle
•	Pearland Town Center – Residences

2.

The New Notes will have a priority guaranty from the CBL member in the joint venture that owns the following properties. To the extent CBL Limited Partnership is a direct member of the joint venture, the Company will use reasonable efforts to seek consent to place an intermediate holding company as the new CBL member in the joint venture, which will give a priority guaranty and use reasonable efforts to seek consent to pledge the CBL interest in the joint venture.

Joint Venture Properties

•	CBL Center – Phase I and II
•	Hamilton Corner – AAA Parcel

•	Hamilton Place – Lebcon (Land)
•	Hamilton Place and OP
•	Hamilton Place – ALOFT Hotel

3.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing, or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs) and (b) if the Company uses the net proceeds of a financing to pay down the New Notes, (ii) have a priority guaranty (1) to the extent such property is owned by a joint venture, from an intermediate holding company that directly owns the entity that holds the interest in the joint venture entity that directly or indirectly owns the following properties, or (2) to the extent such property is wholly owned indirectly by CBL Limited Partnership, from an intermediate holding company that directly owns the entity that owns the following properties (except to the extent an existing intermediate holding company cannot give a priority guaranty, an intermediate holding company will be inserted as close as possible above the property-owning entity as may be permitted and such entity will give a priority guarantee) and (iii) will be secured by a pledge of the equity of such intermediate holding company:

Outparcels

•	Brookfield Square – Bluemound Road parcel (fee)/Lifestyle Center
•	Brookfield Square – Bluemound Road parcels (leasehold)/Lifestyle Center
•	CoolSprings Crossing – Parcel(s) in the Main Project
•	Cross Creek – Sears - Parcel(s) in the Main Project
•	Dakota Square - Parcel(s) in the Main Project
•	Dakota Square – Mgmt GL Parcels
•	East Towne Mall – Outparcel
•	East Towne Mall – Parcel
•	Eastgate Mall – Shops at Eastgate
•	Hamilton Place – Sears
•	Hamilton Place – Sears – Parcel(s) in the Main Project
•	Hanes Mall – Restaurants
•	Jefferson Mall – Self Development
•	Kirkwood Mall – Mgmt GL Parcels
•	Laurel Park Mall – Parcel(s) in the Main Project
•	Layton Hills Mall – Mgmt GL Parcels
•	Layton Hills Mall – Outparcel II
•	Mall del Norte TX Outparcel
•	Mayfaire Town Center – Mgmt GL Parcels
•	Meridian Mall – Parcel(s) in the Main Project (leasehold)
•	Meridian Mall – Parcel(s) in the Main Project (fee)
•	Mid Rivers Mall – Parcel(s) in the Main Project

•	Monroeville Mall - Parcel(s) in the Main Project
•	Northgate Mall – Outparcel
•	Northgate Mall Sears TBA – Outparcels
•	Northpark Mall – Parcel(s) in the Main Project
•	Northpark Mall – Mgmt GL Parcels
•	Parkdale Mall – Corner (Self Dev. Tract 4/Pad B)
•	Parkdale Mall - Macy's
•	Parkdale Mall – Mgmt GL Parcels
•	Pearland Town Center – Mgmt GL Parcels
•	Pearland Town Center – Self Development (Parcel 8)
•	Post Oak Mall – Mgmt GL Parcels
•	South County Center – Parcel(s) in the Main Project
•	South County Center – Mgmt GL Parcels
•	Southaven Towne Center – Parcel(s) in the Main Project
•	Southpark Mall – Dick’s Sporting Goods
•	St. Clair Square – Parcel(s) in the Main Project (pending subdivision)
•	The Landing at Arbor Place – Parcel(s) in the Main Project
•	Valley View Mall – Parcel(s) in the Main Project
•	Volusia Mall – Restaurant Village
•	Volusia – Sears TBA
•	West Towne Crossing – Parcel(s) in the Main Project
•	West Towne Mall – Restaurant District
•	York Galleria – Parcel(s) in the Main Project

4.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs), and (b) if the Company uses the net proceeds of a financing to pay down the New Notes, and (ii) will have a priority guarantee (1) to the extent such property is owned by a joint venture, from an intermediate holding company that directly owns the entity that holds the interest in the joint venture entity that directly or indirectly owns the following properties, or (2) to the extent such property is wholly owned indirectly by CBL Limited Partnership, from an intermediate holding company that directly owns the entity that owns the following properties. To the extent an existing intermediate holding company cannot give a priority guaranty, an intermediate holding company will be inserted as close as possible above the property-owning entity as may be permitted and such entity will give a priority guarantee:

Joint Venture Properties

Malls

•	Coastal Grand Mall and District
•	Coastal Grand Mall – Dick’s Sporting Goods

•	Coastal Grand OP (fee)
•	Coastal Grand OP (leasehold)
•	CoolSprings Galleria
•	CoolSprings Macy’s Outparcel (leasehold)
•	Friendly Shopping Center
•	Friendly Center – Belk Homestore
•	Governor’s Square
•	Kentucky Oaks
•	Northgate Mall – JCP
•	Northgate Mall – Sears
•	Oak Park Mall
•	Outlet Shoppes at Atlanta – Tract 1A
•	Outlet Shoppes at Atlanta – Tract 1A1
•	Outlet Shoppes at Atlanta – Outparcel
•	Outlet Shoppes at Atlanta – Tract 1B and others
•	Outlet Shoppes at El Paso – OP
•	Outlet Shoppes at El Paso – OP II
•	Outlet Shoppes at El Paso – Phase I and Phase II
•	Outlet Shoppes at El Paso – .2763 Acre Tract
•	Outlet Shoppes at Gettysburg – Phase I
•	Outlet Shoppes at Gettysburg – Phase II
•	Outlet Shoppes at Laredo
•	Outlet Shoppes of the Bluegrass
•	Outlet Shoppes of the Bluegrass – Phase II
•	Outlet Shoppes of the Bluegrass – OP Tract 11
•	Outlet Shoppes of the Bluegrass – OP Tract 8
•	Shops at Friendly Center – Phase I and II
•	West County Center

Associated Center

•	Coastal Grand Outparcel – Fee Outparcels
•	Governor’s Square Plaza
•	York Town Center
•	York Town Center – Former Pier 1

Community Centers

•	Ambassador Town Center
•	Fremaux Town Center Phase I and II
•	Hammock Landing – Phase I
•	Hammock Landing – Phase II
•	Pavilion at Port Orange – Phase I
•	Promenade at D’Iberville
•	Shoppes at Eagle Point

Storage

•	Eastgate Mall – Self Storage
•	Hamilton Place – Self Storage
•	Mid Rivers – Self Storage
•	Parkdale Mall – Self Storage

Other

•	Statesboro – Land
•	Pavilion at Port Orange West JV – Apts

Other Encumbered Properties

Malls

•	Alamance Crossing – East
•	Arbor Place Main Mall (Arbor Place II, LLC)
•	Brookfield Square – Sears and Street Shops
•	Cross Creek Mall
•	Fayette Mall
•	Hamilton Crossing and Expansion
•	Jefferson Mall
•	Northwoods Mall
•	Parkdale Mall
•	Parkdale Crossing (including Lifeway Christian Redevelopment)
•	Southpark Mall
•	Volusia Mall
•	Westgate Mall

5.

The New Notes will be secured by (i) a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices (unless otherwise consented to by the Required Consenting Noteholders in their reasonable discretion, in which case the New Notes will include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership), provided, however, the first priority lien on the following properties  (or the restriction on mortgaging as the case may be) shall be released in connection with new financing provided the Company uses the net proceeds of such financing to pay down the New Notes, and (ii) a pledge of the equity of the entity that owns the following properties, provided that the following properties will be released at the request of the New Board, subject to certain customary conditions (and there shall not be any release prices).

Malls

•	Cross Creek Mall – Sears
•	EastGate Mall – Sears
•	Eastland Mall – Macy’s
•	Fayette Mall – Sears Renovation
•	Jefferson Mall – Macy's / Round 1

•	Jefferson Mall - Sears

6.

The New Notes will be secured by (i) a first priority lien on the following properties, which shall be evidenced by mortgages recorded in the applicable recording offices, provided, however, the first priority lien on the following properties shall be released in connection with new financing provided the Company uses the net proceeds of such financing, less any required distributions to the Company’s joint venture partners, to pay down the New Notes, and (ii) a pledge of the equity of the entity that owns the following properties:

•	Coolsprings Crossing
•	Courtyard at Hickory Hollow
•	Frontier Square
•	Gunbarrel Point
•	Harford Mall – Annex
•	Shoppes @ St. Clair
•	Sunrise Commons
•	The Landing at Arbor Place
•	The Plaza at Fayette (including Parcel(s) in Main Project and Johnny Carino's Redevelopment)
•	West Towne Crossing
•	WestGate Crossing

7.

The New Notes will (i) include a restriction on mortgaging the following properties to the extent such property is wholly owned directly or indirectly by CBL Limited Partnership, except (a) in connection with new financing or in connection with a refinancing of an existing mortgage loan currently encumbering an applicable property as of the date hereof in an amount no greater than the loan being refinanced (plus customary interest and refinancing costs), and (b) if the Company uses the net proceeds (less any distributions required to be made to the joint venture partners under the joint venture agreements) of a financing to pay down the New Notes, and (ii) have a priority guaranty from the CBL member in the joint venture that owns the following properties. To the extent CBL Limited Partnership is a direct member of the joint venture, the Company will use reasonable efforts to seek consent to place an intermediate holding company as the new CBL member in the joint venture, which will give a priority guaranty.

•	Hamilton Corner
•	Hamilton Place – Regal Cinema
•	The Shoppes at Hamilton Place
•	The Terrace

8.

The New Notes will be secured by a pledge of the equity of the entity that owns the following properties, provided that the following properties will be released at the request of the New Board, subject to certain customary conditions (and there shall not be any release prices). Each piece of property in this Section 8 is a release parcel.

•	Alamance Crossing, LLC
•	Alamance Crossing - OP
•	Arbor Place - APWM, LLC
•	Arbor Place - OP
•	CBL/Cherryvale I, LLC - vacant property
•	Cross Creek – Sears - Parcel(s) in the Main Project (vacant lot 2)
•	Dakota Square OP
•	Eastgate Mall – Self-Development
•	Hanes Mall – Lot 2A
•	Gulf Coast Galleria (D'Iberville CBL Land, LLC)
•	Gulf Coast Town Center - Peripheral IV - Land
•	Gulf Coast Town Center - Phase III - Land
•	Hickory Point Mall - OP
•	Imperial Valley Commons - Kohl's and Land
•	Imperial Valley Mall - OP
•	Jacksonville Regal Cinema Mgmt
•	Meridian Mall - Land E. Lansing (leasehold interest)
•	Meridian Mall - Township Property (leasehold interest)
•	Meridian Mall – Management Fee Parcel
•	Mid Rivers Land LLC (vacant parcels)
•	Northpark Mall/Joplin, LLC Hollywood Parcels
•	Pavilion at Port Orange – Phase II
•	Pearland Town Center – Outparcel TX Land LLC
•	Southaven Towne Center vacant parcels
•	The Landing at Arbor Place - OP

Exhibit D

New Convertible Notes Term Sheet

Terms of New Convertible Notes

Set forth below is a summary of certain key terms for the New Convertible Notes (as defined below) to be issued by the Issuer (as defined below) pursuant to a proposed chapter 11 plan of reorganization (the “Plan”). This summary of proposed terms and conditions does not purport to summarize all the terms, conditions, representations and other provisions with respect to the transactions referred to herein, which will be set forth in the indenture in respect of the New Convertible Notes. Capitalized terms used but not otherwise defined in this summary of certain key terms for the New Convertible Notes shall have the meanings given to such terms in the Restructuring Support Agreement or the Plan, as applicable.

Issuer:	The New Notes Issuer.
Guarantors:	Full guarantees by (i) the LP on an unsecured basis and (ii) all the New Notes Issuer Subsidiaries.
REIT Bad-Act Guaranty:

CBL & Associates Properties, Inc. will provide an unsecured Guaranty (the “REIT Guaranty”), which shall cover losses solely with respect to those suffered by reason of fraud of or willful misrepresentation by (i) the Exit Credit Facility Borrower, (ii) the New Notes Issuer, or (iii) the LP.

Amount:	Up to $150 million, $50 million of which is new money.
Strike:	$350 million.
Interest Rate:	7.0% per annum payable in cash.
Maturity Date:	Seven (7) years from the Plan Effective Date.
Security:	Same collateral and priority as the New Senior Secured Notes.
Conversion Terms:

Optional conversion by holders into common shares of CBL & Associates Properties, Inc. at any time prior to maturity.

No holder drag-along rights.

Optional conversion by New Notes Issuer if VWAP for 20 of 30 consecutive days above 160% of strike.

Upon optional conversion by New Notes Issuer prior to maturity; conversion price includes make-whole at T+50, capped at 36 months of interest payments, payable in equity at strike or in cash at New Notes Issuer’s option.

Standard anti-dilution provisions for convertible debt, including adjustment for regular dividends in excess of $15 million per year and any special dividends.

Call Protection:	None.
Make-Whole:	Bankruptcy make-whole at T+50.
Other:	No limitations on distributions to equity. Other terms (including covenants) to be agreed between the Required Consenting Noteholders and the Company.

Exhibit E

List of Property-Level Borrowers

1.	Alamance Crossing CMBS, LLC (DE)
2.	Ambassador Infrastructure, L.L.C. (LA)*
3.	Ambassador Town Center JV, L.L.C. (LA)*
4.	Arbor Place II, LLC (DE)
5.	Asheville Mall CMBS, LLC (DE)
6.	Atlanta Outlet Shoppes II, LLC (DE)*
7.	Atlanta Outlet Shoppes, LLC (DE)*
8.	Bluegrass Outlet Shoppes CMBS, LLC (DE)*
9.	Bluegrass Outlet Shoppes II, LLC (KY)*
10.	Brookfield Square Anchor S, LLC (WI)
11.	Burnsville Center SPE, LLC (DE)
12.	CBL-Friendly Center CMBS, LLC (DE)*
13.	CBL-Shops at Friendly II, LLC (NC)*
14.	CBL-Shops at Friendly, LLC (NC)*
15.	Coastal Grand CMBS, LLC (DE)*
16.	Coastal Grand Outparcel CMBS, LLC (DE)*
17.	Coastal Grand-DSG, LLC (SC)*
18.	Continental 425 Fund LLC (WI)*
19.	CoolSprings Mall, LLC (DE)*
20.	Cross Creek Mall SPE, L.P. (NC)
21.	EastGate Mall CMBS, LLC (DE)
22.	EastGate Storage, LLC (OH)*
23.	El Paso Outlet Center CMBS, LLC (DE)*
24.	Fayette Mall SPE, LLC (DE)
25.	Fremaux Town Center SPE, LLC (DE)*
26.	Gettysburg Outlet Center CMBS, LLC (DE)*
27.	Greenbrier Mall II, LLC (DE)
28.	Hamilton Crossing CMBS, LLC (DE)*

29.	Hamilton Place CMBS, LLC (DE)*
30.	Hamilton Place Self Storage, LLC (TN)*
31.	Hickory Point, LLC (DE)
32.	Jarnigan Road II, LLC (DE)*
33.	Jefferson Mall CMBS, LLC (DE)
34.	Laredo Outlet Shoppes, LLC (DE)*
35.	Louisville Outlet Shoppes, LLC (DE)*
36.	Northwoods Mall CMBS, LLC (DE)
37.	Oak Park Mall, LLC (DE)*
38.	Park Plaza Mall CMBS, LLC (DE)
39.	Parkdale Crossing CMBS, LLC (DE)
40.	Parkdale Crossing CMBS, LLC (DE)
41.	Parkdale Mall CMBS, LLC (DE)
42.	Parkdale Self Storage, LLC (TX)*
43.	Port Orange Town Center LLC (DE)*
44.	Self Storage at Mid Rivers, LLC (MO)*
45.	Shoppes at Eagle Point, LLC (TN)*
46.	SouthPark Mall CMBS, LLC (DE)
47.	Vision-CBL Hamilton Place, LLC (TN)*
48.	Volusia Mall, LLC (FL)
49.	West County Mall CMBS, LLC (DE)*
50.	West Melbourne Holdings II, LLC (FL)*
51.	West Melbourne Town Center LLC (DE)*
52.	WestGate Mall CMBS, LLC (DE)
53.	York Town Center Holding, LP (PA)*
54.	York Town Center Holding, LP (PA)*